                                 SCHEDULE 14A
                                (Rule 14a-101)

                            SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[ ]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12

                               ALPHA MICROSYSTEMS
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                PRELIMINARY COPY

                               ALPHA MICROSYSTEMS
                           2722 SOUTH FAIRVIEW STREET
                           SANTA ANA, CALIFORNIA 92704

------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
------------------------------------------------------------------------------



Dear Fellow Shareholder:

        The annual meeting of shareholders (the "Annual Meeting") of Alpha Microsystems (the "Company") will be held at 2722 South Fairview Street, Santa Ana, California 92704 on Thursday, October 15, 1998, at 9:00 a.m., local time, for the following purposes:

        1. To elect directors of the Company;

        2. To approve the issuance of certain warrants to purchase Common Stock which, upon exercise thereof, would represent twenty percent (20%) or more of the outstanding shares of Common Stock, together with the issuance of certain voting preferred stock granting the holder thereof voting rights equivalent to the voting rights of the shares issuable upon exercise of the warrants, which approval is necessary in order to meet the continued listing requirements for the Common Stock on Nasdaq;

        3. To approve an amendment of the Articles of Incorporation to increase the authorized number of shares of Common Stock;

        4. To approve the 1998 Stock Option and Award Plan;

        5. To ratify the appointment of Ernst & Young as independent auditors of the Company and its subsidiaries for the year ending February 28, 1999; and

        6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

        The Board of Directors has fixed the close of business on September 4, 1998, as the Record Date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting.

        YOU ARE CORDIALLY INVITED TO ATTEND AND TO VOTE AT THIS MEETING IN PERSON. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE, WHETHER OR NOT YOU EXPECT TO ATTEND. IN THE EVENT A SHAREHOLDER WHO HAS RETURNED A SIGNED PROXY CARD ELECTS TO ATTEND THE MEETING AND VOTE IN PERSON, THE SHAREHOLDER WILL BE ENTITLED TO VOTE.

                                    By Order of the Board of Directors,


                                    John F. Glade, Secretary

Santa Ana, California
September 11, 1998

                                                                PRELIMINARY COPY


                               ALPHA MICROSYSTEMS
                           2722 SOUTH FAIRVIEW STREET
                           SANTA ANA, CALIFORNIA 92704

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
--------------------------------------------------------------------------------

        This proxy statement and the enclosed proxy card are being mailed on or about September 11, 1998, to shareholders of record on September 4, 1998, of Alpha Microsystems (the "Company") in connection with the solicitation by its Board of Directors of proxies for use at the 1998 Annual Meeting of Shareholders, and at any and all adjournments or postponements thereof (the "Annual Meeting"), notice of which appears on the preceding page.

        If a proxy card in the accompanying form is duly executed and returned, the shares represented thereby will be voted in accordance with the instructions contained on it. If no contrary instructions are given, the shares represented by the proxy card will be voted FOR the Board's nominees for directors and FOR the other proposals described herein. A shareholder giving a proxy has the power to revoke it at any time before it is exercised. A proxy may be revoked (i) by delivering to the Company an instrument revoking the proxy; (ii) by delivering to the Company a duly executed proxy bearing a later date; or (iii) if the shareholder executing the proxy is present at the Annual Meeting and votes in person. If the proxy is not revoked, it will be voted by one or more of those persons named thereon.

                      OUTSTANDING SHARES AND VOTING RIGHTS

        The Board has fixed the close of business on September 4, 1998, as the record date (the "Record Date ") for the determination of the holders of common stock (the "Common Stock") and voting preferred stock (the "Voting Preferred Stock") entitled to notice of and to vote at the Meeting, and at any adjournment or postponement of such Meeting. As of the Record Date, assuming the Initial Closing (as defined below) is consummated, there will be outstanding [10,940,071] shares of Common Stock and [1] share of Voting Preferred Stock. Each share of Common Stock is entitled to one vote. Each share of Voting Preferred Stock is entitled to cast an aggregate number of votes equal to the number of votes that a holder of the shares of Common Stock issuable upon exercise of the then unexercised portion of associated Warrants held by such holder would be entitled to vote. As of the Record Date, the outstanding shares of Voting Preferred Stock will be entitled to [2,181,448] votes if the Initial Closing had been consummated. The holder of the Voting Preferred Stock has agreed that it will abstain from voting on Proposal 2.

        The holders of record of a majority of the votes entitled to be cast is necessary to provide a quorum for the meeting. Abstentions and "broker non-votes" are counted for purposes of determining whether the quorum requirement is satisfied.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

        The directors of the Company are elected annually and serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified. The Bylaws of the Company provide that the authorized number of directors of the Company shall be not less than five nor more than nine, with the exact number as determined by resolution of the Board of Directors. The Board of Directors has established the number of directors as five, to increase to six as of the date 8,000 shares of Class A Preferred Stock and one share of Voting Preferred Stock are issued to ING Equity Partners II, L.P. ("ING") (the "Initial Closing" and as further described in Proposal 2) and to increase to seven as of the date 7,000 shares of Class B Preferred Stock is issued to ING (the "Second Closing" and as further described in Proposal 2).

        On August 7, 1998, the Company entered into a Securities Purchase Agreement (the "Purchase Agreement") with ING . (See Proposal 2 for a description of the transactions contemplated by the Purchase Agreement.) As part of the transaction, the Company agreed to nominate for election to the Board of Directors two individuals designated by ING, and after the Second Closing, to nominate for election a total of three individuals designated by ING. Benjamin
P. Giess and Carlos D. De Mattos have been designated by ING for nomination to the Board after the Initial Closing, and Mr. Glade has submitted his resignation as a director to be effective as of the Initial Closing. Mr. Sam Yau has been designated by ING for nomination to the Board after the Second Closing. Mr. Yau was formerly the President, Chief Executive Officer and a director of National Education Corporation. There are no other arrangements or understandings between any director, director nominee or executive officer and any other person pursuant to which he has been or will be selected as a director and/or executive officer of the Company. There are no family relationships between any director, director nominee or executive officer and any other director, director nominee or executive officer of the Company.

        The Board of Directors has nominated the individuals named in the table below to serve as members of the Board of Directors of the Company, and, if the enclosed proxy card is duly executed and returned, it will be voted in favor of those individuals, unless otherwise specified. Management has been informed that all nominees are willing to serve as directors, but if any of them should be unable to serve, or will not serve, as a director, the proxy holders will vote for the election of such other person or persons as they, in the exercise of their discretionary authority, may choose. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve (subject to the agreement of Mr. Glade to resign effective as of the Initial Closing to permit ING to nominate two (2) directors).

                  INFORMATION CONCERNING NOMINEES FOR DIRECTOR

                                                                                     Director
                                                                                      Since
                                                                                     --------
John    F. Glade, 55, has served as Secretary of the Company since January 1987        1996
        and Vice President, Engineering and Manufacturing since May 1988. Mr.
        Glade joined the Company as Director of Engineering in September 1978,
        served as Vice President, Engineering from February 1979 until June 1985 and served as Vice President, Advanced Products Development from June
        1985 until May 1988. He also served as Secretary of the Company from
        February 1983 to August 1985 and a Director of the Company from 1979 through 1994.

Rockell N. Hankin, 51, is chief executive of Hankin & Co. (founded June 1986)          1987
        and its affiliate Hankin Investment Banking. The firms provide management consulting and investment banking services. Mr. Hankin also serves as vice-chairman of the board of Semtech Corporation (NMS), a manufacturer of electronic components, and a member of the boards of
        Techniclone Corporation (NMS), a development stage pharmaceutical company, and Sparta, Inc., a systems analysis and engineering company serving primarily the military services and the department of defense.
        In the past year, he was Chairman of the Board of House of Fabrics
        (NMS), a national retail chain, which was merged and a member of the board of Quidel (NMS).

Richard E. Mahmarian, 61, is currently President of REM Associates, a private          1995
        investment and consulting service company. He was Chairman of the Board,
        President, and Chief Executive Officer of Verification Systems
        International, Incorporated, which designs, engineers and manufactures bar code and two-dimensional symbology quality assurance instruments from 1997-1998. Prior to its sale in 1996, Mr. Mahmarian was Vice
        Chairman of the Board and Executive Vice President of RJS, Inc., a
        manufacturer of bar code printers, verification scanners, software, and consumable products. Mr. Mahmarian had been a principal of RJS, Inc.
        since 1987, when it was purchased in a leveraged buyout. Prior to joining RJS, Inc., he held various management positions for Bell &
        Howell Company, Northrop Corporation and NCR Corporation.

                                                                                     Director
                                                                                      Since
                                                                                     --------

Clarke  E. Reynolds, 77, and served as Chairman of the Board of Directors from         1989
        1991-1998 Mr. Reynolds served as Chief Executive Officer of the Company from January 1991 to August 1991, as President from November 1990 to May
        1991, as Vice Chairman of the Board from October 1990 to May 1991, and as Chief Operating Officer of the Company from November 1990 to May
        1991. Mr. Reynolds provided independent consulting services to the
        Company from 1984 through 1990, was an employee of the Company from
        November 1990 through May 1993, and presently provides independent consulting services to the Company. Mr. Reynolds was previously employed by NCR Corporation for over 47 years, during which time Mr. Reynolds held a variety of sales and marketing and general management positions including Vice President Pacific Region, Managing Director and Chairman
        of the Board NCR United Kingdom, Vice President NCR Europe and Vice
        President Executive Office. Mr. Reynolds serves as a Director of Sparta,
        Inc., which provides a wide range of scientific, engineering and technical assistance services, primarily for the U.S. military services and the Department of Defense.

Douglas J. Tullio, 55, appointed Chairman of the Board of Directors in July,           1991
        1998, has served as President and Chief Executive Officer since May
        1991. Mr. Tullio also served as Chief Operating Officer from May 1991 to
        March 1994. Mr. Tullio joined the Company in January 1990 and served as
        Executive Vice President of the Company and President of the Company's
        subsidiaries, Rexon Business Machines and AMS Computers. (In April 1990,
        these subsidiaries were merged into the Company.) From 1984 to 1989, he worked for General Automation, Inc., in the positions of President and member of the Board of Directors, Executive Vice President, Vice
        President, General Manager and Vice President of Sales and Marketing.

        With respect to Proposal 1, directors are elected by a plurality of the affirmative votes cast. Thus abstentions and "broker non-votes" have no effect on the election of directors. If one or more shareholders gives notice at the Annual Meeting prior to the voting of their intention to cumulate their votes in the election of directors, all shareholders entitled to vote shall have the right to so cumulate their votes and to give one candidate, who has been nominated prior to voting, a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his or her shares are entitled, or to distribute such votes among two or more such candidates on the same principle in such proportions as each shareholder may determine. The enclosed form of proxy includes authority to cumulate votes, in the discretion of the proxies named thereon, and each of them, for the election of directors and thereby to distribute, in such proportion as the proxies see fit, the votes represented by the proxy card among the nominees named herein or any substitute person or persons nominated by the Board of Directors for election to the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS TO THE BOARD.

        Provided that the Initial Closing as described above has occurred prior to the Record Date, the following individuals will be additional nominees for director:

Benjamin P. Giess, 35, has been employed by ING Equity Partners and its predecessors and affiliates since 1992 and currently serves as a Partner responsible for originating, structuring and managing equity and debt investments. From 1991 to 1992, Mr. Giess worked in the Corporate Finance Group of ING Capital. From 1990 to 1991, Mr. Giess was employed by the Corporate Finance Group of General Electric Capital Corporation. Mr. Giess serves as a director of e.spire Communications, Inc. a Nasdaq company, which is a competitive local access telecommunications provider, as well as Matthews Studio Equipment Group, a single source provider of production equipment to the entertainment industry. In addition, Mr. Giess serves on the board of several privately held companies.

Carlos D. De Mattos, 46, has served as a director and the chairman and chief executive officer of Matthews Studio Equipment Group since January 1995, and prior thereto as the co-chairman and chief executive officer from February 1989 to January 1995. Mr. De Mattos became chief financial officer of Matthews Studio Equipment Group in April, 1996. Mr. De Mattos has also been co-chairman of the board and chief financial officer of Matthews Studio Equipment, Inc. since 1976.

BOARD COMMITTEES

        The Company has Audit, Compensation and Stock Option Committees, as well as a Nominating Committee. The Audit Committee is currently composed of Messrs. Rockell N. Hankin, Richard E. Mahmarian and Clarke E. Reynolds, and its functions include recommending to the Board of Directors the engagement and discharge of the independent auditors, reviewing the performance of the independent auditors, reviewing the independent auditors' fees and reviewing the adequacy of the Company's system of internal accounting controls. The Compensation Committee is currently composed of Messrs. Rockell N. Hankin, Richard E. Mahmarian and Clarke E. Reynolds, and its functions include making recommendations with respect to compensation of officers and employees of the Company and reviewing annually the compensation structure of the Company. The Stock Option Committee is currently composed of Messrs. Rockell N. Hankin and Richard E. Mahmarian, and administers the Company's stock incentive award plan and the Company's incentive and non-qualified stock option plans. Subsequent to the Initial Closing, at least two of the Directors designated by ING will be entitled to serve on each Board Committee. The Nominating Committee is currently composed of Messrs. Rockell N. Hankin, Richard E. Mahmarian, Douglas J. Tullio and Clarke E. Reynolds, and considers nominees for Director recommended by the shareholders. As long as there is a Significant Holder, at least two of the Preferred Directors (as defined in Proposal 2) must serve on any committee or subcommittee of the Board and Preferred Directors (as defined in Proposal 2) then in office must consent to any changes in the number of members of any such committee or subcommittee. In addition, the Company and ING must mutually agree upon the number of members and composition of all committees and subcommittees of the Board prior to the Initial Closing.

MEETINGS OF BOARD

        During the fiscal year ended February 22, 1998, there were ten meetings of the Board of Directors of the Company, and the Board acted twice by unanimous written consent. The Audit Committee met once, the Compensation Committee met once, the Nominating Committee met once, and the Stock Option Committee met twice and acted once by unanimous written consent.

        During the fiscal year ended February 22, 1998, each Board member attended 100% of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

                                   PROPOSAL 2

        APPROVAL OF THE ISSUANCE OF CERTAIN WARRANTS TO PURCHASE COMMON STOCK WHICH, UPON EXERCISE THEREOF, WOULD REPRESENT TWENTY PERCENT (20%) OR MORE OF THE OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY, TOGETHER WITH THE ISSUANCE OF CERTAIN VOTING PREFERRED STOCK GRANTING THE HOLDER THEREOF VOTING RIGHTS EQUIVALENT TO THE VOTING RIGHTS OF THE SHARES ISSUABLE UPON EXERCISE OF THE WARRANTS, WHICH APPROVAL IS NECESSARY IN ORDER TO MEET THE CONTINUED LISTING REQUIREMENTS FOR THE COMMON STOCK ON NASDAQ

GENERAL

        On August 7, 1998, the Company and ING Equity Partners II, L.P. ("ING") entered into a Securities Purchase Agreement (the "Purchase Agreement") whereby ING agreed, subject to the terms and conditions of the Purchase Agreement, to purchase up to $20 million of the Company's redeemable, exchangeable preferred stock (the "Redeemable Preferred Stock"), voting preferred stock (the "Voting Preferred Stock") and warrants (the "ING Warrants" and together with the Redeemable Preferred Stock and the Voting Preferred Stock, the "Purchasable Securities"). The Purchase Agreement provides for the purchase of the Purchasable Securities by ING in three separate tranches of $8 million, $7 million and up to $5 million. It is anticipated that the first tranche of $8 million will be completed at a closing (the "Initial Closing") to be consummated prior to the mailing of this proxy statement. The second and third tranches of $7 million and up to $5 million, respectively, are subject to, among other things, shareholder approval ("Shareholder Approval") of Proposal 2. References to the "ING Investment" made throughout this proxy statement refer to the investments that ING will make in connection with the Initial Closing, the Second Closing (as defined below) and/or the Third Closing (as defined below) and the various provisions of the Purchase Agreement and related agreements and documents.

        In connection with ING's initial $8 million investment, ING will be granted warrants (the "Initial Warrants") to purchase a total of 2,181,448 shares of Common Stock, approximately 19.9% of the currently outstanding shares of Common Stock, for an initial exercise price of $1.50 per share. In the event of consummation of the sale of the second tranche of $7 million at the Second Closing the exercise price of the Initial Warrants will be increased to $2.50 per share and ING will be granted additional warrants (the "Second Closing Warrants") to purchase additional shares of Common Stock at an exercise price of $2.50 per share which, together with the shares purchasable under the Initial Warrants, as adjusted in the event of the Second Closing, will total 5,833,188 shares of Common Stock (assuming no anti-dilution adjustments are required), or approximately 33% of the outstanding shares of the Common Stock on a fully diluted, post-issuance basis. Subject to certain conditions, at the option of the Company, ING will purchase at a third closing (the "Third Closing") up to an additional $5 million of Purchasable Securities and ING will be granted additional warrants ( the "Third Closing Warrants") to purchase, for an exercise price of $2.50 per share, additional shares of Common Stock, which together with the shares purchasable pursuant to the Initial Warrants and the Second Closing Warrants, as adjusted in the event of the Third Closing, will total up to 8,753,626 shares of Common Stock (assuming no anti-dilution adjustments are required), or approximately 42% of the outstanding shares of the Common Stock on a fully diluted, post-issuance basis.

NASDAQ VOTING REQUIREMENTS

        The Company's Common Stock is listed on the Nasdaq Stock Market's National Market System, the market rules of which (the "Nasdaq Rules") require Shareholder Approval if the Company issues common stock or securities exercisable for 20% or more of the Company's outstanding shares of Common Stock or voting power. At the Initial Closing, the Company did not issue securities exercisable for 20% or more of the Common Stock. However, because the Second Closing and the Third Closing involve the issuance of additional ING Warrants and Voting Preferred Stock entitling ING to hold in the aggregate more than 20% of the Common Stock and/or voting power of the Company, the shareholders must vote in favor of Proposal 2 in order for the Second Closing and Third Closing to be consummated. The Nasdaq Rules also require Shareholder Approval when an issuance of the securities of a company will result in a change in control of the Company. While the Company does not believe that the consummation of the ING Investment will result in a change of control, the issuance of all of the Purchasable Securities and the ING Investment could result in ING beneficially holding approximately 42% of the voting power of the Company which, when combined with other rights granted to the holder of the Purchasable Securities, could cause ING to be deemed to have control of the Company. Accordingly, a vote in favor of Proposal 2 will allow the Company to consummate the Second Closing and Third Closing, which would result in ING owning up to 42% of the voting power of the Company and could result in ING having substantial influence over the management and policies of the Company.

        The laws of the State of California do not require Shareholder Approval of the ING Investment, the issuance of the Purchasable Securities contemplated thereby, or the securities issued upon consummation of the Initial Closing, Second Closing, or Third Closing.

ING INVESTMENT

        THE FOLLOWING IS A SUMMARY OF SELECTED INFORMATION RELATING TO THE ING INVESTMENT. CONFORMED COPIES OF THE PURCHASE AGREEMENT, CERTIFICATE OF DETERMINATION OF RIGHTS AND PREFERENCES OF THE REDEEMABLE PREFERRED STOCK AND VOTING PREFERRED STOCK, AND THE FORM OF WARRANT (COLLECTIVELY, THE "TRANSACTION DOCUMENTS") WHICH RELATE TO THE ING INVESTMENT HAVE BEEN ATTACHED AS EXHIBITS A, B, AND C, RESPECTIVELY, TO THIS PROXY STATEMENT. THE DESCRIPTION OF THE ING INVESTMENT IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TRANSACTION DOCUMENTS, ALL OF THE TERMS AND PROVISIONS OF WHICH ARE HEREBY INCORPORATED HEREIN IN FULL BY THIS REFERENCE. ALL SHAREHOLDERS ARE URGED TO REVIEW THE TRANSACTION DOCUMENTS CAREFULLY AND IN THEIR ENTIRETY.

        Closings. At the Initial Closing, ING will purchase for an aggregate purchase price of $8,000,000: (i) 8,000 shares of Class A Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class A Preferred Stock"), (ii) one share of Voting Preferred Stock, and (iii) the Initial Warrants. The Initial Closing must occur on or before September 4, 1998 unless extended by the Company and ING. Shareholder Approval is not required to consummate the Initial Closing. The Initial Warrants will consist of Common Stock Warrants to purchase a total of 2,181,448 shares of Common Stock, at an initial exercise price of $1.50 per share, subject to adjustment.

        Subject to the Shareholder Approval of Proposal 2 and the terms and conditions of the Purchase Agreement, at the Second Closing, ING will purchase for an aggregate purchase price of $7,000,000: (i) 7,000 shares of Class B Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class B Preferred Stock"), and (ii) one share of Voting Preferred Stock, and (iii) the Second Closing Warrants. The Second Closing is anticipated to occur within five days after all conditions to the Second Closing have been met, including Shareholder Approval, but in any event on or before October 30, 1998. The Second Closing Warrants will consist of warrants to purchase a total of 2,563,067 shares (assuming no anti-dilution adjustments) of Common Stock at an initial exercise price of $2.50 per share. In the event that the Second Closing occurs, the aggregate number of shares of Common Stock purchasable pursuant to the Initial Warrants will increase from 2,181,448 to 3,270,121 (assuming no anti-dilution adjustments) and the aggregate number of shares purchasable pursuant to the ING Warrants will be 5,833,188 (assuming no anti-dilution adjustments).

        In the event the Board of Directors believes it is in the best interests of the Company, the Company may elect to consummate the Third Closing, subject to certain terms and conditions. At the Third Closing, which is also subject to the terms and conditions of the Purchase Agreement and the Shareholder Approval of Proposal 2, ING will purchase for an aggregate purchase price of up to $5,000,000: (i) up to 5,000 shares of Class C Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class C Preferred Stock"), (ii) one share of

Voting Preferred Stock, and (iii) the Third Closing Warrants. The Third Closing must occur, if at all, on or before June 30, 1999. The Third Closing Warrants will consist of warrants to purchase a total of 1,956,693 shares of Common Stock at an initial exercise price of $2.50 per share. In the event that the Company elects to reduce the ING Investment at the Third Closing below $5,000,000, the number of shares of Common Stock purchasable pursuant to the Third Closing Warrants will be proportionately reduced. In addition, in the event that the Third Closing occurs and ING purchases the maximum $5,000,000 in Purchasable Securities, assuming no anti-dilution adjustments, the number of shares of Common Stock purchasable pursuant to the Initial Warrants will increase from 3,270,121 to 3,810,402, the number of shares of Common Stock purchasable pursuant to the Second Closing Warrants will increase from 2,563,067 to 2,986,531, and the aggregate number of shares of Common Stock purchasable pursuant to all of the ING Warrants will increase from 5,833,188 to 8,753,626.

        Use of Proceeds. All of the net proceeds from the Initial Closing will be used for the acquisition of Delta CompuTec, Inc. ("DCI"), which will become a wholly-owned subsidiary of the Company. DCI provides management and consulting services, as well as services that include network design, installation and maintenance. No shareholder approval is required in order to consummate the DCI acquisition. The net proceeds from the Second Closing will be used for general corporate matters, including the Company's internet related business. Until utilized, net proceeds will be invested in income-producing securities. In the event that the Third Closing is consummated, any and all of the net proceeds received in connection with such Third Closing must be used by the Company to acquire information technology service companies on terms and conditions acceptable to ING.

        Redeemable Preferred Stock. The Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock (collectively, the "Redeemable Preferred Stock") contain similar rights and preferences which are set forth in the Certificate of Determination of Rights and Preferences of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Voting Preferred Stock attached as Exhibit B to this Proxy Statement (the "Certificate of Determination"). Certain terms of the Certificate of Determination, which has been filed with the Secretary of State of the State of California, are summarized below. The following summary of rights, preferences, privileges and restrictions of the Redeemable Preferred Stock is qualified in its entirety by reference to the Certificate of Determination:

                Dividends. Holders of the Redeemable Preferred Stock will be entitled to receive, out of funds legally available therefor, cumulative cash dividends on the initial liquidation value of Redeemable Preferred Stock of $1,000 per share plus any accrued and unpaid dividends (the "Liquidation Value") at an initial dividend rate of 9% per annum (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares). The dividend rate increases to 11% on July 1, 2000, 12% on July 1, 2001, 13% on July 1, 2002, 14% on July 1, 2003, and 15% on July
        1, 2004. Such cumulative dividends are payable before any cash dividends are paid to holders of Common Stock or any other capital stock of the Company ranking junior to the Redeemable Preferred Stock (collectively with the Common Stock, the "Junior Stock") and/or before any purchase or acquisition of any Junior Stock is made by the Company, except the repurchase of Junior Stock from employees of the Company upon termination of employment. Dividends on the Redeemable Preferred Stock accrue on the Liquidation Value of such shares from and after the date such shares are issued, are cumulative, and are payable quarterly in arrears on each March 31, June 30, September 30 and December 31. If the Company fails to pay such dividends, the dividend rate will be increased by five (5) percentage points until such dividends are paid in full.

                Liquidation. In the event of any liquidation, dissolution or winding up of the affairs of the Company, holders of Redeemable Preferred Stock will be entitled to be paid out of the assets of the Company legally available for distribution to its shareholders, an amount equal to the Liquidation Value per share of Redeemable Preferred Stock, but only after and subject to the payment in full of all amounts required to be distributed to the holders of any other capital stock of the Company ranking on liquidation senior to such Redeemable Preferred Stock, but before any payment shall be made to the holders of Junior Stock. Certain mergers or consolidations of the Company into or with another corporation or the sale of all or substantially all of the assets of the Company will be deemed to be a liquidation of the Company triggering the rights of the holders of Redeemable Preferred Stock to receive an amount equal to the Liquidation Value per share of Redeemable Preferred Stock set forth above.

                Voting Rights. In general, except as required by law or the approval of certain transactions as described below, holders of Redeemable Preferred Stock will not be entitled to vote. Without the affirmative consent or approval of the holders of a majority of all of the then outstanding shares of Redeemable Preferred Stock, voting together as a group, the Company may not (i) enter into any material agreement or material transaction except in the ordinary course of business and consistent with past practices of the Company, (ii) agree to acquire the stock or assets of, or agree to any joint venture or licensing arrangement with any other person, (iii) enter into any arrangement resulting in change in control of the Company, (iv) sell, transfer, spinoff or splitoff any of the Company's material assets, including any sale or license of any significant portion of its intellectual property, except for sales of inventory and obsolete equipment and fixtures in the ordinary course of business and consistent with past practice, (v) waive, release or cancel any material claims against third parties or material debts owing to the Company or any other material rights which have any material value, except in the ordinary course of business and consistent with past practices of the Company, (vi) make any material changes in the Company's accounting systems or policies, except in the ordinary course of business and consistent with past practices of the Company, (vii) enter into, authorize, or permit any transaction with affiliates, or modify in any material respect the employment, compensation or other arrangements with the executive officers of the Company or any subsidiary of the Company,
        (viii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any shares of capital stock or any other securities of the Company or any subsidiary of the Company, or amend any of the terms of any such capital stock or other securities, (ix) split, combine or reclassify any shares of the Company's capital stock, declare, set aside or pay any dividend (other than dividends on the Redeemable Preferred Stock) or other distribution in respect of the Company's capital stock, or redeem or otherwise acquire any capital stock or other securities of the

        Company or any subsidiary of the Company, (x) make any borrowings, incur any indebtedness or assume, guarantee, endorse or otherwise become liable for the obligations of any other person or entity, except in the ordinary course of business and consistent with past practices of the Company, (xi) make any loans, advances or capital contributions to, or investments in, any other person or entity except in the ordinary course of business and consistent with past practices of the Company, or (xii) exercise the Company's option to issue the Notes (as defined below) in exchange for the Redeemable Preferred Stock.

                Without the affirmative consent or approval of the majority of each class of Redeemable Preferred Stock, the Company may not, with respect to such class of Redeemable Preferred Stock, (i) issue or sell any shares of such class of Redeemable Preferred Stock, (ii) reclassify, cancel or in any manner alter or change any designations, preferences, privileges, rights, qualifications, limitations or restrictions of such class of Redeemable Preferred Stock, (iii) amend, repeal or modify any provision of the Certificate of Determination as it may be applicable to such class of Redeemable Preferred Stock or (iv) amend, repeal or modify any provision of the Articles of Incorporation or Bylaws in a manner which adversely affect the preferences, privileges or rights of such class of Redeemable Preferred Stock.

                Redemption. Subject to the Company having legally available funds for such purpose, the Company must redeem all of the shares of Redeemable Preferred Stock then outstanding as of the maturity date (as described below) (the "Maturity Date") at their Liquidation Value. In addition, the Company is also required to apply fifty percent (50%) of the net proceeds of any offering of equity securities for cash toward the redemption of the Redeemable Preferred Stock. The Company is not required to establish any sinking fund for the redemption of the Redeemable Preferred Stock. The Company will have the option at any time to redeem a minimum of $1 million of each class of Redeemable Preferred Stock at the Liquidation Value thereof. Notwithstanding the foregoing, the Company is prohibited from redeeming all of the Redeemable Preferred Stock as long as there is a Significant Holder, as defined in the Purchase Agreement (a "Significant Holder"). ING will be the Significant Holder as long as ING holds or has the right to purchase at least ten percent (10%) of the outstanding Common Stock of the Company on a fully diluted basis. If ING no longer holds such shares or rights, the holder of the Purchasable Securities which holds or has the right to acquire the greatest number of shares of Common Stock in excess of ten percent (10%) of the then outstanding shares of Common Stock of the Company will be the Significant Holder. If there is no Significant Holder, there is no restriction upon the Company's ability to redeem all of the Redeemable Preferred Stock.

                Maturity Date. The Maturity Date of the Redeemable Preferred Stock is June 30, 2005, if the Second Closing is consummated and June 30, 2000 if the Second Closing is not consummated, or earlier in the event of a Maturity Default or a change of control of the Company. A Maturity Default will occur if the Company materially breaches any of the terms of the Transaction Documents or materially breaches the terms of any indebtedness of the Company for borrowed money in excess of $1 million and fails to cure such default within thirty (30) days of the Company obtaining knowledge of such default. A change of control will occur upon the happening of certain events, including a sale of substantially all of the assets of the Company, a merger or consolidation of the Company resulting in the Company's shareholders holding less than a majority of the combined entity or the acquisition by any person of more than forty percent (40%) of the total voting power of the Company, exclusive of any voting power related to the Common Stock issuable upon exercise of the ING Warrants.

                Exchange. At any time after December 31, 1999 (October 30, 1998 if the Second Closing is not consummated), the holders of a majority of any class of Redeemable Preferred Stock and the Company will have the right to exchange all or a portion of the Redeemable Preferred Stock for subordinated debentures (the "Notes"). If issued, the Maturity Date of the Notes will be the same as the Maturity Date of the Redeemable Preferred Stock and will be subject to acceleration upon a Maturity Default in the same manner as the Redeemable Preferred Stock or upon the happening of certain other events, including the commencement of any bankruptcy or similar proceeding and the failure of the Company to meet certain financial covenants, including the failure to maintain certain EBITDA and net debt to equity ratios. The Company is also required to apply fifty percent (50%) of the net proceeds of any offering of equity securities for cash toward the redemption of the Notes, and the Company will have the option at any time to redeem a minimum of $1 million of the principal amount of the Notes. Notwithstanding the foregoing, the Company is prohibited from redeeming all of the Notes as long as there is a Significant Holder.

        ING Warrants and Voting Preferred Stock. The ING Warrants expire ten
(10) years from the date of their respective issuance. In addition, the ING Warrants are subject to certain adjustments, including adjustments for payments of dividends or distributions and adjustments for certain dilutive issuances of Common Stock and convertible securities. The Initial Warrants will be exercisable at an initial price of $1.50 per share, which increases to $2.50 per share, subject to certain adjustments, in the event of the Second Closing. The exercise price of the Second Closing Warrants and the Third Closing Warrants is $2.50 per share, subject to certain adjustments. All of the ING Warrants contain provisions providing for an optional cashless exercise and certain anti-dilution provisions which increase the number of shares of Common Stock purchasable upon exercise of the Warrants in the event of certain future dilutive issuances of Common Stock or convertible securities. Other adjustments are applicable in the event of certain dividends, stock splits, mergers or reclassifications.

        The terms of the Voting Preferred Stock entitle holders of such Voting Preferred Stock to vote together with the holders of the Common Stock on all matters submitted to the shareholders for consideration, and to cast an aggregate number of votes equal to the number of shares of Common Stock issuable upon exercise of the then unexercised portion of the ING Warrants held by such holder of Voting Preferred Stock. The Voting Preferred Stock is not entitled to dividends, and in the event of a liquidation of the Company, is entitled to be paid the original cost of the Voting Preferred Stock ($100) before payment is made upon any shares of any other class of capital stock of the Company other than the Redeemable Preferred Stock.

        The terms of the Purchase Agreement and the ING Warrants provide that the shares purchasable pursuant to the Initial Warrants, Second Closing Warrants, and Third Closing Warrants will be reduced if on or before June 30, 2000 the Company redeems (an "Early Redemption") all of the Redeemable Preferred Stock issued at the Initial Closing, Second Closing, and Third Closing, respectively. If only the Initial Closing is consummated, the shares purchasable upon the exercise of all of the ING Warrants would be reduced by a total of 109,127 shares upon an Early Redemption. If only the Initial Closing and the Second Closing are consummated, the shares purchasable upon the exercise of all of the ING Warrants would be reduced by a total of 353,526 shares upon the Early Redemption of all of the Redeemable Preferred Stock. In the event that the ING purchases the maximum $5,000,000 in Purchasable Securities at the Third Closing, the shares purchasable upon the exercise of all of the ING Warrants would be reduced by a total of 617,904 shares upon the Early Redemption of all of the Redeemable Preferred Stock.

        Board of Directors. Pursuant to the Purchase Agreement, the Company has agreed to increase the size of its Board of Directors from five members to six members as of the Initial Closing and to appoint two designees of ING (each designee of ING shall be referred to herein as a "Preferred Director"). Upon consummation of the Second Closing, the Company has agreed to increase the size of the Board of Directors to seven members and to appoint a total of three designees of ING to the Company's Board. As long as ING is the Significant Holder, ING has the right to designate three nominees to be Preferred Directors to be considered for election to the Board of Directors at annual meetings. In addition, the Significant Holder has the right to designate a new director to be nominated by the Board of Directors to fill any vacancy created by the resignation or removal of any Preferred Director. If the Significant Holder is any person or entity other than ING, the Significant Holder will have the right to designate nominees for one, two or three Preferred Directors as long as the Significant Holder holds or has the right to acquire 10%, 15%, or 20%, respectively, of the outstanding shares of Common Stock of the Company on a fully diluted basis. If there is no Significant Holder, the right to designate nominees for Preferred Directors will terminate.

        Right of First Offer. Pursuant to the Purchase Agreement, as long as there is a Significant Holder, holders of Redeemable Preferred Stock have the right, subject to certain exceptions, to purchase a proportionate share of any new securities to be issued and sold by the Company equal to the proportionate share of Common Stock held by such holder on a fully diluted basis. If the Company desires to issue such securities, it must first provide notice to such holders of the proposed terms and conditions of such sale, and any such holder may elect, within fifteen (15) days of such notice, to purchase its share of such new securities. To the extent the holders do not accept such offer, the Company may issue and sell the new securities to third parties on terms and conditions no less favorable to the Company than those set forth in the notice within ninety (90) days of the notice.

        Registration Rights. On up to three occasions, ING will have the right to require the Company to use its best efforts to register under the Securities Act of 1933, as amended (the "Securities Act"), all or any portion of the Common Stock issuable upon exercise of the ING Warrants (the "Registrable Securities") for sale in a public offering. The Company will also be entitled to sell Common Stock in such registration for its own account unless the underwriters of such offering believe that such inclusion would adversely affect the success of the proposed offering by ING. In addition, ING will have the right to require the Company to file a shelf registration for an offering of the Registrable Securities on a continuous basis.

        If the Company at any time seeks to register any of its equity securities under the Securities Act for sale to the public, then the Company must include, at ING's request, ING's Registrable Securities in such registration statement. Notwithstanding the foregoing, in connection with any offering involving an underwriting of securities being issued by the Company, the Company will not be required to include any of ING's Registrable Securities therein unless ING accepts and agrees to the terms of the underwriters selected by the Company, and then only in such quantity as will not, in the opinion of the underwriters, adversely affect the proposed offering by the Company.

        The Company has agreed to enter into customary indemnification provisions with respect to any such registered public offering.

BOARD OF DIRECTORS' RECOMMENDATIONS

        The Board of Directors has reviewed and considered the terms and conditions of the ING Investment and believes that the ING Investment is fair to, and is advisable and in the best interests of, the Company and its shareholders. The Board of Directors has unanimously approved the ING Investment and unanimously recommends that the shareholders vote FOR approval of Proposal
2. The Company's directors and executive officers (who currently hold Common Stock representing approximately 3.6% of the Common Stock) have indicated that they intend to vote all shares of voting stock over which they exercise voting power as of the close of business on the Record Date in favor of approval of Proposal 2. The Board of Directors, in recommending Shareholder Approval of Proposal 2, considered a number of factors, including (a) the substantial increase in the working capital of the Company that will result from the Second Closing and the prospect that, as a result of the increase in working capital resulting from the Second Closing, the Company will be able to expand its operations, improve its access to capital markets and make certain strategic acquisitions, (b) the terms of the Purchase Agreement, and related documents,
(c) the alternatives to the ING Investment, including alternative public or private financing, and (d) the written opinion (the "Opinion") of Sutro & Co. to the effect that the consideration to be received by the Company in the ING Investment is fair to the Company from a financial point of view. See "Opinion of Financial Advisor."

OPINION OF FINANCIAL ADVISOR

        The Company engaged Sutro & Co. ("Financial Advisor") to evaluate the fairness to the shareholders and the Company, from a financial point of view, of the ING Investment. On August 7, 1998, the Financial Advisor delivered to the Board of Directors of the Company a written Opinion to the effect that, as of the date of the Opinion and based upon and subject to certain matters as stated therein, the financial terms of the ING Investment are fair to the Company and its shareholders from a financial point of view.

        Sutro & Co. was selected by the Company as its financial advisor based on its reputation, experience and expertise. It is a nationally recognized investment banking firm that is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

        In arriving at its opinion, the Financial Advisor reviewed the financial terms of the ING Investment as well as certain publicly available business and financial information relating to the Company. The Financial Advisor also reviewed certain other information, including internal financial projections provided to the Financial Advisor by the Company and discussed such information with the management of the Company, as well as the Company's business, operations, assets, financial condition and future prospects. The Financial Advisor considered the terms and conditions of the Initial Closing and the Second Closing, but it did not consider the terms and conditions of any specific Third Closing because the Third Closing will only occur, if at all, at the option of the Company. The Financial Advisor also compared certain financial and securities data of the Company with certain other companies it deemed appropriately comparable to the Company, reviewed the historical stock prices and trading volumes of the Common Stock and conducted such other financial studies, analyses and investigations as it deemed appropriate.

        In rendering the Opinion, the Financial Advisor assumed and relied upon the accuracy and completeness of all financial and other information publicly available or provided to the Financial Advisor and did not independently verify such information. With respect to financial projections, the Financial Advisor assumed that such forecasts were prepared in good faith on bases reflecting the best currently available judgments and estimates of the Company's management. In addition, the Financial Advisor did not express any opinion as to the value of the Company's Common Stock following the ING Investment or the price at which the Company's Common Stock will actually trade following the closings of the ING Investment. The Financial Advisor did not appraise the stock or assets of the Company nor was the Financial Advisor furnished with any such appraisal. The Financial Advisor was not requested to, and did not, solicit alternative offers for the Company or investigate alternative transactions which may be available to the Company. No limitations were imposed by the Company on the Financial Advisor with respect to the investigations made or procedures followed by the Financial Advisor in rendering the Opinion. In addition, although the Financial Advisor evaluated the financial terms of the ING Investment and participated in discussions concerning the consideration to be received by the Company in the ING Investment, the Financial Advisor was not asked to and did not recommend any specific terms of the ING Investment.

        The full text of the Financial Advisor's Opinion, which sets forth the assumptions made, matters considered and limits on the review undertaken, is attached hereto as Exhibit D. THE COMPANY'S SHAREHOLDERS ARE URGED TO READ THE OPINION IN ITS ENTIRETY. The Financial Advisor's Opinion is directed only to the financial terms of the ING Investment, does not address any other aspect of the ING Investment and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Annual Meeting. The foregoing is qualified in its entirety by reference to the full text of the Opinion.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. The Financial Advisor's entire analysis must be considered as a whole and selecting portions of the analyses and the factors considered by the Financial Advisor without considering all analyses and factors, could create an incomplete view of the evaluation process underlying the Financial Advisor's Opinion. The Financial Advisor's Opinion is necessarily based on economic, market, financial, and other conditions as they exist and can be evaluated as of the date the Opinion and changes in such conditions would require a re-evaluation of the Opinion. The Financial Advisor has advised the Company that, in the ordinary course of business, it may actively trade the securities of the Company for its own account or for the account of its customers and, accordingly, may at any time hold a long or short position in such securities.

CERTAIN CONSIDERATIONS

        While the Board of Directors is of the opinion that the ING Investment is fair to, and is advisable and in the best interests of the Company and its shareholders, shareholders should consider the following possible effects, as well as the other information contained in this Proxy Statement, in evaluating the ING Investment.

        Possible Dilutive Effect of ING Warrants. The exercise price of the Initial Warrant is $1.50 (which increases to $2.50 in the event of the Second Closing) and the exercise price of the other ING Warrants is $2.50, subject to certain anti-dilution adjustments upon the occurrence of certain events after consummation of the ING Investment. The closing price of the Common Stock on the Nasdaq Stock Market as of August 7, 1998 was $2.625. If the ING Warrants had been issued and exercised at the exercise price as of that date, the ING Investment would have a dilutive effect on the shareholders of the Company. The ING Warrants are exercisable for ten (10) years after their respective issuance, and at the time the ING Warrants are exercised into Common Stock, the market value per share of Common Stock issuable upon exercise may exceed the exercise price. In such event, the then holders of Common Stock may suffer dilution in the value of their equity as a result of the exercise of the ING Warrants.

        Other Dilutive Effects. The issuance of the Voting Preferred Stock and the issuance of the ING Warrants have certain other dilutive effects on the holders of the Common Stock. In connection with the issuance of Voting Preferred Stock and Initial Warrants at the Initial Closing, ING will be entitled to exercise approximately 19.99% of the Company's voting power, which will be increased to approximately 33% of the Company's voting power upon the Second Closing. Such voting power could be additionally increased to up to 42.5% of the Company's voting power upon the Third Closing. Thus, the ING Investment will dilute the voting power of the existing holders of Common Stock. Moreover, in the event that any of the ING Warrants are exercised, the issuance of additional Common Stock in connection with such exercise may significantly dilute the ownership interests of the existing holders of Common Stock. More specifically, if the maximum number of ING Warrants are issued and exercised, the number of shares of outstanding Common Stock would be increased by approximately 80%.

        Issuance of Senior Securities. If the Second Closing and Third Closing are consummated, the Company will issue Redeemable Preferred Stock which will have an aggregate liquidation preference of $7 million and $5 million, respectively. In the event of the liquidation, dissolution or winding up of the Company, these amounts would be paid on a parity with the liquidation preference of the Class A Preferred Stock, and such liquidation preference will have priority over the holders of Common Stock and will reduce the amounts, if any, which would otherwise be payable to the holders of Common Stock.

        Veto Rights; Diminished Ability to Sell the Company. Under the provisions of the Redeemable Preferred Stock set forth in the Certificate of Determination, the holders of a majority of the Redeemable Preferred Stock must approve certain major transactions, including a merger, consolidation or sale of substantially all of the assets of the Company. Accordingly, ING will have the right to block any such sale, consolidation or merger. ING may have interests that diverge from or even conflict with those of the Company and the shareholders. If ING sells or transfers the Redeemable Preferred Stock, such approval rights may be transferred to a new Significant Holder. As a result of ING's voting rights and the organization of the Board of Directors, it may be difficult or even impracticable for a third party to acquire the Company without the consent of ING or such Significant Holder. Accordingly, approval of Proposal 2 may hinder a sale, merger or consolidation of the Company should the Board of Directors ever approve such a Transaction.

        Potential Change In Control. Upon the completion of the Second Closing and Third Closing, ING will have substantial voting power as a result of its acquisition of Purchasable Securities. There can be no assurance that the influence and participation of ING and the Preferred Directors in the direction and management of the Company will have a positive effect on the Company's financial performance and condition.

ABSENCE OF APPRAISAL RIGHTS

        Under California law, objecting shareholders will have no appraisal, dissenters' or similar rights (i.e., the right to seek a judicial determination of the "fair value" of the Common Stock and to compel the Company to purchase their Common Stock for cash in that amount) with respect to matters presented at the Annual Meeting or otherwise with respect to the ING Investment, nor will the Company voluntarily accord such rights to shareholders.

        Therefore, approval by the requisite number of shares of the matters presented at the Annual Meeting will bind all shareholders and objecting shareholders will be able to liquidate their Common Stock only by selling it in the market.

CONSEQUENCES IF THE PROPOSAL IS NOT APPROVED

        If Shareholder Approval is not obtained for Proposal 2, the exercise price of the Initial Warrants will remain at $1.50 and will not increase to $2.50, the Maturity Date of the Redeemable Preferred Stock to be issued at the Initial Closing will remain June 30, 2000, and the Redeemable Preferred Stock to be issued at the Initial Closing will be exchangeable for Notes at the option of the holder at any time after October 30, 1998. Furthermore, the significant increase in working capital provided by the Second Closing, and the option to elect to consummate the Third Closing in order to obtain funds for acquisitions will not be available to the Company unless the Company is able to obtain other sources for such funding. If the Company does not receive Shareholder Approval, there can be no assurance that the Company would be able to obtain adequate sources of additional capital.

VOTE REQUIRED

        The affirmative vote at the Annual Meeting by the holders of a majority of votes cast in person or by proxy on Proposal 2 is required to consummate the Second Closing and Third Closing contemplated by the Purchase Agreement. No approval of the shareholders is required in order to effect the Initial Closing. For purposes of calculating votes cast, abstentions are included as votes cast while broker non-votes are not included as votes cast. ING has agreed not to vote on Proposal 2, and for purposes of Proposal 2, the votes it is entitled to cast will not be considered to be abstentions and will not be included as votes cast.

        THE BOARD OF DIRECTORS BELIEVES THAT THE ING INVESTMENT IS FAIR TO, AND IS ADVISABLE AND IN THE BEST INTERESTS OF, THE COMPANY AND ITS SHAREHOLDERS AND HAS UNANIMOUSLY APPROVED THE ING INVESTMENT AND UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL 2.

                                   PROPOSAL 3

               APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION
           TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

        The Board of Directors has unanimously approved an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Common Stock from 20,000,000 to 40,000,000, and is submitting such amendment to the shareholders for their approval. The proposed increase would be accomplished by amending the first paragraph of Article IV of the Articles of Incorporation to read as follows:

               "This corporation is authorized to issue two classes of shares to be designated Common Stock and Preferred Stock, respectively. This Corporation is authorized to issue 40 million (40,000,000) shares of Common Stock and Five Million (5,000,000) shares of Preferred Stock."

        On September 4, 1998, there will be [10,940,071] shares of Common Stock issued and outstanding, [2,926,395] shares will be reserved for shares issuable upon exercise of outstanding warrants (including those issued to ING as described in Proposal 2) and [939,939] shares will be reserved for issuance pursuant to the Company's 1993 Employee Stock Option Plan, the 1993 Director's Stock Option Plan and Incentive Award Plan. If Proposal 2 is approved by the shareholders, the Company will be required to reserve an additional 3,651,740 shares to consummate the Second Closing with ING as described in Proposal 2. Accordingly, of the 20,000,000 shares of Common Stock presently authorized for issuance, less than 1,600,000 shares of Common Stock would be available for future issuance. Without an increase in the authorized stock, the Company will be unable to fully implement the 1998 Stock Option and

Award Plan if it is approved by the shareholders, nor will it be able to consummate the Third Closing with ING as described in Proposal 2. Additional reserves are required for general corporate purposes, which include, but are not limited to, raising additional funds, attracting and retaining qualified personnel and effecting stock splits and acquisitions.

        Whether any specific proposed transaction involving the issuance of shares of its Common Stock will be submitted for shareholder approval will be determined by applicable law and by the regulations of any securities exchange on which the Company's shares are listed.

        The amendment of the Company's Articles of Incorporation will not by itself affect the rights of the Company's present shareholders. The issuance of additional shares of Common Stock could, however, result in dilution of the voting power and equity interests of those shareholders. The Company's shareholders do not have preemptive rights to any shares and will not have preemptive rights under the proposed amendment.

        The approval of an amendment to the Articles of Incorporation to increase the authorized number of shares of Common Stock requires approval by the affirmative vote of a majority of the votes entitled to be cast. Thus, abstentions and "broker non-votes" have the effect of "no" votes.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF AN AMENDMENT TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK.

                                   PROPOSAL 4

                  APPROVAL OF 1998 STOCK OPTION AND AWARD PLAN

GENERAL

        In August 1998, the Company's Board of Directors adopted the Company's Stock Option and Award Plan (the "1998 Plan") (i) to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the directors, officers and other key employees, and agents and consultants that are linked directly to increases in shareholder value and will therefore inure to the benefit of all shareholders of the Company, and (ii) to align Nonemployee Directors' personal interests more closely with those of shareholders of the Company by providing Nonemployee Directors with stock options in lieu of cash compensation for service on the Board of Directors. The 1998 Plan also provides for automatic stock option grants to directors options in lieu of cash compensation currently owed for prior service on the Board of Directors.

        The 1998 Plan provides for the grants of (i) qualified incentive stock options ("ISOs") which meet the requirements of Section 422 of the Code; (ii) stock options not so qualified ("NQSOs"); (iii) deferred stock in which delivery of Common Stock occurs upon expiration of a deferral period; (iv) restricted stock, in which Common Stock is granted to participants subject to restrictions on transferability and other restrictions, which lapse over time;

(v) performance shares, consisting of a right to receive Common Stock subject to restrictions based upon the attainment of specified performance criteria; and
(vi) stock appreciation rights, whether in conjunction with the grant of stock options or independent of such grant, or stock appreciation rights that are only exercisable in the event of a change in control of the Company (as defined in the 1998 Plan) or upon other events (collectively, items (iii) through (vi) are referred to herein as "Awards").

        The Company currently has the 1993 Employee Stock Option Plan, which provides for the grant of options to purchase up to 925,000 shares. Fewer than 10,061 options currently remain available for issuance under the 1993 Employee Stock Option Plan. Additionally, the Company currently has the 1993 Director Stock Option Plan, which provided for the grant of options to purchase up to 100,000 shares. Fewer than 50,000 options currently remain available for issuance under the 1993 Director Stock Option Plan, and it will be terminated effective upon the approval by the shareholders of the 1998 Plan.

THE 1998 PLAN

        THE FOLLOWING IS A SUMMARY OF SELECTED INFORMATION RELATING TO THE 1998 PLAN. A CONFORMED COPY OF THE 1998 PLAN HAS BEEN ATTACHED AS EXHIBIT E TO THIS PROXY STATEMENT. THE DESCRIPTION OF THE 1998 PLAN IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE 1998 PLAN, ALL OF THE TERMS AND PROVISIONS OF WHICH ARE HEREBY INCORPORATED HEREIN IN FULL BY THIS REFERENCE. ALL SHAREHOLDERS ARE URGED TO REVIEW THE 1998 PLAN CAREFULLY IN ITS
ENTIRETY.

        Purpose. The purpose of the 1998 Plan is (a) to advance the interests of the Company and its shareholders by improving the Company's ability to attract and retain highly qualified personnel and to provide an incentive to others whose job performance affects the Company, including Nonemployee Directors of the Company, (b) to align Nonemployee Directors' personal interests more closely with those of the shareholders of the Company, (c) to promote ownership by Nonemployee Directors of a greater proprietary interest in the Company, and to facilitate management of the Company's cashflow.

        Eligibility. The Administrator has the authority under the 1998 Plan, among other things, to (i) select the employees of the Company, any subsidiary, a parent corporation or the Manager who shall be eligible under the 1998 Plan;
(ii) determine the form of awards, or combinations thereof, and whether such awards are to operate on a tandem basis or in conjunction with other awards;
(iii) determine the number of shares of Common Stock or rights covered by an award; and (iv) determine the terms and conditions of any awards granted under the 1998 Plan. ISOs may be granted to the officers and key employees of the Company and its subsidiaries. NQSOs and Awards may be granted to the directors, officers, key employees and agents and consultants of the Company and its subsidiaries.

        Automatic Grants to Nonemployee Directors. In December 1995, the Company had adopted the Nonemployee Director Stock Compensation Plan under which each Director was entitled to elect to receive shares of Company Common Stock in lieu of cash directors' fees, thereby aligning the interest of the Company's Board more closely with its shareholders and preserving cash. Each Nonemployee Director had elected to do so. However, no stock remained available under the 1996 Nonemployee Director Stock Compensation Plan for the months commencing December 1, 1997, and the directors elected to accrue stock to be delivered subject to and upon shareholder approval of an increase in the number of shares available for such purpose, or if such Plan were not amended, to receive cash. In lieu of cash compensation to the Nonemployee Directors for their services on the Board for such period, the Nonemployee Directors have agreed to accept options. Accordingly, each Director of the Company who is not an employee of the Company and served on the Board from December 1997 through September 1998 shall automatically receive upon shareholder approval of the Plan as compensation for past services a NQSO to purchase a number of shares calculated as follows: (i) 9,465 (the number of shares such Director would otherwise have been entitled to receive for his services during such period) shall be multiplied by the Fair Market Value of a share on the grant date of the Option; (ii) the product of (i) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (iii) the product of (ii) shall be divided by the Fair Market Value of a share of Common Stock on August 11, the date the Directors approved this Plan ($2.72), which quotient shall be the number of shares for which the Option is granted. The exercise price per share under such Non-Qualified Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of such grant. Such Non-Qualified Stock Option shall be exercisable immediately and shall continue to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in the 1998 Plan should the Director cease to be a Director.

        Additionally, the 1998 Plan provides that in lieu of director fees, each Nonemployee Director will receive NQSO's for services subsequent to October 1, 1998. Each Nonemployee Director serving as of the date this Plan is approved by the shareholders will be automatically granted on such date as compensation for his future services as a Director a Non-Qualified Stock Option (the "Initial Grant") to purchase a number of shares calculated as follows: (i) $30,000, (the amount such Director would otherwise have been paid for his services during such period) shall be multiplied by 3, since the Option will be in lieu of compensation for three years service; (ii) the product of (i) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (iii) the product of (ii) shall be divided by the Fair Market Value of a share of Common Stock on the date of grant, which quotient shall be the number of shares for which the Option is granted. The exercise price per share under such Non-Qualified Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of such grant. Any net realizable value of such options to the Nonemployee Directors is thus totally dependent on the Fair Market Value of the Common Stock increasing. Each Initial Grant to a Nonemployee Directors in lieu of compensation shall be exercisable one third immediately, and additional one third on each of the first and second anniversaries of the grant (provided the Director continues to serve as a Director), and shall continue to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in the 1998 Plan should be cease to be a Director. New Nonemployee Directors shall receive Initial Grants upon their first election or appointment to the Board unless there are any changes in accounting requirements which would result in such grants having a material adverse impact on the Company's results of operations, in which case their Initial Grants shall be on the terms set forth in Subparagraph (ii) below for Subsequent Grants.

        Under the 1998 Plan, each Nonemployee Director then serving will receive on the third anniversary of his or her Initial Grant and each anniversary thereafter ("Subsequent Grants") an automatic grant of an NQSO to purchase a number of shares calculated as follows: (i) $30,000 (the amount such Director would otherwise have been paid for his services during such period) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (ii) the product of (i) shall be divided by the Fair Market Value of a share of Common Stock on the date of grant, which quotient shall be the number of shares for which the Option is granted. The purchase price of each share under such Non-Qualified Stock Option shall equal the Fair Market Value of a share of Common Stock on the date of such grant. Each Subsequent Grant to Nonemployee Directors in lieu of compensation shall be exercisable immediately, and shall continue to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in the 1998 Plan should be cease to be a Director.

        Administration of the 1998 Plan. The 1998 Plan is administered by the Board of Directors, or by a Committee appointed by the Board of Directors (the "Administrator").

        Shares Subject to the 1998 Plan. The 1998 Plan provides that a total of 2,000,000 shares will be reserved and available for issuance under the 1998 Plan.

        There is no limit to the amount of Stock Options that may be granted to any individual. If an option granted under the 1998 Plan expires or terminates, or an Award is forfeited, the shares subject to any unexercised portion of such option or Award will again become available for the issuance of further options or Award under the 1998 Plan.

        Terms of Options. Options granted under the 1998 Plan will become exercisable in accordance with the terms of the grant made by the Administrator. Award will be subject to the terms and restrictions of the Award made by the Administrator. The Administrator has discretionary authority to select participants from among eligible persons and to determine at the time an option or Award is granted when and in what increments shares covered by the option may be purchased and, in the case of options, whether it is intended to be an ISO or a NQSO; provided, however, that certain restrictions applicable to ISOs are mandatory, including a requirement that ISOs not be issued for less than 100% of the then Fair Market Value of the Common Stock (110% in the case of a grantee who holds more than 10% of the outstanding Common Stock) add a maximum term of ten (10) years (five (5) years in the case of a grantee who holds more than 10% of the outstanding Common Stock).

        Under current law, ISOs may not be granted to any director of the Company who is not also an employee or to directors, officers and other employees of entities unrelated to the Company. No options or awards may be granted under the 1998 Plan to any person who, assuming exercise of all options held by such person, would own or be deemed to own more than 9.8% of the outstanding shares of equity stock of the Company.

        Each option must terminate no more than ten (10) years from the date it is granted (or five (5) years in the case of ISOs granted to an employee who is deemed to own in excess of 10% of the combined voting power of the Company's outstanding equity stock). Options may be granted on terms providing for exercise either in whole or in any part at any time or times during their respective terms, or only in specified percentages at stated time periods or intervals during the term of the option.

        The exercise price of any option granted under the 1998 Plan is payable in full in cash or its equivalent (including the withholding of shares) as determined by the Administrator. The Company may make loans available to option holders to exercise options evidenced by a promissory note executed by the optionholder and secured by a pledge of Common Stock with Fair Market Value at least equal to the principal of the promissory note unless otherwise determined by the Administrator.

        Grant to be Made Upon Shareholder Approval. The Board has committed, if the shareholders approve the 1998 Plan, to award certain options to Mr. Tullio in lieu of any cash bonus with respect to the consummation of the DCI acquisition and the Initial Closing under the Purchase Agreement with ING. The shares purchasable under such option would be determined as follows: (i) The Fair Market Value of a share on the grant date of the Option shall be multiplied by 100,000; and (ii) the product of (i) shall be divided by the Fair Market Value of a share of Common Stock on August 11, 1998 ($2.72), the date the Directors committed to issue the option, which quotient shall be the number of shares for which the Option is granted. The exercise price per share under such ISO shall be equal to the Fair Market Value of a share of Common Stock on the date of such grant. Such ISO shall be exercisable immediately and shall continue to be exercisable for ten (10) years after the date of grant, provided that Mr. Tullio continues to be employed by the Company, or as set forth in the 1998 Plan should he cease to be employed by the Company.

        Adjustment Provisions. The 1998 Plan is subject to anti-dilution provisions for stock splits, stock dividends and similar events. In the event of a corporate transaction or event which affects the Common Stock, such that the Committee determines that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the 1998 Plan, the Committee may then make an adjustment in the number and/or kind of securities issuable under the 1998 Plan in a manner that is proportionate to the change to the Common Stock and otherwise equitable in the number and kind of shares of Common Stock remaining available for issuance under the 1998 Plan.

        Amendment and Termination. The Board of Directors may from time to time revise or amend the 1998 Plan, and may suspend or discontinue it at any time. However, no such revision or amendment may impair the rights of any participant under any outstanding Award without his consent or may, without shareholder approval increase the number of shares subject to the 1998 Plan or decrease the exercise price of a stock option to less than 100% of Fair Market Value on the date of grant (with the exception of adjustments resulting from changes in capitalization), materially modify the class of participants eligible to receive options or Award under the Stock, Award and Compensation Plan, materially increase the benefits accruing to participation under the 1998 Plan or extend the maximum option term under the 1998 Plan.

        Tax Consequences. The following is a brief summary of the United States federal income tax consequences of transactions under the 1998 Plan based on federal securities tax laws in effect as of this date. This summary is not intended to be exhaustive and does not discuss the tax consequences of a participant's death or provisions of the income tax laws of any municipality, state or other country in which an optionee may reside. This summary does not purport to be complete. The Company advises all optionees to consult their own tax advisors concerning tax implications of options grants and exercises, and the disposition of shares acquired upon such exercise, under the 1998 Plan.

        Options granted under the 1998 Plan may be either "incentive stock options", as defined in Section 422 of the Code, or nonstatutory stock options.

        If an option granted under the 1998 Plan is an incentive stock option, under U.S. tax laws the optionee will recognize no income upon grant of the incentive stock option and generally incur no tax liability upon its exercise (provided certain employment requirements are met), although the exercise may give rise to alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two years after grant of the option and one year after transfer of the shares to the optionee (and satisfaction of certain employment requirements), any gain will be treated as long-term capital gain under U.S. tax laws (measured by the proceeds of any sale over the amount paid for the shares). If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the Fair Market Value of the stock at the date of the option exercise or the sale price of the stock. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee provided that the compensation is an ordinary and necessary business expense and is reasonable and the deduction limitations of Section 162(m) do not apply. Any gain recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized under U.S. tax laws as long-term capital gain if the sale occurs more than one year after exercise of the option or as short-term capital gain if the sale is made earlier. Under Section 5001 of the Internal Revenue Service Restructuring and Reform Act of 1998, the current tax rate on the net capital gain (net long-term capital gain minus short-term capital loss) under current U.S. tax laws is capped at 20% for shares held more than one year. Capital losses are allowed under U.S. tax laws in full against capital gains plus $3,000 of other income.

        All other options which do not qualify as incentive stock options are referred to as nonstatutory stock options. An optionee will generally not recognize any taxable income under U.S. tax laws at the time he or she is granted a nonstatutory option. However, upon its exercise, under U.S. tax laws the optionee will generally recognize ordinary income for tax purposes measured by the excess of the then Fair Market Value of the shares over the exercise price. In certain circumstances, for example, where the shares are subject to a substantial risk of forfeiture when acquired, the date of taxation may be deferred unless the optionee files an election with the Internal Revenue Service under Section 83(b) of the Code. The income recognized by an optionee who is also an employee of the Company will be subject to employment tax and withholding by the Company by payment in cash or out of the current earnings paid to the optionee. The Company will generally be entitled to a deduction in the same amount as the ordinary income recognized by tax optionee provided that the compensation is an ordinary and necessary business expense and is reasonable and the deduction limitations of Section 162(m) do not apply. Upon resale of such shares by the optionee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated under U.S. tax laws as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than one year.

REQUIRED VOTE

        The adoption of the 1998 Stock Option and Award Plan (the "1998 Plan") requires the affirmative votes of the holders of a majority of the securities present or represented and entitled to vote. Abstentions on such proposals have the effect of "no" votes, but "broker non-votes" are not counted for purposes of determining whether the proposals have been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1998 STOCK OPTION AND AWARD PLAN.

                                   PROPOSAL 5

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors of the Company has appointed Ernst & Young, certified public accountants, as independent auditors of the Company for the year ending February 28, 1999.

        Arthur Young & Company, the predecessor to Ernst & Young, began serving the Company in 1981. Ernst & Young has no direct financial interest or any material indirect financial interest in the Company or its subsidiaries, and has had no connection with the Company or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

        The Company anticipates that a representative of Ernst & Young will be present at the Annual Meeting. Such representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

        The approval of the auditors (Proposal 5) requires the vote of a majority of the shares represented and voting; thus neither abstentions nor "broker non-votes" are counted in determining whether this proposal has been approved.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF ERNST & YOUNG AS INDEPENDENT AUDITORS OF THE COMPANY AND ITS SUBSIDIARIES FOR THE FISCAL YEAR ENDING FEBRUARY 28, 1999.

          SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table contains certain information as of August 7, 1998*, as to each director, each individual included in the Summary Compensation Table, all officers and directors as a group and each person who, to the knowledge of the Company, was the beneficial owner of 5% or more of the outstanding voting securities. Persons named in the following table have sole voting and investment powers with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable, and other information contained in the footnotes to the table. Information with respect to beneficial ownership is based on the Company's records and data supplied to the Company by its shareholders.


                                                     Amount and Nature of
                          Name and Address of            Beneficial              Percent
Title of Class            Beneficial Owner              Ownership(1)             of Class
--------------            -------------------        --------------------        --------
Common Stock              John F. Glade                   211,200(2)                2.0

Common Stock              Rockell N. Hankin                47,458                   **

Common Stock              Richard E. Mahmarian             67,083                   **

Common Stock              Clarke E. Reynolds               63,458                   **

Common Stock              Douglas J. Tullio               429,977                   3.9

Common Stock              All  directors and officers     878,837                   8.0
                          as a group (8 persons)

--------------------------

  * As of the Record Date, assuming the Initial Closing has occurred, ING will own one (1) share of Voting Preferred Stock, entitling it to cast votes which will represent 19.9% of the total votes entitled to be cast.

 ** Does not exceed 1% of the outstanding shares of the voting securities of the Company.

(1) Includes shares issuable upon exercise of options and warrants which are presently exercisable or will become exercisable on or before October 6, 1998, in the following amounts: Glade: 22,500; Hankin: 13,125;
        Mahmarian: 8,750; Reynolds: 13,125; Tullio: 366,939; and by all officers and directors as a group: 481,939.

(2) Includes 156,200 shares held in a revocable trust of which Mr. Glade and his wife, Alana L. Glade, are sole trustees. Mr. and Mrs. Glade, acting jointly, have the power to vote and dispose of such shares.

MANAGEMENT COMPENSATION

        Summary Compensation Table

        The following table sets forth for each of the Company's executive officers earning in excess of $100,000 during the fiscal year ended February 22, 1998, compensation allocated or paid on or before July 15, 1998, for services in all capacities with the Company and its subsidiaries during the fiscal year ended February 22, 1998.



                                      Annual Compensation
                                -------------------------------
                                                      Other       Securities
                                                      Annual      Underlying   All Other
Name and                                              Compen-      Options/     Compen-
Principal Position      Year    Salary($)   Bonus($)  sation($)     (#)(1)      sation
------------------      ----    ---------   --------  ---------   ----------   ---------
Douglas J. Tullio       1998    267,310     100,000      *          100,000
Chairman,               1997    225,004      90,000      *          180,000       --
President and CEO       1996    217,713      28,894      *           15,000       --

John F. Glade           1998    120,016       5,000      *             --         --
Vice President,         1997    120,016      12,500      *           20,000       --
Engineering and         1996    131,211       7,500      *            7,500       --
Manufacturing,
and Secretary

Randy S. Parks (2)      1998     85,932      23,678      *           40,000       --
Vice President,         1997
AM Services             1996
Operation

Dennis E. Michael(2)    1998     92,092      20,000      *           50,000       --
Vice President of       1997
Marketing               1996

--------------------------

 * Aggregate amount does not exceed 10% of the total of annual salary and bonus reported for the named executive officer.

(1) All options were granted under the 1993 Alpha Microsystems Employee Stock Option Plan.

(2) Mr. Parks' and Mr. Michael's total compensation in each of fiscal 1997 and 1996 was less than $100,000.

Stock Option Grants

               The following table provides information on stock options granted under the 1993 Alpha Microsystems Employee Stock Option Plan to the executive officers named in the Summary Compensation Table.

                     OPTION GRANTS IN LAST FISCAL YEAR (1)

                              Individual Grants                                            Potential
                    -----------------------------------------                            Realizable Value
                                     Percent of                                          at Assumed Annual
                    Number of          Total                                               Rates of Stock
                    Securities      Options/SARs               Market                    Price Appreciation
                    Underlying      Granted to     Exercise    Price on                    for Option Term
                    Options/SARs    Employees in   of Base     Date of  Expiration     -----------------------
Name                Granted (#)     Fiscal Year    Price($/Sh)  Grant      Date          5% ($)       10% ($)
----                ------------    ------------   ---------  --------- -----------      -------      --------
Douglas J. Tullio     100,000            30%       $   1.38   $   1.38   09/25/2002      $38,000      $84,000
Chairman,
President and CEO
John F. Glade              --            --              --         --           --           --           --

Randy S. Parks         20,000             6%       $   1.44   $   1.44   08/12/2002      $ 8,000      $17,600
                       20,000             6%       $   1.03   $   1.03   12/18/2002      $ 5,600      $12,600

Dennis E. Michael      20,000             6%       $   1.44   $   1.44   08/12/2002      $ 8,000      $17,600
                       30,000             9%       $   1.03   $   1.03   12/18/2002      $ 8,400      $18,900

-----------------
(1) All options were granted under the 1993 Alpha Microsystems Employee Stock Option Plan. Options granted to Mr. Tullio become exercisable as follows: 25% on September 26, 1998, 25% on September 26, 1999, and 50% on September 26, 2000. Options granted to Mr. Parks and Mr. Michael become exercisable as follows: 25% on each anniversary date of the date of grant beginning August 13, 1998 and December 19, 1998 respectively. In the event that the employment of optionee shall be terminated, otherwise than by reason of death or permanent disability or misconduct, the option and all rights terminate on the 30th day after termination of employment.

Fiscal Year-end Values of Outstanding Stock Options

        The following table provides information with respect to the executive officers named in the Summary Compensation Table concerning unexercised stock options held as of the end of the Company's 1998 fiscal year.

                         FISCAL YEAR-END OPTION/VALUES

                    Number
                      of                      Number of Securities         Value of Unexercised
                    Shares                    Underlying Unexercised           In-The-Money
                    Acquired                   Options at FY-End(#)        Options at FY-End(4)
                      on        Value       ---------------------------  --------------------------
Name              Exercise(#)  Realized($)  Exercisable   Unexercisable  Exercisable  Unexercisable
----              -----------  -----------  -----------   -------------  -----------  -------------
Douglas J. Tullio   40,000      22,812        356,939        190,000       $13,601       $31,300

John F. Glade          --                      27,500         10,000       $ 6,801            --

Randy S. Parks         --                      15,000         82,500       $   158       $18,460

Dennis E. Michael      --                      12,500         87,500            --       $24,713

Compensation of Directors

        Directors who are employees of the Company do not receive additional compensation for acting as a member of the Board of Directors or any committee thereof. Nonemployee directors receive a monthly retainer of $2,000, and a fee of $1,000 for each Board meeting and Committee Meeting (excluding telephonic meetings) attended in excess of 12 each year, with all Board and Committee meetings held in a single day to be deemed as one (1) meeting. In addition, directors are reimbursed for their reasonable travel expenses incurred for attendance at such meetings. Under the 1996 Nonemployee Director Stock Compensation Plan, directors may accept directors' fees in stock in lieu of cash. In accordance with the terms of the 1996 Nonemployee Director Stock Compensation Plan, the number of shares of Common Stock received by the nonemployee directors is based upon the Fair Market Value of a share of Common Stock at the date on which the cash compensation was otherwise payable to the nonemployee director. Each of the Company's outside directors elected to receive his director fees in fiscal year 1998 in the form of Company stock to the extent available under the 1996 Nonemployee Director Stock Compensation Plan. No stock remained available under the 1996 Nonemployee Director Stock Compensation Plan for the months commencing December 1, 1997 and the directors elected to accrue stock to be delivered subject to and upon Shareholder Approval of an increase in the number of shares available for such purpose, or if the 1996 Nonemployee Director Stock Compensation Plan were not amended, to receive cash. However, if the Company's 1998 Stock Option and Award Plan is approved by the shareholders, the directors will receive options in lieu of such accrued shares or cash. (See Proposal 4.)

        Additionally, under the Company's 1993 Director Stock Option Plan, each nonemployee director receives upon his or her initial election to the Board a grant of 10,000 nonstatutory options, and each year thereafter receives an automatic grant of 2,500 nonstatutory options. In each case the options are at 100% of the Fair Market Value of the shares of Common Stock underlying the option on the date of grant. Shares (other than those which vested upon the initial approval of the 1993 Director Stock Option Plan) vest over a three-year period and have a maximum term of five (5) years.

        In June 1993, the Company entered into a Consulting Agreement with Mr. Reynolds whereby Mr. Reynolds agrees to provide consulting services to the Company. Under the agreement, the Company paid to Mr. Reynolds a retainer of $2,000 per month until August 1997 when the agreement was terminated.

Employment Agreements and Guaranteed Severance Payments

        The Company has entered into employment agreements with Messrs. Tullio and Glade. The agreements establish each employee's base salary and entitle each employee to receive benefits, vacation and sick leave in accordance with the Company's policies. The agreements are not for any specified term as either party may terminate the employment relationship at any time in accordance with the terms of the agreements. The agreements also contain provisions concerning the non-disclosure by the employee of Company proprietary information and the ownership of inventions conceived or made by the employee during the period of employment with the Company. Pursuant to such employment agreements, under certain circumstances, if an officer is terminated, voluntarily or involuntarily, as a result of a "change in control" of the Company during the term of his employment, the officer shall be entitled to monthly severance payments for a period ranging under the individual agreements from 90 days to as much as eighteen (18) months (the "Severance Period") following the effective date of such termination. The term "change in control" means any of the following: (a) merger or consolidation of the Company; (b) sale of all or substantially all of the assets of the Company; (c) sale of more than 50% of the outstanding Common Stock of the Company by any person or persons; or (d) change of identity of at least a majority of the Board of Directors within a twelve-month period. The severance payments are based upon the average total compensation paid to such officer during the previous fiscal year (excluding any non-cash compensation). The severance payments shall be reduced by any compensation, fees or remuneration received by such officer during the Severance Period. The Company is also obligated to continue to provide medical and dental benefits to the officer during the Severance Period. Additionally, any rights the officer may have in connection with the Company's stock options and stock awards and the Company's profit sharing plan shall continue uninterrupted during the Severance Period, to the extent permitted by applicable tax law, other laws and the Company plans. The severance payments to the executive officers are required, under certain circumstances, to be placed in a trust to ensure payment.

        In addition to the foregoing, Mr. Tullio is entitled to receive severance payments and a continuation of employee benefits following termination if termination is for any reason other than for causes arising out of breach of Company policy or illegal acts. Such severance payments and benefits are for up to six (6) months for Mr. Tullio.

Indemnification Agreements

        The Company has entered into indemnification agreements with its directors and certain key officers which provide such individuals with contractual indemnification rights. Such indemnification agreements apply retroactively as well as prospectively to any actions taken by the indemnified parties while serving as officers or directors of the Company. Such indemnification agreements also provide that the Company shall indemnify such persons to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the indemnification agreement, the Company's Articles of Incorporation, the Company's Bylaws or by statute.

Compensation Committee Interlocks and Insider Participation

        The Company's Compensation Committee for fiscal 1998 was composed of Messrs. Hankin, Mahmarian and Reynolds. Mr. Reynolds is Chairman of the Board and has served the Company in the past in numerous executive positions, including Chief Executive Officer.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting the salaries of executive officers and administering the policies and programs that govern annual compensation. The Committee works in conjunction with the Company's Stock Option Committee which administers employee stock option and award programs.

        The Company operates in a highly competitive and rapidly changing high technology industry. The goal of the Committee with respect to the Chief Executive Officer (the "CEO") and other executive officers is to provide compensation sufficient to attract, motivate and retain executives of outstanding ability. Recognizing the difficulties of the Company's transition from a product international dealer-based organization to a completely new identity as an Internet provider/service/networking company, as well as the necessity for continually adjusting to the rapidly evolving marketplace, the Committee seeks to set compensation policies that promote the Company's flexibility to respond to changes in its business environment.

        BASE SALARY. The Committee historically established the base salary of the CEO and other executive officers based primarily upon a review of readily available salary surveys of similarly sized companies in the Company's industry segment. The Committee annually evaluates the performance of and determines adjustments to base salary of the CEO and the Company's other executive officers based upon a mix of the achievement of the corporate goals, individual performance and contributions and comparisons with other similarly sized companies in the Company's industry segment.

        BONUSES. Bonuses for executive officers are established by the Committee based upon achievement of corporate objectives as well as individual performance. While the Company's primary goal continues to be a return to profitability, the Committee recognized that the costs of acquiring and integrating new operations, the costs of integrating a new internal information system and the need for investment in new products could not overshadow the progress made by the Company as a result of the successes of its management team in moving towards this goal, even if the goal had not yet been achieved. Bonuses awarded to executive officers for fiscal 1998 reflect the successful implementation by the executive officers of a business plan to implement an acquisition strategy and to launch a new line of Internet products.

        STOCK PLANS. The long term incentive element of the Company's management compensation program is provided through the award of stock options. Amounts awarded are discretionary with the Stock Option Committee. The Company believes that providing management with a substantial economic interest in the long-term appreciation of the Company's Common Stock further aligns the interest of shareholders and management. When granting stock options to executive officers in fiscal 1998, the Stock Option Committee considered each officer's current stock and stock option holdings.

        Section 162(m) of the Internal Revenue Code (the "Code"), as amended, limits the Company to a deduction of no more than $1 million paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code. The Compensation Committee believes at the present time it is unlikely that the compensation paid to any executive officer in a taxable year which is subject to the deduction limit will exceed $1 million. Therefore, the Committee has not yet established a policy for determining which forms of incentive compensation awarded to executive officers will qualify as performance-based compensation.

        CEO COMPENSATION. The Committee in determining the CEO's compensation for fiscal 1998 considered the CEO's performance in achieving goals set by the Committee, the Company's performance, and the position of the Company on a go-forward basis. Goals which had been set by the Committee included (1) redefining the Company as a technology provider and implementing strategic public relations and advertising campaigns, (2) identifying and consummating service acquisitions, (3) achieving revenue flow from the AlphaCONNECT internet products, (4) obtaining financing sources for possible future acquisitions and
(5) acquiring and implementing a new management information system.

        The Committee reviewed information supplied by the Economic Research Institute for companies in similar industries at revenue levels presently comparable to the Company and anticipated as a result of the Company's acquisition strategy. Based upon the CEO's performance with respect to the established objectives and the CEO's overall performance, and based upon competitive salary information, the Committee awarded Mr. Tullio a salary increase of $25,000 for fiscal 1999 and a bonus of $100,000 for fiscal 1998.

        Mr. Tullio was granted stock options in fiscal 1998 representing the right to purchase 100,000 shares of Common Stock. This grant, together with prior options still exercisable, results in Mr. Tullio having the right to purchase 486,939 shares of Common Stock (approximately 4.4% of the outstanding shares of Common Stock of the Company), consistent with prior Board recommendation and Committee decisions that the CEO should, in order to ensure appropriate incentive to maximize shareholder value, have the right to purchase approximately 5% of the outstanding shares of the Company.

        Members of the Compensation Committee for fiscal 1998 were Clarke E. Reynolds, Chairman, Rockell N. Hankin and Richard E. Mahmarian. Messrs. Hankin and Mahmarian also constituted the Stock Option Committee.

Common Stock Performance(1)

               The following graph compares the percentage change in the Company's cumulative total shareholder return on Common Stock over the last five-year period with the performances of the Nasdaq Market Index and the Media General Financial Services Industry Group 071 (Computers, Subsystems and Peripherals) Index over the same period. The returns were calculated assuming the value of the investment in the Company's stock and each index were $100 on February 27, 1993, and that all dividends were reinvested.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                  OF COMPANY, INDUSTRY INDEX AND BROAD MARKET

                                        Fiscal Year Ending
                        ---------------------------------------------------
Company                 1993    1994     1995      1996      1997      1999
-------                 ----    ----     ----      ----      ----      ----
Alpha Microsystems       100    77.00    30.00     24.00     68.00     54.00
Industry Index           100   120.16   134.80    220.83    252.80    365.11
Broad Market             100   127.41   121.65    167.97    201.61    274.20

Compliance with Section 16(a) of the Securities Exchange Act of 1934

        Section 16(a) of the Securities Exchange Act of 1934, as amended ("Section 16(a)"), requires the Company's directors and executive officers, and persons who own more than ten percent (10%) of the Company's Common Stock, to file with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. initial reports of ownership and reports of changes in ownership of Common Stock. Officers, directors and greater than ten-percent (10%) shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended February 22, 1998 all such reports required pursuant to Section 16(a) by the Company's officers, directors and greater than ten-percent (10%) beneficial owners were timely filed.

DEADLINE FOR SUBMITTING PROPOSALS FOR NEXT YEAR'S ANNUAL MEETING

        Any proposal intended to be presented by a shareholder at the 1999 Annual Meeting of Shareholders must be received by the Secretary of the Company at the Company's principal office not later than May 14, 1999, in order to be considered for inclusion in the Company's proxy statement and form of proxy for that meeting. Pursuant to the Company's By-laws, any shareholder wishing to make nominations for director, or bring other business to any


----------------------------
(1) This Section, including the Stock Performance Graph, shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under such Acts.

meeting of the shareholders of the Company, must give written notice to the Secretary of the Company not less than 90 days in advance of such meeting or, if later, the tenth day following the first public announcement of the date of such meeting. The required content of such notice is set forth in the Company's Bylaws, a copy of which may be obtained by writing to the Secretary of the Company at the address set forth below.

EXPENSES OF SOLICITATION

        The total cost of this solicitation will be borne by the Company. In addition to use of the mails, proxies may be solicited by officers, directors and regular employees of the Company personally by telephone or telegraph. In addition, the Company has retained Georgeson & Company Inc. to assist it in connection with the Annual Meeting. The Company has agreed to pay Georgeson & Company Inc. approximately $8,500 plus reimbursement of certain expenses. The Company may reimburse persons holding shares in their own names or in the names of their nominees for expenses they incur in obtaining instructions from beneficial owners of such shares.

OTHER MATTERS

        The Board of Directors knows of no other business to be presented at the meeting, but if other matters are properly presented at the meeting, the persons named in the proxy will exercise their discretionary authority to vote on such matters as well as other matters incident to the conduct of the meeting.

               The Company has filed its Annual Report on Form 10-K for the year ended February 22, 1998, with the Securities and Exchange Commission. This report contains detailed information concerning the Company and its operations, supplementary financial information and certain schedules which may not be included in the Annual Report to shareholders. A COPY OF THIS REPORT, EXCLUDING EXHIBITS, WILL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JEFFREY J. DUNNIGAN, VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, 2722 SOUTH FAIRVIEW STREET, SANTA ANA, CALIFORNIA 92704. A COPY OF ANY EXHIBIT WILL BE FURNISHED TO ANY SHAREHOLDER UPON WRITTEN REQUEST AND PAYMENT TO THE COMPANY OF A COPYING CHARGE OF 25 CENTS PER PAGE. REQUESTS FOR COPIES OF EXHIBITS SHOULD ALSO BE DIRECTED TO JEFFREY J. DUNNIGAN AT THE ABOVE ADDRESS.

                                    By Order of the Board of Directors,


                                    John F. Glade, Secretary

September 11, 1998

                                                                       EXHIBIT A

--------------------------------------------------------------------------------

                               ALPHA MICROSYSTEMS

                         SECURITIES PURCHASE AGREEMENT

--------------------------------------------------------------------------------

                           Dated as of August 7, 1998

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
1.   Purchase and Sale of Preferred Stock..............................   A-1
     1.1   Defined Terms...............................................   A-1
     1.2   Authorization...............................................   A-9
     1.3   Purchase and Sale of the Preferred Stock....................   A-9
     1.4   Issuance of Warrants........................................   A-9

2.   Closings; Use of Proceeds.........................................   A-9
     2.1   The Closings................................................   A-9
     2.2   Use of Proceeds.............................................  A-10

3.   Representations and Warranties of the Company.....................  A-10
     3.1   Organization, Good Standing and Qualification...............  A-11
     3.2   Capitalization and Voting Rights............................  A-11
     3.3   Authorization; No Breach....................................  A-11
     3.4   Governmental and Other Consents.............................  A-12
     3.5   Litigation; Environmental Law...............................  A-12
     3.6   Intellectual Property.......................................  A-12
     3.7   Compliance with Law and Other Instruments...................  A-12
     3.8   Permits.....................................................  A-13
     3.9   Disclosure to Governmental Authorities......................  A-13
     3.10  Title to Property and Assets................................  A-13
     3.11  Employees and Labor.........................................  A-14
     3.12  Insurance...................................................  A-14
     3.13  Financial Statements........................................  A-14
     3.14  Absence of Changes..........................................  A-14
     3.15  Tax Returns.................................................  A-14
     3.16  Transactions with Affiliates................................  A-15
     3.17  Brokerage...................................................  A-15
     3.18  Disclosure to Investor......................................  A-15
     3.19  [Intentionally Omitted.]....................................  A-15
     3.20  Returns and Complaints......................................  A-15
     3.21  Accounts and Notes Receivable...............................  A-15
     3.22  Year 2000...................................................  A-15
     3.23  Private Sale................................................  A-16
     3.24  Closing Dates...............................................  A-16

4.   Representations and Warranties of the Investor....................  A-16
     4.1   Organization and Good Standing..............................  A-16
     4.2   Authorization...............................................  A-16
     4.3   Investment Representations..................................  A-16
     4.4   Closing Dates...............................................  A-17

5.   Conditions to the Investor's Obligations at the Effective Date and
     the Closing Dates.................................................  A-17
     5.1   Effective Date..............................................  A-17
     5.2   First Closing...............................................  A-18
     5.3   Second Closing..............................................  A-20
     5.4   Third Closing...............................................  A-21

                                                                         PAGE
                                                                         ----
6.   Conditions of the Company's Obligations at Closing................  A-22
     6.1   Representations and Warranties..............................  A-22
     6.2   Litigation..................................................  A-22
     6.3   Purchase Price..............................................  A-22
     6.4   H-S-R Act Approval..........................................  A-22
     6.5   Proposed Board Members......................................  A-22
     6.6   Fairness Opinion............................................  A-22

7.   Additional Agreements of the Company..............................  A-22
     7.1   Compliance..................................................  A-22
     7.2   Affirmative Covenants.......................................  A-22
     7.3   Committees and Subcommittees................................  A-24
     7.4   Approval and Filing of Certificate..........................  A-24
     7.5   Financial Reports...........................................  A-24
     7.6   Notice and Supplemental Information.........................  A-25

8.   Miscellaneous.....................................................  A-25
     8.1   Transactional Expenses......................................  A-25
     8.2   Portfolio Monitoring Expenses...............................  A-25
     8.3   Survival of Representations, Warranties and Covenants.......  A-25
     8.4   Publicity and Non-Disclosure................................  A-25
     8.5   Successors and Assigns......................................  A-25
     8.6   Governing Law...............................................  A-25
     8.7   Counterparts................................................  A-26
     8.8   Titles and Subtitles........................................  A-26
     8.9   Notices.....................................................  A-26
     8.10  Construction................................................  A-26
     8.11  Indemnification.............................................  A-27
     8.12  Termination.................................................  A-27
     8.13  Forum Selection and Consent to Jurisdiction.................  A-28
     8.14  Waiver of Jury Trial........................................  A-28
     8.15  Certificates and Waivers....................................  A-28
     8.16  Severability................................................  A-28
     8.17  Entire Agreement............................................  A-28

EXHIBITS

Appendix A    --   Form of Certificate of Determination
Appendix B    --   Form of Registration Rights Agreement
Appendix C    --   Form of Warrant Certificate
Appendix C-1  --   Warrant Schedule
Appendix D    --   Form of Subordinated Debenture

SCHEDULES

Schedule 3.2(a)    Capitalization and Voting Rights
Schedule 3.2(b)    Outstanding Convertible Securities
Schedule 3.2(c)    Preemptive Rights
Schedule 3.2(d)    Redemption Obligations
Schedule 3.2(f)    Subsidiaries
Schedule 3.3       Authorization; No Breach
Schedule 3.5       Litigation
Schedule 3.6       Intellectual Property Rights
Schedule 3.9(a)    SEC Reports
Schedule 3.9(b)    NASD Notice
Schedule 3.9(c)    Deviations in Financial Statements in SEC Reports
Schedule 3.9(e)    Pro Forma Financial Condition
Schedule 3.11      Employees and Labor
Schedule 3.12      Insurance Policies
Schedule 3.14      Absence of Changes
Schedule 3.16      Transactions with Affiliates
Schedule 3.17      Finders Fees
Schedule 3.21      Accounts and Notes Receivable
Schedule 5.1(c)    Senior Credit Facility

                         SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") dated as of the 7th day of August, 1998 (the "Effective Date") by and among Alpha Microsystems, a California corporation (the "Company"), and ING Equity Partners II, L.P. ("Equity Partners").

     WHEREAS, the Company desires to raise up to an aggregate of $20,000,000 for the purposes set forth in this Agreement; and

     WHEREAS, the Investor desires to provide all or a portion of such financing subject to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the agreements contained herein, intending to be legally bound, the Company and the Investor hereby agree as follows:

     1. Purchase and Sale of Preferred Stock.

        1.1 Defined Terms. Capitalized terms used and not otherwise defined in this Agreement have the meanings ascribed to them below or in the other locations of this Agreement specified below:

           "Affiliate" means, with respect to any specified Person, (1) any other Person who, directly or indirectly, owns or controls, is under common ownership or control with, or is owned or controlled by, such specified Person,
(2) any other Person who is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, of the specified Person or a Person described in clause
(1)above, (3) any other Person of whom the specified Person is a director, officer or partner or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity Securities, (4) any other Person in whom the specified Person has a substantial beneficial interest or as to whom the specified Person serves as trustee or in a similar capacity, or (5) any spouse (including any partner with whom such person resides on a permanent basis) of the specified Person or any of the foregoing Persons described in clause (1), (2), (3) or (4) above, or any other Person who, directly or indirectly, is under common ownership or control with, or is owned or controlled by such spouse. As used in this definition, the term "control" means the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

           "Approval" shall mean the stockholder approval following the First Closing that is necessary to permit the Company to consummate the transactions contemplated by the Second Closing and the Third Closing as mutually determined by the Company and the Investor.

           "Applicable Law" with respect to any Person, means all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any Governmental Authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, and all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

           "Arbitration Procedure" means the following procedure to determine the Market Price or Exercise Amount, as the case may be, in the event that the Significant Holder and the Company cannot resolve any differences they have with respect to the Market Price or Exercise Amount, as the case may be. The Market Price or Exercise Amount, as the case may be, shall be determined by an investment banking firm of national recognition, which firm shall be reasonably acceptable to the Company and the Significant Holder. If the Company and the Significant Holder are unable to agree upon an acceptable investment banking firm within ten (10) days after the date either party proposed that one be selected, the investment banking firm will be selected by an arbitrator located in the City of New York, New York selected by the American Arbitration Association (or if such organization ceases to exist, the arbitrator shall be chosen by a court of competent jurisdiction). The arbitrator shall select the investment banking firm (within ten (10) days of his appointment) from a list, jointly prepared by the Company and the Significant Holder, of not more than six investment banking firms of national standing in the United States, of which no more than three may be named by the Company and no more than three may be named by the Significant Holder. The arbitrator may consider, within the ten-day period allotted, arguments from the parties regarding which investment banking firm to choose, but the selection by the arbitrator shall be made in its sole discretion from the list of six. The Company and the Significant Holder shall submit to the investment banking firm their respective determinations of the Market Price or Exercise Amount, as the case may be, and any supporting arguments and other data as they may desire, within ten (10) days of the appointment of the investment banking firm, and the investment banking firm shall as soon as practicable thereafter make its own determination of the Market Price or Exercise Amount, as the case may be. The final Market Price or Exercise Amount, as the case may be, for purposes hereof shall be the average of the two Market Prices or Exercise Amounts, as the case may be, closest together, as determined by the investment banking firm, from among the Market Prices or Exercise Amount, as the case may be (i) submitted by the Company, (ii) submitted by the Significant Holder and (iii) calculated by the investment banking firm. The determination by such investment banking firm shall be final and binding upon the parties. The Company and the Significant Holder shall each pay one-half ( 1/2) of the fees and expenses of the investment banking firms and arbitrators (if any) used to determine the Market Price or Exercise Amount, as the case may be. If required by any such investment banking firm or arbitrator, the Company and the Significant Holder shall execute a retainer and engagement letter containing reasonable terms and conditions, including, without limitations, customary provisions concerning the rights of indemnification and contribution by the Company in favor of such investment banking firm or arbitrator and its officers, directors, partners, employees, agents and Affiliates.

           "Board" means the Board of Directors of the Company.

           "Business Day" means any day other than a Saturday, Sunday or a day on which all United States securities exchanges on which Securities issued by the Company are listed, are authorized or required to be closed.

           "By-laws" means the by-laws of the Company, as amended and in effect at the time in question.

           "Capital Lease Obligations" means, with respect to any Person on any date, the Obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which Obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person as of such date computed in accordance with GAAP.

           "Certificate" means the Certificate of Determination of the Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Voting Preferred Stock, substantially in the form attached hereto as Exhibit A.

           "Certificate of Incorporation" means the Articles of Incorporation of the Company, as amended and in effect at the time in question.

           "Change of Control" means the occurrence of any of the following events: (i) all or substantially all of the Company's assets, on a consolidated basis, are sold as an entirety to any Person or related group of Persons or there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving company (other than a consolidation or merger with a wholly-owned Subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common stock would be converted into cash, Securities or other property, in any case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the sale of assets or consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the transferee or continuing or surviving company immediately after such sale of assets or consolidation or merger or (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Investor is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act provided that such person shall be deemed to have "beneficial ownership" of all shares that such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting power of the outstanding capital stock of the Company; provided, however, that for purposes of computing the total voting power of the outstanding capital stock of the Company such computation shall not include shares of Common Stock issuable upon conversion of the Warrants.

           "Claim" means any claim, demand, assessment, judgment, order, decree, action, cause of action, litigation, suit, investigation or other proceeding.

           "Class A Preferred Stock" means the Class A Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, of the Company.

           "Class B Preferred Stock" means the Class B Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, of the Company.

           "Class C Preferred Stock" means the Class C Cumulative, Redeemable and Exchangeable Preferred Stock, no par value, of the Company.

           "Closing Dates" means, collectively, the First Closing Date, the Second Closing Date and the Third Closing Date.

           "Closings" means, collectively, the First Closing, the Second Closing and the Third Closing.

           "Code" means the Internal Revenue Code of 1986, as amended, or any similar Federal law then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

           "Common Stock" means, collectively, all of the Common Stock, no par value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

           "Common Stock Equivalent" means all shares of Common Stock outstanding and all shares of Common Stock issuable (without regard to any present restrictions on such issuance) upon the conversion, exchange or exercise of all Securities of the Company that are convertible, exchangeable or exercisable for Common Stock and all Common Stock appreciation rights, phantom Common Stock rights and other rights to acquire, or to receive or be paid amounts based on the market price (less any exercise, conversion or purchase price) of, the Common Stock.

           "Company" shall mean Alpha Microsystems, a California corporation.

           "DCI" shall mean Delta CompuTec Inc., a New York corporation.

           "DCI Merger Agreement" shall have the meaning given to it in Section 5.1(b).

           "EBITDA" means, for any period of determination thereof, Net Income of the Company plus (a) Net Interest Expense, (b) any dividends required to be paid (whether or not paid) to holders of Preferred Stock, (c) income tax expense, refunds or credits for such periods, and (d) depreciation and amortization expense of the Company, and minus any extraordinary or nonrecurring gains, including gains arising from asset sales or the issuance of Securities, all determined in accordance with GAAP.

           "Effective Date" shall have the meaning given to it in the Introduction on page 1.

           "Employee Plans" means any current or previously terminated "employee benefit plan" (as defined in Section 3(3) of ERISA) as well as any other plan, program or arrangement involving direct and indirect compensation or benefits, in each case, under which the Company or any ERISA Affiliate of the Company has any present or future Obligations or Liability on behalf of its employees or former employees, contractual employees or their dependents or beneficiaries.

           "Encumbrances" shall have the meaning set forth in Section 3.10.

           "Environmental and Safety Requirements" means all Legal Requirements, Orders, contractual Obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including, without limitation, all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, including but not limited to, the Solid Waste Disposal Act, as amended 42 U.S.C. sec. 6901, et seq., the Clean Air Act, as amended, 42 U.S.C. sec. 7401, et seq. the Federal Water Pollution Control Act, as amended, 33 U.S.C. sec. 1251, et seq. the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. sec. 11001, et seq., the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, 42 U.S.C. sec. 9601, et seq., the Hazardous Materials Transportation Uniform Safety Act, as amended, 49 U.S.C. sec. 1804, et seq., the Occupational Safety and Health Act of 1970, and the regulations promulgated thereunder.

           "Equity Incentive Plans" means collectively the equity incentive plans set forth on Schedule 3.11 and any other equity incentive plan adopted by the Company and approved by the required vote of its shareholders and the Board, as the case may be.

           "Equity Offering" means a public or private offering by the Company or any of its Subsidiaries for cash of capital stock or other equity interests and all warrants, options or other rights to acquire capital stock or other equity interests.

           "Equity Partners" means ING Equity Partners II, L.P.

           "ERISA" means the Employment Retirement Income Security Act of 1974, as amended, or any similar Federal law in force, and the rules and regulations promulgated thereunder, all as the same may be amended.

           "ERISA Affiliate" means, with respect to any Persons, any entity that is a member of a "controlled group of corporations" with, or is under "common control" with, or is a member of the same "affiliated service group" with such Person as defined in Sections 414(b), 414(c), 414(m) or 414(o) of the Code.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar federal statute then in force, and the rules and regulations promulgated thereunder, all as the same may from time to time be in effect.

           "Exercise Amount" shall have the meaning given to it in Section 2.1 of the Warrant.

           "Exercise Date" shall have the meaning given to it in the preamble of the Warrant.

           "Fair Market Value" means (i) with respect to any listed Security, its Market Price, including as determined pursuant to any Arbitration Procedure and (ii) with respect to any property or assets other than cash or listed Securities, the fair value thereof determined in good faith by the Board.

           "Financial Statements" shall have the meaning given to it in Section 3.13.

           "First Closing" shall have the meaning given to it in Section 2.1(a).

           "First Closing Date" shall have the meaning given to it in Section 2.1(a).

           "First Closing Warrants" shall mean the Series A Common Stock Warrants, Series B Common Stock Warrants and Series B-1 Common Stock Warrants to be issued by the Company at the First Closing, subject to the terms and conditions herein and subject to any adjustments determined in accordance with the Warrant Schedule.

           "Fully-Diluted Basis" means, when referring to the computation of a percentage of one or more classes of Securities held by a Person, the percentage that the number of shares of such class or classes of Securities that would be held by such Person after giving effect to the full exercise of any options or warrants and the full conversion of any convertible Securities held by such Person, whether or not such warrants, options or convertible Securities are then exercisable or convertible, as the case may be, (without giving effect to the use of the proceeds received by the issuer from the exercise or conversion of such Securities to repurchase any outstanding Securities) bears to the aggregate number of shares that would be outstanding after giving effect to the full exercise of all warrants or options and the full conversion of any convertible Securities held by all Persons, whether or not such warrants, options or convertible Securities are then exercisable.

           "Fundamental Documents" means the documents by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. The Fundamental Documents of the Company are the Certificate of Incorporation (as modified by the Certificate) and By-laws.

           "GAAP" means United States generally accepted accounting principles, consistently applied.

           "Governmental Authority" means any domestic or foreign government or political subdivision thereof, whether on a federal, state or local level and whether executive, legislative or judicial in nature, including any agency, authority, board, bureau, commission, court, department or other instrumentality thereof.

           "Guaranty" means any obligation, contingent or otherwise, of any Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person in any manner, whether directly or indirectly, including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other obligation, (ii) to purchase property, securities or services for the purposes of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, or (iv) to maintain the working capital, equity capital or other financial statement condition of any primary obligor, provided, however, that the term Guaranty shall not include endorsement of instruments for deposit and collection in the ordinary course of business.

           "H-S-R Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

           "Indebtedness" of any Person means, without duplication, (a) all Obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all Obligations of such Person evidenced by (or which customarily would be evidenced by) bonds, debentures, notes or similar instruments, (c) all reimbursement Obligations of such Person with respect to letters of credit and similar instruments, (d) all Obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (e) all Obligations of such Person incurred, issued or assumed as the deferred purchase price of property or services other than accounts payable incurred and paid on terms customary in the business of such Person (it being understood that the "deferred purchase price" in connection with any purchase of property or assets shall include only that portion of the purchase price which shall be deferred beyond the date on which the purchase is actually consummated), (f) all Obligations secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property owned or acquired by such Person, whether or not the Obligations secured thereby have been assumed,
(g) all Obligations of such Person under forward sales, futures, options and other similar hedging arrangements (including interest rate hedging or protection agreements), (h) all obligations of such Person to purchase or otherwise pay for merchandise, materials, supplies, services or other property under an arrangement which provides that payment for such merchandise, materials, supplies, services or other property shall be made regardless of whether delivery of such merchandise, materials, supplies, services or other whether delivery of such merchandise, materials, supplies, services or other property is ever made or tendered, (i) all Guaranties by such Person of obligations of others and (j) all capitalized lease obligations of such Person.

           "Insurance Policies" shall have the meaning given to it in Section 3.12.

           "Intellectual Property Rights" means all industrial and intellectual property rights, including, (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuance, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all transactions, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

           "Investor" means ING Equity Partners II, L.P., together with its successors and assigns.

           "Knowledge" of any Person means the actual knowledge of such person (including the actual knowledge of the executive officers and directors of such Person).

           "Legal Requirements" means, as to any Person, all federal, state, local or foreign laws, statutes, rules, regulations, ordinances, permits, certificates, requirements, regulations, and restrictions of any Governmental Authority applicable to such Person or any of its properties or assets.

           "Liability" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated and whether due or to become due, regardless of when asserted.

           "Liquidation Value" means the Liquidation Value, as defined in the Certificate, of any outstanding Preferred Stock.

           "Loss" means any loss (including diminution in value of Securities), Liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax (including any Taxes imposed with respect to any indemnity payments for any such Loss), penalty, fine or expense, whether or not arising out of any Claims by or on behalf of any party to this Agreement or any third party, including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing which any such party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of any indemnifiable event or condition.

           "Market Price" means, with respect to any listed Security, its market price as determined in good faith by the Company and communicated in writing to the Significant Holder, provided, however, that the Significant Holder may, within five (5) Business Days following its receipt of such written notice, dispute the Company's determination of the Market Price by providing the Company with written notice of such disagreement. The Market Price shall be deemed final and accepted by the Significant Holder unless such notice is given. During a period of five (5) Business Days following the aforesaid five-day period, the Company and the Significant Holder shall attempt in good faith to resolve any differences they have with respect to the Market Price. If at the end of such 5-day period the Company and the Significant Holder shall have failed to reach agreement with respect to the Market Price, then the Market Price shall be determined using the Arbitration Procedure.

           "Material Adverse Change" means, with respect to the Company and its Subsidiaries, a change, during the period specified, in the Company's or any of its Subsidiary's business, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), Liabilities or prospects, either individually or in the aggregate, which has had or could reasonably be expected to have a Material Adverse Effect on the Company.

           "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the business, properties, condition (financial and otherwise), operations, results of operations, assets (including levels of working capital and components thereof), capitalization, management, litigation, Liabilities, or prospects of such Person.

           "Multi-employer Plan" means a Plan which is a multi-employer plan as defined in Section 3(37) of ERISA.

           "Net Income" means, for any period, net income determined in accordance with GAAP.

           "Net Interest Expense" means, for any period on a consolidated basis, the interest (including capitalized interest) and all amortization of debt discount and expense on any particular Indebtedness (including, without limitation, payment-in-kind, zero coupon and other like securities and the interest component of Capital Lease Obligations applicable to such period) of the Company, less any interest earned by the Company on cash and cash equivalents.

           "New Securities" means any Securities of the Company issued other than in connection with (i) the acquisition (by stock or asset purchase, merger or other form of business combination) of another company or business or other than any such acquisition of or from any Person or Persons that are Affiliates of the Company immediately prior to such issuance (other than Securities issued in connection with the financing of such transactions), (ii) any Equity Incentive Plans adopted by the Board and, in the event the Board includes any Preferred Directors, agreed to by the Preferred Directors, (iii) for so long as there is an Investor who is a Significant Holder, in connection with any dividend or distribution where the approval of such transaction requires the affirmative consent of the Significant Holder, such approval has been granted and such transaction is consummated on terms consistent with such approval, (iv) in connection with an underwritten public offering of shares of Common Stock registered pursuant to the Securities Act or (v) upon the sale of any Warrants as set forth in the Warrant Schedule or upon the issuance of Common Stock upon exercise of such Warrants.

           "New Spinoff Entity" shall have the meaning given to it in the definition of "Spinoff Transaction" in this Section 1.1.

           "Notes" means the Subordinated Debentures, if any, issued pursuant to the Indenture substantially in the form of Exhibit D attached hereto.

           "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding at law or in equity.

           "Order" means any judgment, writ, decree, injunction, order, stipulation, compliance agreement or settlement agreement issued or imposed by, or entered into with, a Governmental Authority, whether or not having the force of law.

           "Person" shall be construed as broadly as possible and shall include an individual, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

           "Preferred Director" shall have the meaning given to it in Section 7.2(g).

           "Preferred Redemption Event" shall mean the Company's election, on 30 days' prior written notice to the holders of Preferred Stock, to redeem all or a portion of such Preferred Stock.

           "Preferred Stock" means, collectively, the Class A Preferred Stock, the Class B Preferred Stock, the Class C Preferred Stock and any Voting Preferred Stock.

           "Registration Rights Agreement" means the Registration Rights Agreement among the Company and the Investors (as defined therein), a form of which is attached as Exhibit B.

           "Requisite Investors" means in the case of any tranche, series or class of Securities purchased hereunder at any Closing, holders of a majority of such class outstanding; provided, that (i) with respect to any Securities exercisable for or convertible into Common Stock Equivalents, the determination of a majority will be made with respect to such Common Stock Equivalents and
(ii) for so long as Equity Partners is the

Significant Holder, all determinations which require the consent of the Requisite Investors shall require the consent of Equity Partners.

           "Reserved Common Shares" means the shares of Common Stock issuable upon conversion of the Warrants, if any.

           "Restricted Securities" shall mean the Preferred Stock, the Warrants, the Notes, the Reserved Common Shares and any shares of capital stock received in respect of any thereof, in each case which have not then been sold to the public pursuant to (a) registration under the Securities Act or (b) Rule 144 (or similar or successor rule) promulgated under the Securities Act.

           "Restricted Shares" shall mean the Reserved Common Shares that constitute Restricted Securities.

           "SEC" means the United States Securities and Exchange Commission.

           "SEC Reports" shall have the meaning given to it in Section 3.9.

           "Second Closing" shall have the meaning given to it in Section
2.1(b).

           "Second Closing Date" shall have the meaning given to it in Section 2.1(b).

           "Second Closing Warrants" shall mean the Series C Common Stock Warrants and Series D Common Stock Warrants to be issued by the Company at the Second Closing, subject to the terms and conditions herein and subject to any adjustments determined in accordance with the Warrant Schedule.

           "Securities" means, with respect to any Person, such Person's "securities" as defined in Section 2 (1) of the Securities Act, or any other debt or equity securities, and includes such Person's capital stock or other equity interests or any options, warrants or other securities or rights that are directly or indirectly convertible into, or exercisable or exchangeable for, such Person's capital stock or other equity interests.

           "Securities Act" means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same may from time to time be in effect.

           "Significant Holder" means the Investor that holds the largest number of Common Stock Equivalents representing at least 10% of the Common Stock on a Fully-Diluted Basis; provided, that, so long as Equity Partners holds at least 10% of the Common Stock Equivalents on a Fully-Diluted Basis, Equity Partners shall be deemed to be the Significant Holder.

           "Spinoff Transaction" shall mean the spinoff or other creation of a subsidiary or affiliate of the Company (the "New Spinoff Entity") whose assets consist in whole or in part of a significant component of the Company's business, as approved by Equity Partners.

           "Subsidiary" shall mean, at any time, with respect to any Person (the "Subject Person"), (i) any Person of which either (x) more than 50% of the shares of stock or other interests entitled to vote in the election of directors or comparable Persons performing similar functions (excluding shares or other interests entitled to vote only upon the failure to pay dividends thereon or other contingencies) or (y) more than a 50% interest in the profits or capital of such Person, are at the time owned or controlled directly or indirectly by the Subject Person or through one or more Subsidiaries of the Subject Person or by the Subject Person and one or more Subsidiaries of the Subject Person, or
(ii) any Person whose assets, or portions thereof, are consolidated with the net earnings of the Subject Person and are recorded on the books of the Subject Person for financial reporting purposes in accordance with GAAP.

           "Tax" means any Taxes and the term "Taxes" means, with respect to any person, (A) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (B) any Liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable Legal Requirement) of another Person or a member of an affiliated or combined group.

           "Third Closing" shall have the meaning given to it in Section 2.1(c).

           "Third Closing Date" shall have the meaning given to it in Section 2.1(c).

           "Third Closing Warrants" shall mean the Series E Common Stock Warrants and Series F Common Stock Warrants to be issued by the Company at the Third Closing, subject to the terms and conditions herein subject to any adjustments determined in accordance with the Warrant Schedule.

           "Total Net Indebtedness" means, in respect to any Person, at the date of determination, the aggregate principal amount of all Indebtedness, less cash and cash equivalents, of such Person, determined in accordance with GAAP.

           "Transaction Documents" means this Agreement, the Exhibits and Schedules attached hereto in their final and executed form, as applicable, and each of the agreements contemplated hereby and thereby.

           "Transfer" shall mean any disposition of any shares or other units of Restricted Securities or any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

           "Voting Preferred Stock" shall mean any Voting Preferred Stock of the Company then outstanding having the rights set forth in Section D of Article Fourth of the Certificate.

           "Warrants" means Warrants in substantially the form of Exhibit C attached hereto, issuable on the Closing Dates and exercisable for the Securities indicated on Exhibit C-1 attached hereto (the "Warrant Schedule"), subject to the modifications set forth on the face of the Warrant Schedule.

        1.2 Authorization. The Board has authorized the filing of the Certificate of Determination, substantially in the form attached hereto as Exhibit A (the "Certificate"). The Certificate designates (i) $8,000,000 of Class A Preferred Stock, (ii) $7,000,000 of Class B Preferred Stock, (iii) $5,000,000 of Class C Preferred Stock and (iv) Voting Preferred Stock, and sets forth the terms, Determinations, powers, preferences and relative rights and the qualifications, limitations and restrictions of the Preferred Stock. The Company will use its best efforts to cause all closing conditions set forth in this Agreement to be fulfilled and the Closings (as hereinafter defined) to be achieved promptly in accordance with this Agreement.

        1.3 Purchase and Sale of the Preferred Stock. At the First Closing, subject to the terms and conditions set forth herein, the Company will sell, and the Investor will purchase, 8,000 shares of the Class A Preferred Stock at a price of $1,000 per share and one (1) share of Voting Preferred Stock at a price of $100 per share. At the Second Closing, subject to the terms and conditions set forth herein, the Company will sell, and the Investor will purchase, 7,000 shares of the Class B Preferred Stock at a price of $1,000 per share. At the Third Closing, subject to the terms and conditions set forth herein, the Company will sell, and the Investor will purchase, up to 5,000 shares of Class C Preferred Stock at a price of $1,000 per share.

        1.4 Issuance of Warrants. At the First Closing, the Company shall issue the First Closing Warrants; at the Second Closing, the Company shall issue the Second Closing Warrants; and at the Third Closing, the Company shall issue the Third Closing Warrants; in each case as reflected on the Warrant Schedule and subject to the terms and conditions set forth herein.

     2. Closings; Use of Proceeds.

        2.1  The Closings.

        (a) The first closing (the "First Closing") hereunder in respect of the issuance and sale of the Class A Preferred Stock being purchased by the Investor at the First Closing and the consummation of the related transactions contemplated hereby will, subject to the satisfaction or waiver of the applicable terms and conditions set forth herein, take place at the offices of Mayer, Brown & Platt in New York, New York at a time and date to be set by the Investor (the "First Closing Date"), and upon at least three Business Days' notice to the Company; provided, that all conditions of the Investor and the Company to the First Closing have been satisfied or waived, but in any case the First Closing Date shall be on or before September 4, 1998.

        (b) The second closing (the "Second Closing") hereunder in respect of the issuance and sale of the Class B Preferred Stock being purchased by the Investor at the Second Closing will, subject to the satisfaction or waiver of the applicable terms and conditions set forth herein, take place at the offices of Mayer, Brown & Platt in New York, New York at a time and date to be set by the Investor (the "Second Closing Date"), and upon at least three Business Days' notice to the Company; provided, that the Second Closing Date shall be within five Business Days after all conditions of the Investor and the Company to the Second Closing have been satisfied or waived, but in any case the Second Closing Date shall be on or before October 30, 1998.

        (c) The third closing (the "Third Closing") hereunder in respect of the issuance and sale of the Class C Preferred Stock being purchased by the Investor at the Third Closing will occur at the option of the Company, and subject to the satisfaction or waiver of the applicable terms and conditions set forth herein, take place at the offices of Mayer, Brown & Platt in New York, New York at a time and date to be agreed upon by the Investor and the Company (the "Third Closing Date"); provided, that the Third Closing Date shall be within five Business Days after all conditions of the Investor and the Company to the Third Closing have been satisfied or waived, but in any case the Third Closing Date shall occur, if at all, on or before June 30, 1999.

        (d) At each Closing, the Company will deliver to the Investor a certificate, registered in the Investor's name or its nominee's name, evidencing the Preferred Stock purchased by the Investor at such Closing, and Warrant Certificates to be issued at such Closing against receipt by the Company of the purchase price for such Preferred Stock and Warrants by wire transfer of immediately available funds to an account designated by the Company.

        2.2  Use of Proceeds.

        (a) The proceeds received by the Company from the sale of the Class A Preferred Stock to the Investor shall be used by the Company solely for (i) repayment of existing indebtedness, (ii) the payment of fees and expenses incurred in connection with the consummation of the First Closing, (iii) working capital needs, (iv) the acquisition of DCI or a similar information technology service company acceptable to the Investor and (v) general corporate purposes.

        (b) The proceeds received by the Company from the sale of the Class B Preferred Stock to the Investor shall be used by the Company for general corporate purposes, including the business associated with the Company's Internet products; provided, that the Company may, upon written notice to and the consent of the Investor, elect to allocate a portion of the proceeds of the Second Closing to the consummation of a Spinoff Transaction. The terms, conditions and structure of any Spinoff Transaction shall be acceptable to the Significant Holder in its sole discretion, and shall in any event meet the following requirements: (i) the Company shall fully guarantee the obligations of the New Spinoff Entity with respect to any class of preferred stock issued by such entity in whole or in part to the Investor and (ii) subject to the provisions of Section 5.2(f) of the Warrants, the Investor shall participate in the ownership of the New Spinoff Entity on a pro rata basis with each of the Company's stockholders, giving effect, for the purposes of determining the Investor's pro rata percentage ownership, to the deemed exercise of any Securities of the Company (including the Warrants) that are convertible, exchangeable or exercisable for Common Stock then held by the Investor.

        (c) The proceeds received by the Company from the sale of the Class C Preferred Stock to the Investor shall be used by the Company solely for the Company's acquisition of information technology service companies on terms and conditions which are reasonably acceptable to the Investor.

     3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Investor that the statements contained in this
Section 3 are correct and complete as of the Effective Date, and, except as amended pursuant to Section 7.6, will be correct and complete as of the Second and Third Closing Dates (as though made then and as though the Second and Third Closing Dates were substituted for the date of this Agreement throughout this
Section 3), except as set forth in the Schedules hereto. Nothing in the Schedules shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Schedule identifies the exception with reasonable particularity. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). An item disclosed in any Schedule shall be deemed disclosed for purposes of all Schedules, provided that reasonably particular cross references have been included. The Company hereby represents and warrants to the Investor that as of the Effective Date:

        3.1 Organization, Good Standing and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as presently conducted and as presently proposed to be conducted. The Company and each of its Subsidiaries is duly qualified and in good standing to transact business in each jurisdiction in which the failure to so qualify would result in a Material Adverse Effect. The Investor has been furnished with true, correct and complete copies of the Company's Fundamental Documents.

        3.2  Capitalization and Voting Rights.

        (a) The authorized capital stock of the Company shall be as set forth in
Schedule 3.2(a).

        (b) Schedule 3.2(b) hereto contains a list of all outstanding warrants, options, agreements, convertible securities and other commitments pursuant to which the Company is or may become obligated to issue, sell or otherwise transfer any Securities (as defined in Section 2(1) of the Securities Act of 1933) of the Company, which list names of all Persons entitled to receive such Securities, indicates whether or not such Securities are entitled to any anti-dilution or similar adjustments upon the issuance of additional Securities of the Company or otherwise, sets forth the shares of capital stock and other Securities required to be issued thereunder (calculated after giving effect to all such anti-dilution and other similar adjustments resulting from the issuance of the Warrants) and the exercise or conversion price thereof, as applicable.

        (c) Except as set forth in Schedule 3.2(c), there are no preemptive rights of first refusal or other similar rights to purchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound. Except as set forth in Schedule 3.2(c) or as contemplated by the Transaction Documents and the Fundamental Documents of the Company, the Company is not a party to any Encumbrance, and to the Knowledge of the Company, there is no other Encumbrance (such as a right of first refusal, right of first offer, proxy, voting trust or voting agreement), with respect to the sale or voting of any Securities of the Company (whether outstanding or issuable upon the conversion, exchange or exercise of outstanding Securities).

        (d) Except as set forth in Schedule 3.2(d), other than as required by the Certificate there are no obligations to redeem, repurchase or otherwise acquire shares of capital stock or other Securities of the Company pursuant to any Legal Requirement, any Fundamental Document of the Company or any agreement to which the Company is a party or may be bound.

        (e) All Securities issued by the Company have been either issued in transactions in accordance with or exempt from registration under the Securities Act and the rules and regulations promulgated thereunder and all applicable state securities or "blue sky" laws, and the Company has not violated the Securities Act or any applicable state securities or "blue sky" laws in connection with the issuance of any such Securities. There are no restrictions upon the voting rights associated with, or the transfer of, any of the capital stock of the Company, except as provided by (i) United States or state securities laws or (ii) the terms and provisions of the Transaction Documents or as are disclosed in the SEC Reports.

        (f) Except as set forth in Schedule 3.2(f), the Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity or have any other Subsidiaries.

        3.3 Authorization; No Breach. The Company's execution and delivery of the Transaction Documents, its performance of the obligations and transactions contemplated thereunder, and its filing of the

Certificate will be duly authorized by the Company and its stockholders, as applicable. Each of the Transaction Documents constitutes, or upon its execution and delivery will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity. Except as set forth in Schedule 3.3, the execution and delivery by the Company of the Transaction Documents, the sale and issuance of the Preferred Stock and Warrants hereunder, the issuance of the Common Stock upon conversion of the Warrants, the filing of the Certificate and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not
(a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the Company's capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any Governmental Authority pursuant to the Fundamental Documents of the Company, or any Legal Requirement to which the Company is subject, or any agreement, commitment, instrument, order, judgment or decree to which the Company is subject.

        3.4 Governmental and Other Consents. Except with respect to the H-S-R Act, obtaining the stockholder Approval (each of which shall be consummated following the First Closing but prior to the Second Closing), filings made under the Exchange Act, and related filings made with applicable state securities authorities, as contemplated in the Transaction Documents, no consent, approval, order or authorization of, or registration, qualification, Determination, declaration or filing with, any Governmental Authority or any other third party is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of the Transaction Documents, the authorization of the Certificate, the offer, sale or issuance of the Preferred Stock and Warrants by the Company, the issuance of Common Stock upon exercise of the Warrants, or the consummation of the other transactions contemplated hereby.

        3.5 Litigation; Environmental Law. Except as set forth in Schedule 3.5, there are no material actions, suits, proceedings or investigations as to which the Company has received notice or to the Knowledge of the Company, that are threatened against or involve the Company or any Subsidiary whether at law or in equity, whether civil or criminal in nature or by or before any Governmental Authority, nor to the Knowledge of the Company does there exist any reasonable basis therefor. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any Governmental Authority. There is no action, suit or proceeding by the Company currently pending or that the Company currently intends to initiate. To the Knowledge of the Company, the Company is not in violation of any applicable Legal Requirements the violation of which is or could reasonably be material to the Company, including any Environmental and Safety Requirements, and no material expenditures will be required in order to comply with any such Legal Requirements.

        3.6 Intellectual Property. The Company has not received notice of any Claims made and, to the Knowledge of the Company, no Claim has been threatened against the Company or any Subsidiary alleging that the conduct of the Company's business infringes or conflicts with the Intellectual Property Rights of others. To the Company's Knowledge, the Company's business as now conducted and as proposed to be conducted does not and will not infringe or conflict with the Intellectual Property Rights of others, and the Company owns or possesses all material Intellectual Property Rights with respect to the foregoing necessary for the operation of its business as now conducted and as proposed to be conducted. The Company is not aware of any violation by a third party of any of the Company's Intellectual Property Rights. Schedule 3.6 contains a complete list of all material patents and trademark registrations held by the Company and applications pending. The Company has taken all reasonable steps necessary or appropriate to safeguard and maintain its proprietary rights in the foregoing trademarks, service marks, patents and other proprietary rights.

        3.7 Compliance with Law and Other Instruments. The Company is not in violation or default of any provisions of its current Certificate of Incorporation, as in effect immediately prior to the filing of the Certificate, or its current Bylaws, or in violation or default of any instrument, judgment, order, writ, decree or oral or written contract or other agreement to which it is a party or by which it is bound the violation of which would be material to the Company. After receipt of the Approval, the Company will not be in violation or default of any provisions of its Certificate of Incorporation, as amended, or Bylaws or in violation or default of any instrument, judgment, order, writ, decree or oral or written contract or other agreement to which it is a party or by which it is bound the violation of which would be material to the Company. The Company has not violated, and currently is not in violation of, any provision of any Applicable Law the violation of which would be material to the Company. The execution, delivery and performance of the Transaction Documents, and the consummation of the transactions contemplated hereby, will not result in any such violation or be in conflict with any such provision, instrument, judgment, order, writ, decree, contract or other agreement and will not be an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

        3.8 Permits. The Company has all franchises, permits, licenses, and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could have a Material Adverse Effect on the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority. None of such permits shall be adversely affected as a result of the Company's execution and delivery of, and the performance of its obligations under, this Agreement or any related document or the consummation of the transactions contemplated thereby.

        3.9  Disclosure to Governmental Authorities.

        (a) The Company has filed in a timely manner with the SEC all reports and other materials (collectively, the "SEC Reports") required to be filed pursuant to the Securities Act and the Exchange Act, and the SEC Reports, at the time they were filed, complied in all material respects with the requirements of the Securities Act and the Exchange Act and to the Knowledge of the Company, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Set forth in Schedule 3.9(a) is a list of all SEC Reports.

        (b) The Company is in compliance with all applicable rules and regulations of the National Association of Securities Dealers Inc. ("NASD"). Except as set forth in Schedule 3.9(b), the Company has not received any notice of, and is not aware of any basis for, suspension of trading of the Company's quoted securities or the delisting of any such securities on the National Association of Securities Dealers small capitalization market.

        (c) Except as set forth in Schedule 3.9(c) attached hereto, the financial statements contained in the SEC Reports, and the related statements of operations and statements of cash flows for the periods then ended (i) were in accordance with the books and records of the Company, (ii) presented fairly the consolidated financial condition and results of operations of the Company as of the dates and for the periods indicated and (iii) were prepared in accordance with GAAP (except as set forth in the notes thereto and subject, in the case of financial statements as at the end of or for the periods other than fiscal years, to normal year-end audit adjustments, provided that such adjustments are not material individually or in the aggregate).

        (d) Such financial statements complied, when filed, as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.

        (e) The pro forma financial statements (including a balance sheet and income statement) set forth in Schedule 3.9(e), fairly present the pro forma financial condition and results of operations of the Company as of and for the periods covered thereby. Except as set forth or provided for in the pro forma financial statements the Company does not have any material liabilities, contingent or otherwise. The pro forma financial statements are based on estimates and assumptions which are reasonable in light of the conditions which existed at the time of their preparation and which exist on the date hereof, and reflect reasonable estimations of future performance.

        3.10 Title to Property and Assets. Except as disclosed in the SEC Reports, the Company owns its property and assets free and clear of all mortgages, judgments, claims, liens, security interests, pledges, escrows, charges, restrictions or other encumbrances of any kind or character whatsoever ("Encumbrances"), except Encumbrances that arise in the ordinary course of business and do not impair the Company's ownership or use of such property or assets, and, with respect to the property and assets it leases, the Company is in compliance with such leases and, to its Knowledge, holds a valid leasehold interest free of any Encumbrances.

        3.11 Employees and Labor. Except as set forth in Schedule 3.11, the Company does not have any Employee Plans. The Company has no agreement or arrangement with any labor union, and no labor union has requested or, to the Knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the Knowledge of the Company threatened, that could result in a Material Adverse Change, nor is the Company aware of any labor organization activity involving its employees.

        3.12 Insurance. Schedule 3.12 hereto lists and briefly describes each insurance policy maintained by the Company and its Subsidiaries with respect to the properties, assets and business of the Company and its Subsidiaries (the "Insurance Policies"). All of such Insurance Policies are in full force and effect, and neither the Company nor any of its Subsidiaries is in default in any material respect with respect to its obligations under any of such Insurance Policies and has not received any notification of cancellation of any of such Insurance Policies and has no claim outstanding which could be expected to cause a material increase in the insurance rates. To the Knowledge of the Company, no facts or circumstances exist that would relieve any insurer under any such Insurance Policies of their obligations to satisfy in full any claim of the Company thereunder. The Company has not received any notice that (i) any of such Insurance Policies has been or will be canceled or terminated or will not be renewed on substantially the same terms as are now in effect or (ii) the premium on any of such Insurance Policies will be materially increased on the renewal thereof. The Company maintains insurance for its benefit in amounts and against all risks that are normal and customary for Persons operating similar properties and businesses under policies in effect and issued by insurers of recognized responsibility.

        3.13 Financial Statements. The Company has furnished to the Investor its audited financial statements for the fiscal year ended February 22, 1998, its unaudited financial statements for the quarter ended May 24, 1998 and unaudited monthly financial statements through June, 1998 (collectively, the "Financial Statements"). Through the Closings, the Company will furnish to the Investor, when available, subsequent monthly financial statements. Since February 22, 1998, there has not been any material change other than as set forth on the face of the Financial Statements. The Company is not subject to any Liabilities of any nature that have had or can reasonably be expected to result in a Material Adverse Effect except to the extent set forth or provided for in the Financial Statements. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm, or corporation. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP.

        3.14 Absence of Changes. Except as set forth in Schedule 3.14 attached hereto, since February 22, 1998 there has not been any (i) event or condition which has had or could reasonably be expected to result in a Material Adverse Effect, (ii) material deviation from the Company's books and records, (iii) except as in the ordinary course of business consistent with past practice, increase in or prepayment of the compensation payable or to become payable by the Company to any of its directors or officers, or the making of any bonus payment or similar arrangement to or with any of them, (iv) except for the write-off of accounts receivable in the ordinary course of business consistent with past practice, cancellation of indebtedness due to the Company from others,
(v) waiver or release of any material rights of the Company, except in the ordinary course of business and for fair value, or any lapse or other loss of a material right of the Company to use its assets or conduct its business, or (vi) material change in the policies of the Company with respect to the payment of accounts payable or other current Liabilities or the collection of accounts receivable, including any acceleration or deferral of the payment or collection thereof, as applicable.

        3.15 Tax Returns. The Company has filed all tax returns and reports as required by Applicable Law except where the failure to file such tax returns would not be material to the Company. These returns and reports conform to the requirements of Applicable Law in all material respects. The Company has paid all taxes and other assessments due. The Company has not made any elections under the Code that would have a Material Adverse Effect on the Company and that are not disclosed in the Financial Statements provided to the Investor. Since the date of the Financial Statements, the Company has made adequate provisions on its books to account for all taxes, assessments, and governmental charges with respect to its business, properties and operations for such period. The Company has withheld or collected from each payment made to each of its employees, the amount of all necessary taxes and required withholdings, and has paid the same to the proper tax receiving officers or authorized depositories.

        3.16 Transactions with Affiliates. Except as set forth in Schedule 3.16, and, except for reasonable compensation to regular employees of the Company and any Affiliate for services rendered in the ordinary course of business, no current or former Affiliate of the Company is presently, or during the last fiscal year has been, (i) a party to any material agreement or material transaction with the Company or any of its Subsidiaries (including, but not limited to, any material contract, agreement or other arrangement providing for the furnishing of services by, or rental of real or personal property from, or otherwise requiring payments to, any such Affiliate) or (ii) the direct or indirect owner of an interest in any Person which is a present or potential competitor, supplier or customer of the Company or any of its Subsidiaries (other than non-affiliated holdings in publicly held companies), nor does any such Person receive income from any source other than the Company which relates to the business of, or should properly accrue to, the Company. Except as set forth in Schedule 3.16, the Company and each of its Subsidiaries is not a guarantor or otherwise liable for any actual or potential Liability or obligation, whether direct or indirect, of any of its Affiliates.

        3.17 Brokerage. Except as set forth in Schedule 3.17, the Company has not dealt with, or incurred liability for a fee to, any finder, broker, investment banker or financial advisor in connection with any of the transactions contemplated by this Agreement or the negotiations looking toward the consummation of such transactions. Except as set forth in Schedule 3.17, the Company agrees to indemnify and hold harmless the Investor from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

        3.18 Disclosure to Investor. Neither this Agreement nor any of the Schedules or Exhibits, including the financial projections delivered to the Investor in connection with the execution and delivery of this Agreement, when taken together, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they were made, not misleading. Neither the Company nor any of its Subsidiaries is obligated under any contract or agreement or subject to any restriction set forth in its Fundamental Documents or subject to any other restriction which has or could reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole.

        3.19  [Intentionally Omitted.]

        3.20 Returns and Complaints. The Company has not received any written notices of, and to its Knowledge is not aware of, any pending non-renewal by its customers of agreements which, if not renewed, would reasonably be expected to result in a Material Adverse Effect.

        3.21 Accounts and Notes Receivable. Except as set forth in Schedule 3.21, all of the accounts receivable and notes receivable owing to the Company as of the date hereof constitute, and as of the date hereof will constitute, valid and enforceable claims arising from bona fide transactions in the ordinary course of business, and there are no known or asserted claims, refusals to pay or other rights of set-off against any thereof which are or could reasonably be expected to be material to the Company. Except to the extent of reserves established by the Company specifically for doubtful accounts and notes receivable (which reserves are set forth in the Financial Statements, are reasonable under the circumstances and are consistent with past practice), to the Knowledge of the Company, each account receivable of the Company existing as of the date hereof shall be paid in full not later than the 90th day after such accounts receivable become due.

        3.22  Year 2000. To the Knowledge of the Company except as set forth in
Schedule 3.22:

        (a) Software which is developed, marketed and currently sold by the Company is either Year 2000 complaint or scheduled to be Year 2000 compliant by January 1, 1999; and

        (b) Billing and other data processing programs planned to be used by the Company as of January 1, 2000 are either currently Year 2000 compliant or scheduled to be Year 2000 complaint by July 1, 1999;

        As used herein, Year 2000 compliant means that the programs that are designed to be used prior to, during and after the calendar year 2000 A.D., and such programs will operate during each such time period without error relating to date data and date-dependent data, specifically including any error relating to, or the program of, date data which represents or reference different centuries or more than one century other than such errors which have not had nor could reasonably be expected to, individually or in the aggregate, result in a Material Adverse Effect.

        3.23 Private Sale. Assuming the accuracy of the representations of the Investor in Section 4.3, the offering, sale, and issuance of the Preferred Stock, the Warrants and the Reserved Common Stock, if applicable, will be exempt from registration under the Securities Act and applicable state securities laws and the rules and regulations promulgated thereunder. Neither the Company nor any person authorized or employed by the Company as agent, broker, dealer or otherwise in connection with the offering, sale or issuance of the Preferred Stock has offered the same for sale to, or solicited any offers to buy the same from, or otherwise approached or negotiated with respect thereto, any person other than the Investor.

        3.24 Closing Dates. The representations and warranties of the Company contained in this Section 3 and elsewhere in this Agreement and all information contained in any exhibit, schedule or attachment hereto or in any writing delivered by, or on behalf of, the Company to the Investor will be true and correct in all material respects on each of the Second and Third Closing Dates, as applicable, as though then made, except as affected by the transactions expressly contemplated by this Agreement.

     4. Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company that as of the Effective Date:

        4.1 Organization and Good Standing. The Investor is an entity validly existing and in good standing under the laws of Delaware and currently operates and has all requisite power and authority to own and operate its properties and to carry on its business as now being conducted.

        4.2 Authorization. All action on the part of the Investor necessary for the authorization, execution and delivery of this Agreement has been taken. This Agreement constitutes a valid and binding obligation of the Investor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws and subject to general principles of equity.

        4.3 Investment Representations. Solely for establishing that the sale or issuance of the Preferred Stock, Warrants, Notes and Reserved Common Stock (if any), to the Investor is exempt from the registration requirements of
Section 5 of the Securities Act and comparable provisions of state blue-sky laws and not in any way to mitigate the responsibility or Liability of the Company for any breach of the representations and warranties made by it in this Agreement, on which the Investor is relying in full in connection with its decision to invest in the Company:

          (a) The Investor is acquiring the Securities to be purchased hereunder and, in the event that the Investor should acquire any Reserved Common Stock, will be acquiring such Reserved Common Stock, for its own account, for investment and not with a view to the distribution thereof in violation of the Securities Act or applicable state securities laws, without prejudice, however, to Investor's rights at all times to sell or otherwise dispose of all or any part of such Securities under an effective registration statement under the Securities Act, or under an exemption from such registration available under the Securities Act; provided, however, that, if requested by the Company, the Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition does not require registration under Section 5 of the Securities Act.

          (b) The Investor understands that the exemption from registration afforded by Rule 144 (the provisions of which are known to the Investor) promulgated under the Securities Act depends on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales of Securities acquired hereunder only in limited amounts.

          (c) Except as set forth on Schedule 3.17, the Investor has not employed any broker or finder in connection with the transactions contemplated by this Agreement.

          (d) The Investor is an "accredited investor" (as defined in Rule 501(a) of Regulation D promulgated under the Securities Act). The Company has made available to the Investor or its representatives all agreement, documents, records and books that the Investor has requested relating to an investment in the Securities which may be acquired by the Investor hereunder. The Investor has had an opportunity to ask questions of, and receive answers from, a person or persons acting on behalf of the Company, concerning the terms and conditions of this investment, and answers have been provided to all of such questions to the full satisfaction of the Investor. The Investor has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of this investment. The Investor's representations in this subsection shall in no way limit the enforceability of any representations made by the Company in any of the Transaction Documents to which it is a party.

          (e) The Investor was not formed for the purpose of investing solely in the Securities which may be acquired hereunder.

        4.4 Closing Dates. The representations and warranties of the Investor contained in this Section 4 and elsewhere in this Agreement will be true and correct in all material respects on each of the Closing Dates, as applicable, as though then made.

     5. Conditions to the Investor's Obligations at the Effective Date and the Closing Dates.

        5.1 Effective Date. The obligation of the Investor to execute and deliver this Agreement on the Effective Date is subject to the satisfaction of the following conditions precedent (unless waived by the Investor). The Company shall use its best efforts to ensure that all conditions set forth in this
Section 5.1 are satisfied on or prior to the Effective Date, including executing and delivering all documents required to be delivered by the Company at the Effective Date and taking any and all actions which may be necessary on its part to cause each other party to the Transaction Documents to so execute and deliver each Document.

        (a) Certificate. The Board of Directors shall have authorized the Certificate and the Certificate shall have been filed with the California Secretary of State.

        (b) DCI Merger Agreement. The Company shall have executed, and shall have delivered to the Investor a copy of the Merger Agreement by and among the Company, Alpha Micro Merger Corp., DCI and Joseph Lobozzo II and Joanne Lobozzo (the "DCI Merger Agreement").

        (c) Senior Credit Facility. The Company and Imperial Bank (or such other financial institution acceptable to the Investor) shall have negotiated, executed and delivered definitive loan documentation (a copy of which is set forth in Schedule 5.1(c)) for a new senior credit facility in an amount of at least $3,000,000 on terms and conditions acceptable to the Investor, and all of the conditions to the initial extension of credit by each lender thereunder shall have been fulfilled without waiver, modification or forbearance by such lender except to the extent set forth in Schedule 5.1(c).

        (d) Employment Agreements. The terms and conditions of the employment agreement between the Company and Douglas J. Tullio shall be acceptable to the Investor. The terms and conditions of the employment agreement to be entered into following the Effective Date between the Company or any of its Subsidiaries and John DeVito shall be acceptable to the Investor.

        (e) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the Company and all parties thereto.

        (f) Representations and Warranties. The Company shall deliver a certificate executed by an officer of the Company stating that the representations and warranties contained in Section 3 hereunder are true, correct and complete in all material respects on and as of the Effective Date, except to the extent that any changes therein are specifically and affirmatively contemplated by the Transaction Documents.

        (g) Performance. The Company shall have performed and complied in all material respects with all agreements and conditions contained in the Transaction Documents that are required to be performed or complied with by it prior to or at the Effective Date and shall have certified to such effect to the Investor in writing.

        (h) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereunder shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Effective Date that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the First Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to the Investor. The Investor shall have received all such originals or certified or other copies of such documents as have been reasonably requested by it.

        (i) Opinion of Counsel. Allen, Matkins, Leck, Gamble & Mallory, counsel to the Company, shall have delivered its opinion addressed to the Investor, dated as of the Effective Date, in a form acceptable to the Investor.

        (j) Supporting Documents. The Investor shall have received copies of the following supporting documents (in form and substance satisfactory to the Investor):

          (i) certificates of the Secretary of State of the State of California, dated as of a recent date, as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

          (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the Business Day preceding the Effective Date as to the continued good standing of the Company;

          (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Effective Date and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to the Investor); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Transaction Documents, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last Certificate referred to in the certificate delivered pursuant to clause (i) above other than in connection with the filing of the Certificate; and (4) the incumbency and specimen signature of all officers of the Company executing the Transaction Documents and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause
     (iii); and

          (iv) such additional supporting documents and other information with respect to the operation and affairs of the Company as the Investor may reasonably request.

        (k) No Litigation or Legislation. No Legal Requirement shall have been enacted after the date hereof and no proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Transaction Documents or materially restricts or impairs the ability of the Investor to own Securities of the Company.

        (l) Board of Directors. The Company shall have taken any and all actions required such that the Board includes two (2) Preferred Directors as of the Effective Date.

        5.2 First Closing. The obligation of the Investor to purchase and pay for the Class A Preferred Stock at the First Closing is subject to the satisfaction of the following conditions precedent (unless waived by the Investor). The Company shall use its best efforts to ensure that all conditions to the First Closing set forth in this Section 5.2 are satisfied on or prior to the First Closing Date, including executing and delivering all documents required to be delivered by the Company at the First Closing and taking any and all actions which may be necessary on its part to cause each other party to the Transaction Documents to so execute and deliver each Document.

        (a) Issuance of Securities. The Company shall have duly issued and delivered to the Investor certificates evidencing the Class A Preferred Stock, the Voting Preferred Stock and the First Closing Warrants.

        (b) DCI Merger Agreement. The Company shall have acquired DCI on terms and conditions in accordance with the terms and conditions of the DCI Merger Agreement delivered to Investor under Section 5.1(b) hereof, (subject only to the filing of any applicable merger certificate) without material modification or waiver, and such acquisition shall have been consummated by the filing of a duly executed Certificate of Merger with the Secretary of State of the State of New York. A copy of the applicable Merger Agreement and Certificate of Merger shall have been delivered to the Investor.

        (c) Proxy Statement. The Company's proxy statement with respect to the Approval shall have been filed with the SEC on or prior to August 14, 1998. Equity Partners shall have received a draft proxy statement on or prior to August 8, 1998, and shall have had the opportunity to review the preliminary proxy statement prior to its being filed.

        (d) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereunder shall have been taken, obtained or effected (except for the filing of any notice subsequent to the First Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the First Closing as so required). The Investor shall have received all such originals or certified or other copies of such documents as have been reasonably requested by it.

        (e) Opinion of Counsel. Allen, Matkins, Leck, Gamble & Mallory, counsel to the Company, shall have delivered its opinion addressed to the Investor, dated as of the First Closing Date, in a form acceptable to the Investor.

        (f) Supporting Documents. The Investor shall have received copies of the following supporting documents (in form and substance satisfactory to the Investor):

             (i) certificates of the Secretary of State of the State of California, dated as of a recent date, as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

             (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the Business Day preceding the First Closing Date as to the continued good standing of the Company; and

             (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the First Closing Date and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to the Investor); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Transaction Documents and the issuance, sale and delivery of the Preferred Stock, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last Certificate referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Transaction Documents, the stock certificates representing the Preferred Stock, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii).

        (g) No Litigation or Legislation. No Legal Requirement shall have been enacted after the date hereof and no proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Transaction Documents or materially restricts or impairs the ability of the Investor to own Securities of the Company.

        (h) Closing Date. The First Closing shall have occurred on or prior to September 4, 1998.

        (i) Material Adverse Change. There shall have been no Material Adverse Change from the Effective Date to the First Closing Date.

     5.3 Second Closing. The obligation of the Investor to purchase and pay for the Class B Preferred Stock at the Second Closing is subject to the satisfaction of the following conditions precedent (unless waived by the Investor).

        (a) Requisite Approvals. The Company shall give the Investor five (5) business days notice of the receipt of all necessary approvals (and reasonably acceptable evidence thereof), including but not limited to stockholder approval required under applicable NASD Legal Requirements, for the issuance of all Securities to the Investor contemplated by the Second and Third Closings.

        (b) Issuance of Securities. The Company shall have duly issued and delivered to the Investor certificates evidencing the Class B Preferred Stock being purchased by the Investor at the Second Closing and the Second Closing Warrants.

        (c) No Default. No event of default shall have occurred under any instrument evidencing any material Indebtedness or related to the issuance of Securities, to which the Company is a party, regardless of the reason for such event of default.

        (d) No Material Adverse Change. There shall have been no Material Adverse Change from the date hereof to the Second Closing Date.

        (e) Approval. The Company shall have received all necessary approvals, by its stockholders and otherwise, including the Approval, such that the Second and Third Closings will comply with all Legal Requirements. The Company shall have made the third Preferred Director designated by the Investor pursuant to
Section 7.2(g) a member of the Board.

        (f) Representations and Warranties. The Company shall deliver a certificate executed by an officer of the Company stating that the representations and warranties contained in Section 3 hereunder are true, correct and complete in all material respects on and as of the Second Closing Date, except to the extent that any changes therein are specifically and affirmatively contemplated by the Transaction Documents or are not material to the Company.

        (g) All Proceedings to Be Satisfactory. All corporate and other proceedings to be taken and all waivers, consents, approvals, qualifications and registrations required to be obtained or effected in connection with the execution, delivery and performance of the Transaction Documents and the transactions contemplated thereunder shall have been taken, obtained or effected (except for the filing of any notice subsequent to the Second Closing that may be required under applicable Federal or state securities laws, which notice shall be filed on a timely basis following the Second Closing as so required), and all documents incident thereto shall be satisfactory in form and substance to the Investor. The Investor shall have received all such originals or certified or other copies of such documents as have been reasonably requested by it.

        (h) Opinion of Counsel. Allen, Matkins, Leck, Gamble & Mallory, counsel to the Company, shall have delivered its opinion addressed to the Investor, dated as of the Second Closing Date, in a form acceptable to the Investor and substantially similar to the opinion delivered to the Investor in connection with the First Closing.

        (i) Supporting Documents. The Investor shall have received copies of the following supporting documents (in form and substance satisfactory to the Investor):

             (i) certificates of the Secretary of State of the State of California, dated as of a recent date, as to the due incorporation or organization and good standing of the Company and listing all documents of the Company on file with said Secretary;

             (ii) a telegram, telex or other acceptable method of confirmation from said Secretary as of the close of business on the Business Day preceding the Second Closing Date as to the continued good standing of the Company;

             (iii) a certificate of the Secretary or an Assistant Secretary of the Company, dated as of the Second Closing Date and certifying: (1) that attached thereto is a true, correct and complete copy of each of the Certificate of Incorporation and By-laws as in effect on the date of such certification (each of which shall be in form and substance satisfactory to the Investor); (2) that attached thereto is a true, correct and complete copy of all resolutions adopted by the Board (and any committees thereof) and the stockholders of the Company authorizing the execution, delivery and performance of the Transaction Documents and the issuance, sale and delivery of the Preferred Stock, and that all such resolutions are still in full force and effect; (3) that the Certificate of Incorporation has not been amended since the date of the last Certificate referred to in the certificate delivered pursuant to clause (i) above; and (4) the incumbency and specimen signature of all officers of the Company executing the Transaction Documents, the stock certificates representing the Preferred Stock, and any certificate or instrument furnished pursuant hereto, and a certification by another officer of the Company as to the incumbency and signature of the officer signing the certificate referred to in this clause (iii); and

             (iv) such additional supporting documents and other information with respect to the operation and affairs of the Company as the Investor may reasonable request.

        (j) No Litigation or Legislation. No Legal Requirement shall have been enacted after the date hereof and no proceeding shall be pending which prohibits or seeks to prohibit, or materially restricts or delays the consummation of the transactions contemplated by the Transaction Documents or materially restricts or impairs the ability of the Investor to own Securities of the Company.

        (k) Closing Date. The Second Closing shall have occurred on or prior to October 30, 1998.

     5.4 Third Closing. The obligation of the Investor to purchase and pay for the Class C Preferred Stock is subject to the satisfaction of the following conditions precedent (unless waived by the Investor).

        (a) Issuance of Securities. The Company shall have duly issued and delivered to the Investors certificates evidencing the Class C Preferred Stock being purchased by the Investor at the Third Closing and the Third Closing Warrants.

        (b) Pro-forma Debt Ratio. The pro forma ratio of the Company's (A) Total Net Indebtedness plus the Liquidation Value of its Preferred Stock at the Third Closing Date to (B) EBITDA for the preceding four quarters, shall be less than 4.0:1.

        (c) Performance. The Company shall have achieved an annualized 20% organic growth rate with respect to its service business, and shall have otherwise performed and complied in all material respects with all agreements and conditions contained in the Transaction Documents and required to be performed by or complied with by it prior to or at the Third Closing and shall have certified to such effect to the Investor in writing.

        (d) No Default. No event of default shall have occurred under any instrument evidencing any material Indebtedness or related to the issuance of Securities, to which the Company is a party, regardless of the reason for such event of default.

        (e) No Material Adverse Change. There shall have been no Material Adverse Change from the date hereof to the Third Closing Date.

        (f) Closing Date. The Third Closing shall have occurred on or prior to June 30, 1999.

     6. Conditions of the Company's Obligations at Closing. The obligations of the Company under this Agreement are subject to the fulfillment at or prior to each Closing of the following conditions, any of which may be waived in writing in whole or in part by the Company:

        6.1 Representations and Warranties. The Investor shall have delivered a certificate stating that the representations and warranties contained in Section 4 hereunder are true, correct and complete in all material respects on and as of the applicable Closing Date, except to the extent that any changes therein are specifically and affirmatively contemplated by the Transaction Documents.

        6.2 Litigation. No injunction or other litigation shall be pending and no injunction, order, decree or judgment shall have been entered, which does or would prohibit or materially restrict or delay consummation of this Agreement or the transactions contemplated by the Transaction Documents.

        6.3 Purchase Price. The Investor shall have delivered to the Company the purchase price for the Preferred Stock purchased by the Investor at such Closing by a wire transfer of immediately available funds.

        6.4 H-S-R Act Approval. Any applicable waiting period under the H-S-R Act will have expired or terminated and no action shall have been instituted or threatened by either the United States Department of Justice or the Federal Trade Commission to prevent consummation of the transactions contemplated by this Agreement or to modify or amend such transactions in any material manner, or if any such action shall have been instituted, it shall have been withdrawn or a final judgment shall have been entered against such Department or Commission, as the case may be.

        6.5 Proposed Board Members. The Company shall have received, and be reasonably satisfied with, a list identifying the persons proposed by the Investor as Preferred Directors and members of the Audit and Compensation Committees of the Board pursuant to Section 7.2(g) hereof.

        6.6 Fairness Opinion. The Company shall have received on or prior to the First Closing, from Sutro & Co., an opinion regarding the fairness, from a financial point of view, of the transactions contemplated hereby as of the Effective Date.

     7. Additional Agreements of the Company.

        7.1 Compliance. The Company (a) in carrying out its business shall comply in all material respects with Legal Requirements of any Governmental Authority applicable to the Company, its business and the ownership of its assets, and (b) shall obtain and maintain in full force and effect all licenses and permits material to and necessary in the conduct of its business.

        7.2 Affirmative Covenants. As long as any Preferred Stock or Warrants and/or Notes are outstanding, the Company shall observe and perform the following:

          (a) The Company shall use the proceeds of the sale of the Preferred Stock solely in the manner described in the Transaction Documents;

          (b) The Company shall pay and discharge, before the same shall become delinquent, (i) all amounts of taxes, assessments and governmental charges or levies imposed upon it or its property and (ii) all lawful claims that, if unpaid, could reasonably be expected by law to become an Encumbrance upon its property; provided, however that the Company shall not be required to pay or discharge any such tax, assessment, charge or claim (1) that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained or (2) the non-payment or non-discharge of which could not reasonably be expected to have a Material Adverse Effect on the Company;

          (c) The Company shall preserve and maintain its corporate existence, its rights (charter and statutory), and all material permits, licenses, approvals, privileges and franchises necessary or desirable in the normal conduct of its business, unless the failure to preserve or maintain such items could not reasonably be expected to have a Material Adverse Effect on the Company;

          (d) The Company shall preserve and maintain all of its properties that are reasonably required in the conduct of its business in good working order and condition, ordinary wear, tear and depletion excepted, unless the failure to preserve or maintain such properties could not reasonably be expected to have a Material Adverse Effect on the Company;

          (e) The Company shall keep proper books of record and account, in which entries which are full and correct in all material respects shall be made of all financial transactions and the assets and business of the company in accordance with GAAP;

          (f) So long as there exists a Significant Holder, the Company shall afford the Investor, the Investor's employees and other authorized representatives, during normal business hours, reasonable access, upon reasonable advance notice, to all of the books, records and properties of the Company and to all officers and employees of the Company, provided, however, that such investigation shall not unreasonably interfere with the operations of the Company. The Company will instruct its independent public accountants to discuss such aspects of the financial condition of the Company with the Investor and its representatives as the Investor may reasonably request, and to permit the Investor and its representatives to inspect, copy and make extracts from the financial statements, analyses, work papers and other documents and information (including electronically stored documents and information) prepared by such accountants with respect to the Company as the Investor may reasonably request.

          (g) So long as there exists a Significant Holder, the Board shall be comprised of seven (7) members, constituted as follows:

               (i) The Significant Holder shall be entitled to designate three
     (3) individuals who the Company shall either (a) if sufficient vacancies exist on the Board, cause to be placed on the Board by the remaining directors or (b) if such vacancies do not exist, nominate for election by the stockholders to serve as directors on the Board (each, a "Preferred Director"); provided, that only two (2) such Preferred Directors may be members of the Board prior to the Second Closing; provided, further, that in the event Equity Partners is no longer the Significant Holder, the then existing Significant Holder shall be entitled to designate (i) three (3) Preferred Directors so long as such Significant Holder owns at least 20% of the Company's Common Stock on a Fully-Diluted Basis, (ii) two (2) Preferred Directors so long as the Significant Holder owns at least 15% of the Company's Common Stock on a Fully-Diluted Basis, and (iii) one (1) Preferred Director so long as the Significant Holder owns at least 10% of the Company's Common Stock on a Fully-Diluted Basis.

               (ii) The Significant Holder shall be entitled to designate pursuant to clause (i) above each successor to any such Preferred Director removed in accordance herewith or who otherwise vacates such office.

               (iii) The right of the Significant Holder to designate Preferred Directors pursuant to clause (i) above may be exercised at any Board meeting called pursuant to this Section 7.2(g), to the extent and in the manner permitted by the Fundamental Documents and Applicable Law.

               (iv) In the event any individual designated by the Significant Holder to serve as a Preferred Director pursuant to clause (i), (ii) or
     (iii) is not placed on the Board within 10 Business Days of such designation, (A) for so long as at least $100,000 in Liquidation Value of Preferred Stock is outstanding, such event shall constitute a Maturity Default (as defined in the Certificate) and (B) in the event less than $100,000 in Liquidation Value of Preferred Stock is outstanding, the Company will pay to such Significant Holder $500,000 as partial compensation for the Company's failure to comply with the provisions of this Section 7.2(g).

               (v) The Company shall pay or reimburse each Preferred Director for the reasonable out-of-pocket expenses incurred by such Person in connection with attending formal meetings of the Board and any committee thereof in accordance with the policies and procedures of the Company in respect of reimbursing the other Board and Committee members who are not employees of the Company; provided, however, that such policies and procedures shall be adjusted, if necessary, to take into account the greater distance that each Preferred Director must travel to attend such meetings. The Company shall use its best efforts to maintain teleconferencing capabilities for all formal meetings of the Board and any committee thereof.

          (h) So long as there exists a Significant Holder, at least two of the Preferred Directors shall be entitled to be a member of any committee or subcommittee of the Board and the Board shall not make any change to the number of members of any committee or subcommittee without the consent of the Preferred Directors then in office.

          (i) So long as there exists a Significant Holder, the Company hereby grants to the Investor a right of first offer to purchase all or part of such Investor's pro rata share of New Securities which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. The Investor's pro rata share, for purposes of this Section 7.2(i), shall equal a fraction, the numerator of which is the number of Common Stock Equivalents then held by the Investor and the denominator of which is the total number of Common Stock Equivalents. If Company desires to sell or issue New Securities, it will first offer to the Investor the right to purchase such Investor's pro-rata share of New Securities. Such offer shall set forth the number of New Securities to be sold and such Investor's pro-rata share of such issuance and the price and material terms and conditions of such proposed sale. If the Investor does not elect to purchase all of its pro-rata share of the New Securities proposed to be sold within fifteen (15) days of receipt of such offer, the Company may within ninety (90) days thereafter sell all of the New Securities to third parties on terms and conditions no less favorable to the Company than those set forth in the offer delivered to the Investor. If the Investor does elect to purchase its pro rata share of the New Securities, the Investor shall be required to deliver the consideration to Company for the New Securities being purchased by the Investor at the time such third parties are required to deliver their consideration for the balance of such New Securities to the Company.

          (j) At each Closing, the Company shall deliver pro forma financial statements, giving effect to such Closing, on a basis consistent with the pro forma financial statements set forth in Schedule 3.9(e).

        7.3 Committees and Subcommittees. Prior to the First Closing, the Company and the Investor shall mutually determine the appropriate number of members of, and composition of, any and all committees and subcommittees of the Board, subject to the requirements of the Company's Fundamental Documents and Applicable Law.

        7.4 Approval and Filing of Certificate. The Company shall use its best efforts to (a) obtain the Approval from its stockholders, (b) have the Certificate filed with the Secretary of State of the State of California as promptly as is practicable, and (c) generally cause the conditions to Investor's closing to be satisfied and the transactions contemplated by this Agreement to be consummated as soon as practicable.

        7.5 Financial Reports. So long as there exists a Significant Holder, the Company shall deliver, or shall cause to be delivered to the Significant Holder the following financial reports within the applicable time periods specified in this Section.

        (a) Annual Financial Statements. The Company's annual audited financial statements shall be delivered within ninety (90) days after the end of each fiscal year, and shall be accompanied by the applicable audit report.

        (b) Quarterly Financial Statements. The Company's quarterly financial statements shall be delivered within forty-five (45) days after the end of each quarter (other than the fourth quarter) of each fiscal year. Such quarterly financial statements shall include a certificate of the Chief Financial Officer of the Company on behalf of the Company that, to the Company's Knowledge, there has been no material event of default under (i) the Transaction Documents, (ii) the Fundamental Documents or (iii) any Indebtedness of the Company for borrowed money in an aggregate principal amount in excess of $1,000,000.

        (c) Monthly Financial Statements. The Company's monthly financial statements shall be delivered promptly upon their dissemination to management of the Company.

        (d) Projections. The Company's annual financial projections shall be delivered within 30 days after the beginning of each fiscal year.

        7.6 Notice and Supplemental Information. The Company and the Investor shall each give prompt notice to the other parties of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4 respectively. In addition, the Company will, from time to time, as necessary, within a reasonable period of time preceding any applicable Closing, by notice in accordance with the terms of this Agreement, supplement or amend the Schedules, including one or more supplements or amendments to correct any matter which would constitute a breach of any representation, warranty, agreement or covenant contained herein.

     8. Miscellaneous.

        8.1 Transactional Expenses. The Company will pay the Investor, whether or not any Closing hereunder occurs, for the payment of all reasonable fees, expenses and costs of the Investor relating to the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereunder, including, but not limited to, (i) the reasonable fees, expenses and disbursements of the Investor's counsel, independent public accountants and other experts in negotiating and preparing this Agreement, conducting due diligence in connection with the contemplated transactions and consummating the transactions contemplated hereby, (ii) all transfer, stamp, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect hereof or any other document referred to herein, (iii) fees and expenses incurred by the Investor in respect of the enforcement of the rights granted to the Investor under the Transaction Documents, the agreements contemplated hereby and the shares of Preferred Stock, including without limitation attorneys' fees and expenses and legal costs, (iv) the expenses of the Investor relating to the consideration, negotiation, preparation or execution of any Certificates, waivers or consents pursuant to the provisions hereof, whether or not any such Certificates, waivers or consents are executed and (v) reasonable fees and expenses incurred by the Investor in any filing with any governmental agency with respect to its investment in the Company or in any other filing with any governmental agency with respect to the Company which mentions such Investor; provided, however, that the aggregate of such fees, expenses and costs paid by the Company pursuant to this Section 8.1 shall not exceed $400,000.

        8.2 Portfolio Monitoring Expenses. The Company shall pay, upon written notice from the Investor requesting such payment, reasonable out-of-pocket fees, expenses and costs incurred by the Investor and its Affiliates following the First Closing.

        8.3 Survival of Representations, Warranties and Covenants. Each Investor shall be entitled to make a claim for breach of the representations or warranties in the Transaction Documents until the date which is 540 days following the applicable Closing Date when such Investor purchased Securities. There shall be no limitation, other than applicable statutes of limitations, with respect to claims by an Investor for breaches of covenants set forth in the Transaction Documents.

        8.4 Publicity and Non-Disclosure. Without the prior written consent of the other party, neither the Company nor any Investor shall release any information to any third party (other than their directors, officers, limited partners or their legal, accounting and other professional advisors) with respect to the terms of this Agreement or the transactions contemplated hereby except as may be required by Applicable Law or court order.

        8.5 Successors and Assigns. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including any transferee of any Notes, shares of Preferred Stock and/or Common Stock issued upon the conversion of Warrants). Upon any transfer of Notes, Preferred Stock, Warrants or Common Stock, the transferee shall be bound by, and entitled to the benefits of, this Agreement with respect to such transferred Securities in the same manner as the Investor.

        8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO AGREEMENTS AMONG NEW YORK RESIDENTS ENTERED INTO AND TO BE PERFORMED ENTIRELY WITHIN NEW YORK.

        8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        8.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

        8.9 Notices. All notices and other communications required or permitted to be delivered under this Agreement shall be in writing and shall be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or
(c) when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or such other addresses and telecopier numbers as the Investor or the Company may designate by ten (10) days' advance written notice to the other party):

If to the Investor:  ING Equity Partners
                     520 Madison Avenue
                     New York, New York 10022-4213
                     Attention: Benjamin P. Giess
                     Telephone: 212-453-1708
                     Facsimile: 212-750-2970

with a copy to:      Mayer, Brown & Platt
                     1675 Broadway
                     New York, New York 10019-5820
                     Attention: James B. Carlson
                     Telephone: 212-506-2515
                     Facsimile: 212-262-1910

If to the Company:   Alpha Microsystems, Inc.
                     2722 S. Fairview Street
                     Santa Ana, California 92704
                     Attention: Douglas J. Tullio
                     Telephone: 714-957-8500
                     Facsimile: 714-641-7678

with a copy to:      Allen, Matkins, Leck, Gamble & Mallory
                     515 South Figueroa Street, 7th Floor
                     Los Angeles, California 90071-3398
                     Attention: Debra Hall
                     Telephone: 213-622-5555
                     Facsimile No.: 213-620-8818

        8.10 Construction. The term "this Agreement" means this agreement together with all schedules and exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The use in this Agreement of the term "including" means "including, without limitation." The words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and paragraph headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms, as in each case the context may require or permit. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. The language used in this Agreement has been chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18 is March 18, and one month following March 31 is May 1.

        8.11  Indemnification.

        (a) The Company shall indemnify and hold harmless any Investor (including any Significant Holder) and its officers, directors, partners, employees, representatives and agents, successors and assigns, in respect of any and all claims, lawsuits, losses, costs, expenses, liabilities, fines, penalties, interest, and damages, and also including attorneys' fees and expenses, accountants' fees and expenses and all other reasonable costs and expenses of investigation, defense or settlement of claims and amounts paid in settlement) incurred by, imposed on or borne by the Investor ("Damages") resulting from (i) a breach by the Company of any of the representations, warranties or covenants contained in the Transaction Documents and (ii) any third-party Claims made against the Investor as a result of the transactions contemplated hereby.

        (b) Whenever any claim shall arise for indemnification hereunder, the party entitled to indemnification (the "Indemnified Party") shall promptly notify the Company (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim; provided that the Indemnified Party's failure to give such notice shall not affect any rights or remedies of an Indemnified Party hereunder with respect to indemnification for damages except to the extent that the Indemnifying Party is materially prejudiced thereby. In the event of any claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice to the Indemnifying Party shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder, without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of such suit after notification thereof as provided in this Agreement. In connection with any claim giving rise to indemnity hereunder, the Indemnifying Party may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding and defend against such claim or litigation at the sole cost and expense of the Indemnifying Party; however, in the event the Indemnifying Party does not fully assume such defense within 10 days after notice thereof by any Indemnified Party or in the event that counsel for the Indemnifying Party is subject to conflicts of interest which would restrict or limit such counsel in fully representing any Indemnified Party and its interests then such Indemnified Party, upon written notice to the Indemnifying Party, may assume the defense of any such claim or litigation at the sole cost and expense of the Indemnifying Party; provided, that each Indemnified Party will not agree to any settlement without the prior written consent of the Indemnifying Party (which consent will not be unreasonably withheld).

        8.12 Termination. This Agreement may be terminated at any time prior to the Closing Date:

          (a) by mutual consent of the Company and Equity Partners;

          (b) by either Equity Partners or the Company if (i) the First Closing shall not have been consummated on or before September 4, 1998 (unless the failure to consummate the First Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement) or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Closing shall have become final and non-appealable;

          (c) by Equity Partners at any time prior to the First Closing, if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Company at the time of such termination and such failure has not been cured within 10 Business Days following notice to the Company from Equity Partners or (ii) any representation or warranty by the Company contained in this Agreement shall be incorrect in any material respect when made; and

          (d) by the Company at any time prior to the First Closing, before or after the receipt by the Company of the Approval, if (i) the Investor shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by the Investor at the time of such termination and such failure has not been cured within 10 Business Days following notice to the Investor from the Company or (ii) any representation or warranty by the Investor contained in this Agreement shall be incorrect in any material respect when made.

     In the event of the termination of this Agreement, the Registration Rights Agreement shall automatically terminate and be of no force or effect.

        8.13 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE INVESTOR OR THE COMPANY SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURTS IN NEW YORK, NEW YORK.

        8.14 Waiver of Jury Trial. THE COMPANY AND THE INVESTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND FAIR CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT TO THE INVESTOR FOR ENTERING INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

        8.15 Certificates and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Investor.

        8.16 Severability. If one or more provisions of this Agreement are held to be unenforceable under Applicable Law, such provision or provisions shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision or provisions were so excluded and shall be enforceable in accordance with its terms.

        8.17 Entire Agreement. This Agreement, the exhibits and schedules hereto, the Transaction Documents and the other documents required to be delivered pursuant hereto and thereto constitute the entire understanding and agreement between the parties with regard to the specific subject matter hereof and no party shall be liable or bound by any representation, warranty, covenant or agreement except as specifically set forth herein. Any previous agreement (whether written, oral or implied) among the parties relative to the specific subject matter hereof, is superseded by this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above-written.

                                          ALPHA MICROSYSTEMS

                                          By:     /s/ DOUGLAS J. TULLIO
                                            ------------------------------------
                                            Name: Douglas J. Tullio
                                            Title: President

                                          ING EQUITY PARTNERS II, L.P.

                                          By: Its General Partner,
                                            LEXINGTON EQUITY PARTNERS II, L.P.

                                          By: Its General Partner,
                                            LEXINGTON EQUITY PARTNERS, INC.

                                          By:     /s/ BENJAMIN P. GIESS
                                            ------------------------------------
                                            Name: Benjamin P. Giess

                                                                     EXHIBIT C-1

                                WARRANT SCHEDULE

                                                                            CLOSING
                                                              -----------------------------------
                                                                FIRST       SECOND      THIRD****
                                                 INTENDED     ---------    ---------    ---------
                DETERMINATION                   PERCENTAGE        INITIAL EXERCISE AMOUNT***
                -------------                   ----------    -----------------------------------
Series A Common Stock Warrant.................    17.50%      1,909,722    3,093,358    3,604,434
Series B Common Stock Warrant*................     1.00%        109,127      176,763      205,968
Series B-1 Common Stock Warrant**.............     1.49%        162,599            0            0
                                                              ---------
Cumulative Share Total (First Closing)........                2,181,448
                                                              =========
Series C Common Stock Warrant.................    13.50%                   2,386,304    2,780,563
Series D Common Stock Warrant*................     1.00%                     176,763      205,968
                                                                           ---------
Cumulative Share Total (Second Closing).......                             5,833,188
                                                                           =========
Series E Common Stock Warrant.................     8.50%                                1,750,725
Series F Common Stock Warrant*................     1.00%                                  205,968
                                                                                        ---------
Cumulative Share Total (Third Closing)........                                          8,753,626
                                                                                        =========

---------------
* Cancellable at Complete Preferred Redemption, defined as redemption in full of all or all but one share of outstanding Preferred Stock issued at the same Closing prior to June 30, 2000.

** These Warrants are cancellable upon the consummation of certain subsequent Closings, as indicated by a "0" in the applicable column.

*** In the event the Company issues any New Securities on or after the First Closing, the applicable Initial Exercise Amount as of the Second and Third Closing shall be increased by the amount necessary such that the number of Warrant Shares owned by the Investor equals the Intended Percentage of Common Stock Equivalents on an Adjusted Fully-Diluted Basis.

**** The amounts set forth for the Third Closing assume the Investor subscribes at such Closing for $5,000,000 of Securities. In the event the Third Closing is consummated, but the Investor purchases less than $5,000,000 of Securities in such Closing, the Initial Exercise Amount of the Series A, B, C and D Warrants and the Initial Exercise Amount and the Intended Percentage of the Series E and F Warrants reflected on this Warrant Schedule for such Closing shall be proportionally adjusted as mutually agreed by the Company and such Investor.

***** Capitalized terms used but not otherwise defined herein shall have the meaning given to them in the Warrants.

                                                                       EXHIBIT B

                                 CERTIFICATE OF
                    DETERMINATION OF RIGHTS AND PREFERENCES
                                       OF
        CLASS A CUMULATIVE, REDEEMABLE AND EXCHANGEABLE PREFERRED STOCK,
        CLASS B CUMULATIVE, REDEEMABLE AND EXCHANGEABLE PREFERRED STOCK,
        CLASS C CUMULATIVE, REDEEMABLE AND EXCHANGEABLE PREFERRED STOCK
                                      AND
                             VOTING PREFERRED STOCK
                                       OF
                  ALPHA MICROSYSTEMS, a California corporation
                   PURSUANT TO THE PROVISIONS OF SECTION 401
           OF THE GENERAL CORPORATION LAW OF THE STATE OF CALIFORNIA

     Douglas J. Tullio and John F. Glade hereby certify that:

     FIRST: They are the President and Secretary, respectively, of Alpha Microsystems, a California corporation (the "Company").

     SECOND: That the Board of Directors of the Company, pursuant to the authority so vested in it by the Articles of Incorporation of the Company and in accordance with the provisions of Section 401 of the General Corporation Law of the State of California (the "California Corporation Law"), duly adopted the following resolutions creating the following classes of Preferred Stock designated as (i) Class A Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class A Preferred Stock"), (ii) Class B Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class B Preferred Stock"), (iii) Class C Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class C Preferred Stock") and (iv) Voting Preferred Stock (the "Voting Preferred Stock").

     THIRD: That the following resolutions designate (i) 8,000 shares of Class A Preferred Stock, (ii) 7,000 shares of Class B Preferred Stock, (iii) 5,000 shares of Class C Preferred Stock, and (iv) 100 shares of Voting Preferred Stock, and that as of the date hereof, no shares of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock or Voting Preferred Stock have been issued.

     FOURTH: The resolutions duly adopted by the Board of Directors of the Company are as follows:

     WHEREAS the Articles of Incorporation of the Company authorize Preferred Stock consisting of 5,000,000 shares, no par value per share, issuable from time to time in one or more series; and

     WHEREAS the Board of Directors of the Company is authorized, subject to limitations prescribed by law and by the provisions of Article FOURTH of the Company's Articles of Incorporation, as amended, to establish and fix the number of shares to be included in any class of Preferred Stock and the designation of rights, preferences, privileges and restrictions of the shares of such class; and

     WHEREAS it is the desire of the Board of Directors to establish and fix the number of shares to be included in new classes of Preferred Stock and the designation of rights, preferences privileges and restrictions of the shares of such new classes;

     NOW, THEREFORE, BE IT RESOLVED that pursuant to Article FOURTH of the Company's Articles of Incorporation, as amended, there is hereby established the following new classes of Preferred Stock with such designations and authorized number of shares as set forth herein: (i) 8,000 shares of Class A Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class A Preferred Stock"),
(ii) 7,000 shares of Class B Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class B

Preferred Stock"), (iii) 5,000 shares of Class C Cumulative, Redeemable and Exchangeable Preferred Stock (the "Class C Preferred Stock") and (iv) 100 shares of Voting Preferred Stock (the "Voting Preferred Stock"). Each share of such Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Voting Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the following Determination of Rights, Preferences, Privileges and Restrictions of Class A Preferred Stock, Class B Preferred Stock, Class C Preferred Stock and Voting Preferred Stock (the "Determination of Preferred Stock"):

     A. Class A Preferred Stock.

     1. Definitions. As used in this subsection A of this Determination of Preferred Stock, capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. In addition, the following capitalized terms have the following meanings:

        "Articles of Incorporation" means the Articles of Incorporation of the Company as amended and restated and in effect at the time in question.

        "By-laws" means the By-laws of the Company, as amended and in effect from time to time.

        "Board" means the Board of Directors of the Company.

        "Common Stock" means, collectively, all of the Common Stock, no par value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

        "Exchange Triggering Date" means October 30, 1998; provided, that in the event the Second Closing is consummated in full, the Exchange Triggering Date shall be deemed to be December 31, 1999.

        "Liquidation" means, subject to the provisions of Section 3(c) of this subsection A, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

        "Liquidation Value" shall mean Original Cost plus any accrued and unpaid dividends as determined pursuant to Section 2(c) of this subsection A.

        "Maturity Date" means, with respect to any Class A Preferred Stock or Notes issued in exchange for Class A Preferred Stock, the earliest to occur of
(i) a Maturity Default, (ii) a Change of Control or (iii) June 30, 2000 (the "Calendar Maturity Date"); provided, that the Calendar Maturity Date shall be deemed to be June 30, 2005, in the event the transactions contemplated by the Second Closing Date are consummated in full.

        "Maturity Default" shall have the meaning set forth in Section 6(a) of this subsection A.

        "Net Proceeds" of any transaction shall mean the gross proceeds of such transaction net of any commissions or transaction fees and expenses paid by the Company in connection with such transaction.

        "Original Cost" means, with respect to any share of Class A Preferred Stock, $1,000.

        "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

        "Preferred A Holders" means holders of Class A Preferred Stock.

        "Purchase Agreement" means the Securities Purchase Agreement, dated as of August 7, 1998, between the Company and the Investor (as defined therein), as amended, restated or otherwise modified from time to time.

        "Rate per Annum" means the specified rate per annum computed on the basis of a 360-day year; provided, that in the event dividends are not paid in full in cash on any applicable Dividend Reference Date or upon any Redemption Date, the Rate per Annum for the applicable period shall be increased by 500 basis points (e.g., a 9.0% Rate per Annum would be increased to a 14.0% Rate per Annum) until such dividends are paid in full in cash.

        "Redemption Event" has the meaning ascribed to it in Section A.5(a) of this Determination of Preferred Stock.

        "Redemption Price" has the meaning ascribed to it in Section A.5(a) of this Determination of Preferred Stock.

        "Requisite Preferred A Holders" means the holders representing a majority of the then outstanding shares of Class A Preferred Stock.

        "Requisite Preferred Holders" means the holders representing a majority of the then outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock voting together as a group.

        "Transaction Documents" means the Purchase Agreement, the Exhibits and Schedules attached thereto in their final and executed form, as applicable, and each of the agreements contemplated thereby.

        "Warrant" has the meaning given to such term in the Purchase Agreement.

     2. Dividends.

     (a) The Preferred A Holders shall be entitled to receive, out of funds legally available therefor, cumulative dividends on the Liquidation Value at the Rate per Annum and for the periods set forth below:

                                                              RATE PER
                           PERIOD                              ANNUM
                           ------                             --------
Until June 30, 2000.........................................     9.0%
July 1, 2000 to June 30, 2001...............................    11.0%
July 1, 2001 to June 30, 2002...............................    12.0%
July 1, 2002 to June 30, 2003...............................    13.0%
July 1, 2003 to June 30, 2004...............................    14.0%
July 1, 2004 to June 30, 2005...............................    15.0%

(subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, and no more, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company other than the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock (which shall rank on a par with the Class A Preferred Stock) or other class or series of stock ranking on a par with, or senior to the Class A Preferred Stock in respect of dividends (such Common Stock and other inferior stock being collectively referred to as "Junior Stock"), when and as declared by the Board.

     (b) Such dividends shall accrue with respect to each share of Class A Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Class A Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company, except the repurchase of Junior Stock from employees of the Company upon termination of employment or as otherwise approved by the Requisite Preferred A Holders.

     (c) Dividends shall be payable in cash, quarterly in arrears. To the extent dividends are not paid on each September 30, December 31, March 31 and June 30, (each a "Dividend Reference Date") all dividends which have accrued on each share of Class A Preferred Stock during the three-month period (or shorter period in the case of the first or last period) ending on each Dividend Reference Date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid in full in cash. Each dividend paid in cash shall be mailed to the holders of record of the Class A Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding dividend payment date.

     3. Liquidation.

     (a) In the event of any Liquidation of the Company, the Preferred A Holders shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to the Class A Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Liquidation Value per share of Class A Preferred Stock. If upon any such Liquidation of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class A Preferred Stock the full amount to which they shall be entitled, the holders of shares of Class A Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Class A Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) The merger or consolidation of the Company into or with another corporation which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50 percent of the voting securities of the Company), or the sale of all or substantially all the assets of the Company, shall be deemed to be a Liquidation of the Company for purposes of this Section 3 of this subsection A, unless a majority of the Preferred A Holders vote otherwise. The amount deemed distributed to the holders of Class A Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board.

     4. Voting Rights.

     (a) Except as required by law and pursuant to paragraphs (b), (c) and (d) below, the Preferred A Holders shall not be entitled to vote.

     (b) The Company shall not, without the affirmative consent or approval of the Requisite Preferred A Holders:

        (i) in any manner authorize, issue or sell any shares of Class A Preferred Stock other than as contemplated by the Purchase Agreement or this Determination of Preferred Stock;

        (ii) reclassify, cancel or in any manner alter or change the designations, preferences, privileges or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Class A Preferred Stock;

        (iii) amend, repeal or modify any provision of this subsection A of this Determination of Preferred Stock; or

        (iv) amend, repeal or modify any provision of the Articles of Incorporation or By-laws in a manner that would adversely affect the preferences, privileges or rights of the Preferred A Holders.

     (c)(i) The Company hereby covenants that the Requisite Preferred A Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Company of written notice from the Requisite Preferred A Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Investor is then entitled to designate but whose seats on the Board are at the time vacant.

        (ii) The Company will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Company's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

        (iii) The Company will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Company at such time as such papers are so distributed to them, including copies of any written consent.

     (d) The Company shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

        (i) take any action, or enter into or authorize any material agreement or material transaction, other than in the ordinary course of business and consistent with past practice;

        (ii) agree to acquire the stock or assets of, or otherwise agree to any joint venture, licensing arrangement with, any other person.

        (iii) enter into any arrangement which would reasonably be expected to result in a Change of Control;

        (iv) sell, transfer, convey, assign or otherwise dispose of any of its material assets or properties, or spinoff or splitoff any material assets, properties or Securities except sales of inventory and used, obsolete, worn out or unnecessary equipment or fixtures in the ordinary course of business and consistent with past practice;

        (v) sell, transfer, convey, assign, license or otherwise dispose of any significant portion of its Intellectual Property Rights;

        (vi) except in the ordinary course of business and consistent with past practice, waive, release or cancel any material claims against third parties or material debts owing to it, or any material rights which have any material value;

        (vii) make any material changes in its accounting systems, policies, principles or practices except in the ordinary course of business and consistent with past practice;

        (viii) enter into, authorize, or permit any transaction with Affiliates, or modify in any material respect the employment, compensation or other arrangements with the executive officers of the Company or any Subsidiary;

        (ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants or exchangeable Securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other Securities of the Company or any Subsidiary, or amend any of the terms of any such capital stock or other Securities;

        (x) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than dividends on the Preferred Stock) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other Securities of the Company or any Subsidiary;

        (xi) except in the ordinary course of business and consistent with past practice, make any borrowings, incur any Indebtedness, or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person;

        (xii) except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person.

        (xiii) exercise the Company's option to require exchange of the Preferred Stock pursuant to Section 7(a) of this subsection A.

     5. Redemption.

     (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all of the shares of the Class A Preferred Stock then outstanding, on the Maturity Date (a "Redemption Event"). The per share redemption price at which shares of Class A Preferred Stock are to be redeemed pursuant to this Section 5(a) of this subsection A shall be equal to the Liquidation Value (the "Redemption Price").

     (b) In the event the Company or any of its Subsidiaries consummates a public or private offering for cash of capital stock or other equity interests, the Company shall be required to apply 50% of the Net Proceeds of such offering toward the redemption of shares of Preferred Stock (other than Voting Preferred Stock), on a pro rata basis (determined on the basis of the number of shares of Preferred Stock (other than Voting Preferred Stock), held by such holder over the total number of shares of Preferred Stock (other than Voting Preferred Stock) outstanding) from the Holders of Preferred Stock at the Redemption Price.

     (c) In addition to the Company's mandatory redemption obligations as set forth in Sections 5(a) and (b) of this subsection A, the Company shall have the option to redeem a minimum of $1 million of Original Cost of Class A Preferred Stock and integral multiples of $100,000 thereafter at the Liquidation Value thereof.

     (d) On and after any date set for redemption (the "Redemption Date") pursuant to this Section 5 of this subsection A (unless default shall be made by the Company in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Class A Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company.

     (e) Any communication or notice relating to redemption given pursuant to this Section 5 of this subsection A shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred A Holders, at their respective addresses as the same shall appear on the books of the Company, or to the Company at the address of its principal, or registered office, as the case may be.

     (f) At any time on or after the Redemption Date, the Preferred A Holders shall be entitled to receive the Redemption Price upon actual delivery to the Company or its agents of the certificates representing the shares of the Class A Preferred Stock to be redeemed.

     (g) Any redemption payments by the Company pursuant to this Section 5 of this subsection A shall be paid in cash.

     (h) Any shares of Class A Preferred Stock which are redeemed, or otherwise acquired by the Company shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Class A Preferred but such shares shall become unclassified Preferred Stock of the Company.

     (i) Notwithstanding the foregoing provisions of this Section 5 of this subsection A, so long as any Investor remains a Significant Holder, the Company shall not be permitted to redeem or retire all outstanding shares of Series A Preferred Stock, but shall instead allow such Significant Holder to remain the holder of one (1) share of Series A Preferred Stock.

     6. Maturity Default.

     (a) The occurrence of any of the following events of default shall, at the option of the Requisite Preferred Holders, constitute a Maturity Default:

          (i) the Company fails to comply in any material respect with any of its obligations under any of the Transaction Documents or the Fundamental Documents;

          (ii) a material default occurs under any mortgage, indenture or other instrument under which there may be secured or evidenced any indebtedness for money borrowed by the Company if the principal amount of such indebtedness aggregates $1,000,000 or more; or

          (iii) the Company fails to comply with the provisions of Section 7.2(g)(iv) of the Purchase Agreement.

     (b) A default under clauses (a)(i) or (a)(ii) is not a Maturity Default until the Company does not cure the default within 30 days of the Company having Knowledge of such default. When a default is cured, it ceases.

     (c) The Requisite Preferred Holders by notice to the Company may waive an existing default or Maturity Default and its consequences. When a default or Maturity Default is waived, it ceases.

     7. Exchange.

     (a) Subject to the requirements of Section 500 of the California Corporation Law, the Requisite Preferred A Holders and the Company shall have the option at any time and from time to time following the Exchange Triggering Date to exchange all or any portion of the shares of Class A Preferred Stock outstanding into the Company's Subordinated Debentures (the "Notes") to be issued substantially in the form attached as Exhibit D to the Purchase Agreement in the amount of $1,000 principal amount of Notes for each $1,000 of Liquidation Value of Class A Preferred Stock; provided, however, that no such exchange may be consummated unless full cumulative dividends (including, without duplication, full cumulative dividends pro rata for the elapsed portion of the current dividend period) on the Class A Preferred Stock to the date of exchange shall have been paid. Notes shall be issued only in integral multiples of $1,000 at the time of exchange. If any additional amounts ("Fractional Principal Amounts") would otherwise be issuable to any holders of Preferred Stock, then the Company shall, in lieu of issuing a Fractional Principal Amount therefor, pay in full payment of the Company's obligation with respect to such Fractional Principal Amounts, to each Preferred A Holder an amount in cash equal to such Fractional Principal Amount.

     (b) Any exchange pursuant to this Section 7 shall be made upon not less than 30 days' notice prior to the date fixed for exchange (the "Exchange Date"). The notice given shall state that, upon surrender of their certificate or certificates to the Company, the holders of Class A Preferred Stock will receive Notes in the amount set forth in Section 7(a) of this subsection A above and that, at the close of business on the Exchange Date, all rights of the holders with respect to such shares so called for exchange shall cease, except the right to receive the Notes in the amount set forth in Section 7(a) of this subsection
A. Except as may be otherwise required by applicable law, the form of the Notes may only be amended or supplemented before the first Exchange Date which occurs with the affirmative vote or consent of the Requisite Preferred A Holders. On or after such first Exchange Date, the Notes may only be amended or supplemented as provided in the Notes. The Company will cause the Notes to be authenticated on the Exchange Date, and the Company will pay interest on the Notes at the rate and on the dates specified in Notes from and after the relevant Exchange Date.

     (c) Notwithstanding the foregoing provisions of this Section 7 of this subsection A, so long as any Investor remains a Significant Holder, the Company shall not be permitted to exchange all outstanding shares of Series A Preferred Stock, but shall instead allow such Significant Holder to remain the holder of one (1) share of Series A Preferred Stock.

     B. Class B Preferred Stock.

     1. Definitions. As used in subsection B of this Determination of Preferred Stock, capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. In addition, the following capitalized terms have the following meanings:

     "Articles of Incorporation" means the Articles of Incorporation of the Company as amended and restated and in effect at the time in question.

     "By-laws" means the By-laws of the Company, as amended and in effect from time to time.

     "Board" means the Board of Directors of the Company.

     "Common Stock" means, collectively, all of the Common Stock, no par value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

     "Exchange Triggering Date" means December 31, 1999.

     "Liquidation" means, subject to the provisions of Section 3(c) of this subsection B, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

     "Liquidation Value" shall mean Original Cost plus any accrued and unpaid dividends as determined pursuant to Section 2(c) of this subsection B.

     "Maturity Date" means, with respect to any Class B Preferred Stock or Notes issued in exchange for Class B Preferred Stock, the earliest to occur of (i) a Maturity Default, (ii) a Change of Control or (iii) June 30, 2005; provided, that the Maturity Date shall be December 31, 2000 with respect to Class B Preferred Stock which is issued in connection with a Spinoff Transaction.

     "Maturity Default" shall have the meaning set forth in Section 6(a) of this subsection B.

     "Net Proceeds" of any transaction shall mean the gross proceeds of such transaction net of any commissions or transaction fees and expenses paid by the Company in connection with such transaction.

     "Original Cost" means, with respect to any share of Class B Preferred Stock, $1,000.

     "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

     "Preferred B Holders" means holders of Class B Preferred Stock.

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of August 7, 1998, between the Company and the Investor (as defined therein), as amended, restated or otherwise modified from time to time.

     "Rate per Annum" means the specified rate per annum computed on the basis of a 360-day year; provided, that in the event dividends are not paid in full in cash on any applicable Dividend Reference Date or upon any Redemption Date, the Rate per Annum for the applicable period shall be increased by 500 basis points (e.g., a 9.0% Rate per Annum would be increased to a 14.0% Rate per Annum) until such dividends are paid in full in cash.

     "Redemption Event" has the meaning ascribed to it in Section B.5(a) of this Determination of Preferred Stock.

     "Redemption Price" has the meaning ascribed to it in Section B.5(a) of this Determination of Preferred Stock.

     "Requisite Preferred B Holders" means the holders of a majority of the then outstanding shares of Class B Preferred Stock.

     "Requisite Preferred Holders" means the holders representing a majority of the then outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock voting together as a group.

     "Transaction Documents" means the Purchase Agreement, the Exhibits and Schedules attached thereto in their final and executed form, as applicable, and each of the agreements contemplated thereby.

     "Warrant" has the meaning given to such term in the Purchase Agreement.

     2. Dividends.

     (a) The Preferred B Holders shall be entitled to receive, out of funds legally available therefor, cumulative dividends on the Liquidation Value at the Rate per Annum and for the periods set forth below:

                                                              RATE PER
                           PERIOD                              ANNUM
                           ------                             --------
Until June 30, 2000.........................................     9.0%
July 1, 2000 to June 30, 2001...............................    11.0%
July 1, 2001 to June 30, 2002...............................    12.0%
July 1, 2002 to June 30, 2003...............................    13.0%
July 1, 2003 to June 30, 2004...............................    14.0%
July 1, 2004 to June 30, 2005...............................    15.0%

(subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, and no more, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company other than the Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock (which shall rank on a par with the Class B Preferred Stock) or other class or series of stock ranking on a par with, or senior to the Class B Preferred Stock in respect of dividends (such Common Stock and other inferior stock being collectively referred to as "Junior Stock"), when and as declared by the Board.

     (b) Such dividends shall accrue with respect to each share of Class B Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Class B Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company, except the repurchase of Junior Stock from employees of the Company upon termination of employment or as otherwise approved by the Requisite Preferred B Holders.

     (c) Dividends shall be payable in cash, quarterly in arrears. To the extent dividends are not paid on each September 30, December 31, March 31 and June 30, (each a "Dividend Reference Date") all dividends which have accrued on each share of Class B Preferred Stock during the three-month period (or shorter period in the case of the first or last period) ending on each Dividend Reference Date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid in full in cash. Each dividend paid in cash shall be mailed to the holders of record of the Class B Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding dividend payment date.

     3. Liquidation.

     (a) In the event of any Liquidation of the Company, the Preferred B Holders shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to the Class B Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Liquidation Value per share of Class B Preferred

Stock. If upon any such Liquidation of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class B Preferred Stock the full amount to which they shall be entitled, the holders of shares of Class B Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Class B Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) The merger or consolidation of the Company into or with another corporation which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50 percent of the voting securities of the Company), or the sale of all or substantially all the assets of the Company, shall be deemed to be a Liquidation of the Company for purposes of this Section 3 of this subsection B, unless a majority of the Preferred B Holders vote otherwise. The amount deemed distributed to the holders of Class B Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board.

     4. Voting Rights.

     (a) Except as required by law and pursuant to paragraphs (b), (c) and (d) below, the Preferred B Holders shall not be entitled to vote.

     (b) The Company shall not, without the affirmative consent or approval of the Requisite Preferred B Holders:

          (i) in any manner authorize, issue or sell any shares of Class B Preferred Stock other than as contemplated by the Purchase Agreement or this Determination of Preferred Stock;

          (ii) reclassify, cancel or in any manner alter or change the designations, preferences, privileges or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Class B Preferred Stock;

          (iii) amend, repeal or modify any provision of this subsection B of this Determination of Preferred Stock; or

          (iv) amend, repeal or modify any provision of the Articles of Incorporation or By-laws in a manner that would adversely affect the preferences, privileges or rights of the Preferred B Holders.

     (c)(i) The Company hereby covenants that the Requisite Preferred B Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Company of written notice from the Requisite Preferred B Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Investor is then entitled to designate but whose seats on the Board are at the time vacant.

          (ii) The Company will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Company's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

          (iii) The Company will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Company at such time as such papers are so distributed to them, including copies of any written consent.

     (d) The Company shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

          (i) take any action, or enter into or authorize any material agreement or material transaction, other than in the ordinary course of business and consistent with past practice;

          (ii) agree to acquire the stock or assets of, or otherwise agree to any joint venture, licensing arrangement with, any other person.

          (iii) enter into any arrangement which would reasonably be expected to result in a Change of Control;

          (iv) sell, transfer, convey, assign or otherwise dispose of any of its material assets or properties, or spinoff or splitoff any material assets, properties or Securities except sales of inventory and used, obsolete, worn out or unnecessary equipment or fixtures in the ordinary course of business and consistent with past practice;

          (v) sell, transfer, convey, assign, license or otherwise dispose of any significant portion of its Intellectual Property Rights;

          (vi) except in the ordinary course of business and consistent with past practice, waive, release or cancel any material claims against third parties or material debts owing to it, or any material rights which have any material value;

          (vii) make any material changes in its accounting systems, policies, principles or practices except in the ordinary course of business and consistent with past practice;

          (viii) enter into, authorize, or permit any transaction with Affiliates, or modify in any material respect the employment, compensation or other arrangements with the executive officers of the Company or any Subsidiary;

          (ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants or exchangeable Securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other Securities of the Company or any Subsidiary, or amend any of the terms of any such capital stock or other Securities;

          (x) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than dividends on the Preferred Stock) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other Securities of the Company or any Subsidiary;

          (xi) except in the ordinary course of business and consistent with past practice, make any borrowings, incur any Indebtedness, or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person;

          (xii) except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person.

          (xiii) exercise the Company's option to require exchange of the Preferred Stock pursuant to Section 7(a) of this subsection B.

     5. Redemption.

     (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all of the shares of the Class B Preferred Stock then outstanding, on the Maturity Date (a "Redemption Event"). The per share redemption price at which shares of Class B Preferred Stock are to be redeemed pursuant to this Section 5(a) of this subsection B shall be equal to the Liquidation Value (the "Redemption Price").

     (b) In the event the Company or any of its Subsidiaries consummates a public or private offering for cash of capital stock or other equity interests, the Company shall be required to apply 50% of the Net Proceeds of such offering toward the redemption of shares of Preferred Stock (other than Voting Preferred Stock), on a pro rata basis (determined on the basis of the number of shares of Preferred Stock (other than Voting Preferred Stock), held by such holder over the total number of shares of Preferred Stock (other than Voting Preferred Stock) outstanding) from the Holders of Preferred Stock at the Redemption Price.

     (c) In addition to the Company's mandatory redemption obligations as set forth in Sections 5(a) and (b) of this subsection B, the Company shall have the option to redeem a minimum of $1 million of Original Cost of Class B Preferred Stock and integral multiples of $100,000 thereafter at the Liquidation Value thereof.

     (d) On and after any date set for redemption (the "Redemption Date") pursuant to this Section 5 of this subsection B (unless default shall be made by the Company in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Class B Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company.

     (e) Any communication or notice relating to redemption given pursuant to this Section 5 of this subsection B shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred B Holders, at their respective addresses as the same shall appear on the books of the Company, or to the Company at the address of its principal, or registered office, as the case may be.

     (f) At any time on or after the Redemption Date, the Preferred B Holders shall be entitled to receive the Redemption Price upon actual delivery to the Company or its agents of the certificates representing the shares of the Class B Preferred Stock to be redeemed.

     (g) Any redemption payments by the Company pursuant to this Section 5 of this subsection B shall be paid in cash.

     (h) Any shares of Class B Preferred Stock which are redeemed, or otherwise acquired by the Company shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Class B Preferred but such shares shall become unclassified Preferred Stock of the Company.

     (i) Notwithstanding the foregoing provisions of this Section 5 of this subsection B, so long as any Investor remains a Significant Holder, the Company shall not be permitted to redeem or retire all outstanding shares of Series B Preferred Stock, but shall instead allow such Significant Holder to remain the holder of one (1) share of Series B Preferred Stock.

     6. Maturity Default.

     (a) The occurrence of any of the following events of default shall, at the option of the Requisite Preferred Holders, constitute a Maturity Default:

          (i) the Company fails to comply in any material respect with any of its obligations under any of the Transaction Documents or the Fundamental Documents;

          (ii) a material default occurs under any mortgage, indenture or other instrument under which there may be secured or evidenced any indebtedness for money borrowed by the Company if the principal amount of such indebtedness aggregates $1,000,000 or more; or

          (iii) the Company fails to comply with the provisions of Section 7.2(g)(iv) of the Purchase Agreement.

     (b) A default under clauses (a)(i) or (a)(ii) is not a Maturity Default until the Company does not cure the default within 30 days of the Company having Knowledge of such default. When a default is cured, it ceases.

     (c) The Requisite Preferred Holders by notice to the Company may waive an existing default or Maturity Default and its consequences. When a default or Maturity Default is waived, it ceases.

     7. Exchange.

     (a) Subject to the provisions of Section 500 of the California Corporation Law, the Requisite Preferred B Holders and the Company shall have the option at any time and from time to time following the Exchange Triggering Date to exchange all or any portion of the shares of Class B Preferred Stock outstanding into the Company's Subordinated Debentures (the "Notes") to be issued substantially in the form of Exhibit D of the Purchase Agreement in the amount of $1,000 principal amount of Notes for each $1,000 of Liquidation Value of Class B Preferred Stock; provided, however, that no such exchange may be consummated unless full cumulative dividends (including, without duplication, full cumulative dividends pro rata for the elapsed portion of the current dividend period) on the Class B Preferred Stock to the date of exchange shall have been paid. Notes shall be issued only in integral multiples of $1,000 at the time of exchange. If any additional amounts ("Fractional Principal Amounts") would otherwise be issuable to any holders of Preferred Stock, then the Company shall, in lieu of issuing a Fractional Principal Amount therefor, pay in full payment of the Company's obligation with respect to such Fractional Principal Amount, to each Preferred B Holder an amount in cash equal to such Fractional Principal Amount.

     (b) Any exchange pursuant to this Section 7 shall be made upon not less than 30 days' notice prior to the date fixed for exchange (the "Exchange Date"). The notice given shall state that, upon surrender of their certificate or certificates to the Company, the holders of Class B Preferred Stock will receive Notes in the amount set forth in Section 7(a) of this subsection B and that, at the close of business on the Exchange Date, all rights of the holders with respect to such shares so called for exchange shall cease, except the right to receive the Notes in the amount set forth in Section 7(a) of this subsection B. Except as may be otherwise required by applicable law, the form of the Notes may only be amended or supplemented before the first Exchange Date which occurs with the affirmative vote or consent of the Requisite Preferred B Holders. On or after such first Exchange Date, the Notes may only be amended or supplemented as provided in the Notes. The Company will cause the Notes to be authenticated on the Exchange Date, and the Company will pay interest on the Notes at the rate and on the dates specified in the Notes from and after the relevant Exchange Date.

     (c) Notwithstanding the foregoing provisions of this Section 7 of this subsection B, so long as any Investor remains a Significant Holder, the Company shall not be permitted to exchange all outstanding shares of Series B Preferred Stock, but shall instead allow such Significant Holder to remain the holder of one (1) share of Series B Preferred Stock.

C. Class C Preferred Stock.

     1. Definitions. As used in this subsection C of this Determination of Preferred Stock, capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. In addition, the following capitalized terms have the following meanings:

        "Articles of Incorporation" means the Articles of Incorporation of the Company as amended and restated and in effect at the time in question.

        "By-laws" means the By-laws of the Company, as amended and in effect from time to time.

        "Board" means the Board of Directors of the Company.

        "Common Stock" means, collectively, all of the Common Stock, no par value, of the Company of any class, and any other class of capital stock of the Company hereafter authorized that is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Company.

        "Exchange Triggering Date" means December 31, 1999.

        "Liquidation" means, subject to the provisions of Section 3(c) of this subsection C, any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

        "Liquidation Value" shall mean Original Cost plus any accrued and unpaid dividends as determined pursuant to Section 2(c) of this subsection C.

        "Maturity Date" means, with respect to any Class C Preferred Stock or Notes issued in exchange for Class C Preferred Stock, the earliest to occur of
(i) a Maturity Default, (ii) a Change of Control or (iii) June 30, 2005.

        "Maturity Default" shall have the meaning set forth in Section 6(a) of this subsection C.

        "Net Proceeds" of any transaction shall mean the gross proceeds of such transaction net of any commissions or transaction fees and expenses paid by the Company in connection with such transaction.

        "Original Cost" means, with respect to any share of Class C Preferred Stock, $1,000.

        "Person" shall be construed broadly and shall include without limitation an individual, a partnership, a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a Governmental Authority.

        "Preferred C Holders" means holders of Class C Preferred Stock.

        "Purchase Agreement" means the Securities Purchase Agreement dated as of August 7, 1998, between the Company and the Investor (as defined therein), as amended, restated or otherwise modified from time to time.

        "Rate per Annum" means the specified rate per annum computed on the basis of a 360-day year; provided, that in the event dividends are not paid in full in cash on any applicable Dividend Reference Date or upon any Redemption Date, the Rate per Annum for the applicable period shall be increased by 500 basis points (e.g., a 9.0% Rate per Annum would be increased to a 14.0% Rate per Annum) until such dividends are paid in full in cash.

        "Redemption Event" has the meaning ascribed to it in Section C.5(a) of this Determination of Preferred Stock.

        "Redemption Price" has the meaning ascribed to it in Section C.5(a) of this Determination of Preferred Stock.

        "Requisite Preferred C Holders" means the holders of a majority of the then outstanding shares of Class C Preferred Stock.

        "Requisite Preferred Holders" means the holders representing a majority of the then outstanding shares of Class A Preferred Stock, Class B Preferred Stock and Class C Preferred Stock voting together as a group.

        "Transaction Documents" means the Purchase Agreement, the Exhibits and Schedules attached thereto in their final and executed form, as applicable, and each of the agreements contemplated thereby.

        "Warrant" has the meaning given to such term in the Purchase Agreement.

     2. Dividends.

     (a) The Preferred C Holders shall be entitled to receive, out of funds legally available therefor, cumulative dividends on the Liquidation Value at the Rate per Annum and for the periods set forth below:

                                                              RATE PER
                           PERIOD                              ANNUM
                           ------                             --------
Until June 30, 2000.........................................    9.0%
July 1, 2000 to June 30, 2001...............................   11.0%
July 1, 2001 to June 30, 2002...............................   12.0%
July 1, 2002 to June 30, 2003...............................   13.0%
July 1, 2003 to June 30, 2004...............................   14.0%
July 1, 2004 to June 30, 2005...............................   15.0%

(subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum, and no more, payable in preference and priority to any payment of any cash dividend on Common Stock or any other shares of capital stock of the Company other than the Class C Preferred Stock, Class A Preferred Stock and Class B Preferred Stock (which shall rank on a par with the Class B Preferred Stock) or other class or series of stock ranking on a par with, or senior to the Class C Preferred Stock in respect of dividends (such Common Stock and other inferior stock being collectively referred to as "Junior Stock"), when and as declared by the Board.

     (b) Such dividends shall accrue with respect to each share of Class C Preferred Stock from the date on which such share is issued and outstanding and thereafter shall be deemed to accrue from day to day whether or not earned or declared and whether or not there exists profits, surplus or other funds legally available for the payment of dividends, and shall be cumulative so that if such dividends on the Class C Preferred Stock shall not have been paid, or declared and set apart for payment, the deficiency shall be fully paid or declared and set apart for payment before any dividend shall be paid or declared or set apart for any Junior Stock and before any purchase or acquisition of any Junior Stock is made by the Company, except the repurchase of Junior Stock from employees of the Company upon termination of employment, except as otherwise approved by the Requisite Preferred C Holders.

     (c) Dividends shall be payable in cash, quarterly in arrears. To the extent dividends are not paid on each September 30, December 31, March 31 and June 30, (each a "Dividend Reference Date") all dividends which have accrued on each share of Class C Preferred Stock during the three-month period (or shorter period in the case of the first or last period) ending on each Dividend Reference Date will be added to the Liquidation Value of such share and will remain a part thereof until such dividends are paid in full in cash. Each dividend paid in cash shall be mailed to the holders of record of the Class C Preferred Stock as their names and addresses appear on the share register of the Company or at the office of the transfer agent on the corresponding dividend payment date.

     3. Liquidation.

     (a) In the event of any Liquidation of the Company, the Preferred C Holders shall be entitled to be paid out of the assets of the Company legally available for distribution to its stockholders, after and subject to the payment in full of all amounts required to be distributed to the holders of any other class or series of stock of the Company ranking on liquidation prior and in preference to the Class C Preferred Stock (collectively referred to as "Senior Preferred Stock"), but before any payment shall be made to the holders of Junior Stock by reason of their ownership thereof, an amount equal to the Liquidation Value per share of Class C Preferred Stock. If upon any such Liquidation of the Company the remaining assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Class C Preferred Stock the full amount to which they shall be entitled, the holders of shares of Class C Preferred Stock and any class or series of stock ranking on liquidation on a parity with the Class C Preferred Stock shall share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

     (b) The merger or consolidation of the Company into or with another corporation which results in the exchange of outstanding shares of the Company for securities or other consideration issued or paid or caused to be issued or paid by such other corporation or an affiliate thereof (except if such merger or consolidation does not result in the transfer of more than 50 percent of the voting securities of the Company), or the sale of all or substantially all the assets of the Company, shall be deemed to be a Liquidation of the Company for purposes of this Section 3 of this subsection C, unless a majority of the Preferred C Holders vote otherwise. The amount deemed distributed to the holders of Class C Preferred Stock upon any such merger or consolidation shall be the cash or the value of the property, rights and/or securities distributed to such holders by the acquiring person, firm or other entity. The value of such property, rights or other securities shall be determined in good faith by the Board.

     4. Voting Rights.

     (a) Except as required by law and pursuant to paragraphs (b), (c) and (d) below, the Preferred C Holders shall not be entitled to vote.

     (b) The Company shall not, without the affirmative consent or approval of the Requisite Preferred C Holders:

          (i) in any manner authorize, issue or sell any shares of Class C Preferred Stock other than as contemplated by the Purchase Agreement or this Determination of Preferred Stock;

          (ii) reclassify, cancel or in any manner alter or change the designations, privileges or relative, optional or other special rights, or the qualifications, limitations or restrictions thereof, of the Class C Preferred Stock;

          (iii) amend, repeal or modify any provision of this subsection C of this Determination of Preferred Stock; or

          (iv) amend, repeal or modify any provision of the Articles of Incorporation or By-laws in a manner that would adversely affect the preferences, privileges or rights of the Preferred C Holders.

     (c)(i) The Company hereby covenants that the Requisite Preferred C Holders shall have the right to have that number of representatives (each such representative, an "Observer") determined as hereinafter provided present at all meetings of the Board. Such right shall from time to time be exercisable by delivery to the Company of written notice from the Requisite Preferred C Holders specifying the names of such Observers. The number of Observers shall at all times and from time to time be equal to that number of members of the Board that the Investor is then entitled to designate but whose seats on the Board are at the time vacant.

          (ii) The Company will give each Observer reasonable prior notice (it being agreed that the same prior notice given to the Board shall be deemed reasonable prior notice) in any manner permitted in the Company's By-laws for notices to directors of the time and place of any proposed meeting of the Board, such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting. Each such Observer will be entitled to be present in person as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

          (iii) The Company will deliver to each Observer copies of all papers which may be distributed from time to time to the directors of the Company at such time as such papers are so distributed to them, including copies of any written consent.

     (d) The Company shall not, without the affirmative consent or approval of the Requisite Preferred Holders:

          (i) take any action, or enter into or authorize any material agreement or material transaction, other than in the ordinary course of business and consistent with past practice;

          (ii) agree to acquire the stock or assets of, or otherwise agree to any joint venture, licensing arrangement with, any other person.

          (iii) enter into any arrangement which would reasonably be expected to result in a Change of Control;

          (iv) sell, transfer, convey, assign or otherwise dispose of any of its material assets or properties, or spinoff or splitoff any material assets, properties or Securities except sales of inventory and used, obsolete, worn out or unnecessary equipment or fixtures in the ordinary course of business and consistent with past practice;

          (v) sell, transfer, convey, assign, license or otherwise dispose of any significant portion of its Intellectual Property Rights;

          (vi) except in the ordinary course of business and consistent with past practice, waive, release or cancel any material claims against third parties or material debts owing to it, or any material rights which have any material value;

          (vii) make any material changes in its accounting systems, policies, principles or practices except in the ordinary course of business and consistent with past practice;

          (viii) enter into, authorize, or permit any transaction with Affiliates, or modify in any material respect the employment, compensation or other arrangements with the executive officers of the Company or any Subsidiary;

          (ix) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants or exchangeable Securities, commitments, subscriptions, rights to purchase or otherwise) any shares of capital stock or any other Securities of the Company or any Subsidiary, or amend any of the terms of any such capital stock or other Securities;

          (x) split, combine, or reclassify any shares of its capital stock, declare, set aside or pay any dividend (other than dividends on the Preferred Stock) or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or redeem or otherwise acquire any capital stock or other Securities of the Company or any Subsidiary;

          (xi) except in the ordinary course of business and consistent with past practice, make any borrowings, incur any Indebtedness, or assume, guarantee, endorse or otherwise become liable (whether directly, contingently or otherwise) for the obligations of any other Person;

          (xii) except in the ordinary course of business and consistent with past practice, make any loans, advances or capital contributions to, or investments in, any other Person.

          (xiii) exercise the Company's option to require exchange of the Preferred Stock pursuant to Section 7(a) of this subsection C.

     5. Redemption.

     (a) Subject to the Company having funds legally available for such purpose, the Company shall redeem all of the shares of the Class C Preferred Stock then outstanding, on the Maturity Date (a "Redemption Event"). The per share redemption price at which shares of Class C Preferred Stock are to be redeemed pursuant to this Section 5(a) of this subsection C shall be equal to the Liquidation Value (the "Redemption Price").

     (b) In the event the Company or any of its Subsidiaries consummates a public or private offering for cash of capital stock or other equity interests, the Company shall be required to apply 50% of the Net Proceeds of such offering toward the redemption of shares of Preferred Stock (other than Voting Preferred Stock), on a pro rata basis (determined on the basis of the number of shares of Preferred Stock (other than Voting Preferred Stock), held by such holder over the total number of shares of Preferred Stock (other than Voting Preferred Stock) outstanding) from the Holders of Preferred Stock at the Redemption Price.

     (c) In addition to the Company's mandatory redemption obligations as set forth in Sections 5(a) and (b), of this subsection C, the Company shall have the option to redeem a minimum of $1 million of Original Cost of Class C Preferred Stock and integral multiples of $100,000 thereafter at the Liquidation Value thereof.

     (d) On and after any date set for redemption (the "Redemption Date") pursuant to this Section 5 of this subsection C (unless default shall be made by the Company in the payment of the Redemption Price, in which event such rights shall be exercisable until such default is cured), all rights in respect of the shares of the Class C Preferred Stock to be redeemed, except the right to receive the Redemption Price, shall cease and terminate, and such shares shall no longer be deemed to be outstanding, whether or not the certificates representing such shares have been received by the Company.

     (e) Any communication or notice relating to redemption given pursuant to this Section 5 of this subsection C shall be sent by first-class certified mail, return receipt requested, postage prepaid, to the Preferred C Holders, at their respective addresses as the same shall appear on the books of the Company, or to the Company at the address of its principal, or registered office, as the case may be.

     (f) At any time on or after the Redemption Date, the Preferred C Holders shall be entitled to receive the Redemption Price upon actual delivery to the Company or its agents of the certificates representing the shares of the Class C Preferred Stock to be redeemed.

     (g) Any redemption payments by the Company pursuant to this Section 5 of this subsection C shall be paid in cash.

     (h) Any shares of Class C Preferred Stock which are redeemed, or otherwise acquired by the Company shall be canceled and shall not be reissued (as treasury shares), sold or transferred as Class C Preferred but such shares shall become unclassified Preferred Stock of the Company.

     (i) Notwithstanding the foregoing provisions of this Section 5 of this subsection C, so long as any Investor remains a Significant Holder, the Company shall not be permitted to redeem or retire all outstanding shares of Series C Preferred Stock, but shall instead allow such Significant Holder to remain the holder of one (1) share of Series C Preferred Stock.

     6. Maturity Default.

     (a) The occurrence of any of the following events of default shall, at the option of the Requisite Preferred Holders, constitute a Maturity Default:

          (i) the Company fails to comply in any material respect with any of its obligations under any of the Transaction Documents or the Fundamental Documents;

          (ii) a material default occurs under any mortgage, indenture or other instrument under which there may be secured or evidenced any indebtedness for money borrowed by the Company if the principal amount of such indebtedness aggregates $1,000,000 or more; or

          (iii) the Company fails to comply with the provisions of Section 7.2(g)(iv) of the Purchase Agreement.

     (b) A default under clauses (a)(i) or (a)(ii) is not a Maturity Default until the Company does not cure the default within 30 days of the Company having Knowledge of such default. When a default is cured, it ceases.

     (c) The Requisite Preferred Holders by notice to the Company may waive an existing default or Maturity Default and its consequences. When a default or Maturity Default is waived, it ceases.

     7. Exchange.

     (a) Subject to the provisions of Section 500 of California Corporate Law, the Requisite Preferred C Holders and the Company shall have the option at any time and from time to time following the Exchange Triggering Date to exchange all or any portion of the shares of Class C Preferred Stock outstanding into the Company's Subordinated Debentures (the "Notes") to be issued substantially in the form attached to the Purchase Agreement as Exhibit D, in the amount of $1,000 principal amount of Notes for each $1,000 of Liquidation Value of Class C Preferred Stock; provided, however, that no such exchange may be consummated unless full cumulative dividends (including, without duplication, full cumulative dividends pro rata for the elapsed portion of the current dividend period) on the Class C Preferred Stock to the date of exchange shall have been paid. Notes shall be issued only in integral multiples of $1,000 at the time of exchange. If any additional amounts ("Fractional Principal Amounts") would otherwise be issuable to any holders of Preferred Stock, then the Company shall, in lieu of issuing a Fractional Principal Amount therefor, pay in full payment of the Company's obligation with respect to such Fractional Principal Amount, an amount in cash equal to the Fractional Principal Amount.

     (b) Any exchange pursuant to this Section 7 shall be made upon not less than 30 days' notice prior to the date fixed for exchange (the "Exchange Date"). The notice given shall state that, upon surrender of their certificate or certificates to the Company, the holders of Class C Preferred Stock will receive Notes in the amount set forth in Section 7(a) of this subsection C above and that, at the close of business on the Exchange Date, all rights of the holders with respect to such shares so called for exchange shall cease, except the right to receive the Notes in the amount set forth in Section 7(a) of this subsection
C. Except as may be otherwise required by applicable law, the form of the Notes may only be amended or supplemented before the first Exchange Date which occurs with the affirmative vote or consent of the Requisite Preferred C Holders. On or after such first Exchange Date, the Notes may only be amended or supplemented as provided in the Notes. The Company will cause the Notes to be authenticated on the Exchange Date, and the Company will pay interest on the Notes at the rate and on the dates specified in such Indenture from and after the relevant Exchange Date.

     (c) Notwithstanding the foregoing provisions of this Section 7 of this subsection C, so long as any Investor remains a Significant Holder, the Company shall not be permitted to exchange all outstanding shares of Series C Preferred Stock, but shall instead allow such Significant Holder to remain the holder of one (1) share of Series C Preferred Stock.

     D. Voting Preferred Stock.

     1. Definitions. As used in this subsection D of this Determination of Preferred Stock, capitalized terms not otherwise defined herein shall have the meanings given to such terms in the Purchase Agreement. In addition, the following capitalized terms have the following meanings:

     "Purchase Agreement" means the Securities Purchase Agreement, dated as of August 7, 1998, between the Company and the Investor (as defined therein), as amended, restated or otherwise modified from time to time.

     "Requisite Voting Preferred Holders" means the holders of a majority of the Common Stock issuable upon the exercise of any then outstanding Warrants.

     "Senior Preferred Stock" shall mean the Class A Preferred Stock, the Class B Preferred Stock and the Class C Preferred Stock.

     "Warrantholder" means a holder of Warrants.

     2. Voting Rights.

        (a) Standard Voting Rights. In addition to the voting rights expressly required by law or with regard to any amendment to the Company's Articles of Incorporation or this Determination of Preferred Stock to alter or change, directly or indirectly, the powers, designations, preferences or special rights relating to shares of the Voting Preferred Stock, the holder of a share of Voting Preferred Stock shall be entitled to vote together with the Common Stock and any other voting stock of the Company on all matters submitted to the Company's stockholders for consideration, vote or approval and to cast an aggregate number of votes equal to the number of votes that the shares of Common Stock issuable upon exercise of the then unexercised portion of the Warrants held by such holder are entitled to as of the record date designated for any stockholders' meeting or the date of any written consent of stockholders.

     3. Dividends. The holder of the Voting Preferred Stock shall not be entitled to receive dividend payments at any time.

     4. Liquidation. Upon any liquidation, dissolution or winding up of the Company, before any distribution or payment is made upon any shares of any other class of capital stock of the Company other than the Senior Preferred Stock, each holder of Voting Preferred Stock will be entitled to be paid an amount equal to $100 per share, and shall not be entitled to receive any further distribution or payment. Neither the consolidation nor merger of the Company into or with any other corporation or corporations, nor the sale or transfer by the Company of all or any part of its assets, nor the reduction of the capital stock of the Company, shall be deemed to be a liquidation, dissolution or winding-up of the Company within the meaning of any of the provisions of this subsection D.

     5. Mandatory Redemption.

        (a) Triggering Event. In the event that all of the outstanding Senior Preferred Stock is redeemed in full in accordance with its terms, then simultaneously with such redemption, the Company shall redeem the outstanding shares of Voting Preferred Stock; provided, that the Voting Preferred Stock shall not be redeemable so long as any Warrantholder is a Significant Holder..

        (b) Redemption Price. On the date of redemption, upon surrender by the holder at the Company's principal office of the certificate representing the share of the Voting Preferred Stock, the Company will pay to the holder an amount in cash equal to $100 per share.

        (c) Cancellation of Redeemed Stock. Shares of Voting Preferred Stock redeemed pursuant to this Section 5 of this subsection D shall be canceled and shall not under any circumstances be reissued.

     6. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Voting Preferred Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that if the holder is an institutional investor its own agreement will be satisfactory), or, in the case of any such mutilation upon surrender of such certificate, the Company will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the shares of Voting Preferred Stock, dated the date of such lost, stolen, destroyed or mutilated certificate.

     7. Amendment and Waiver. No amendment, modification or any other change, directly or indirectly, in any manner with respect to any term or provision of this Determination of Preferred Stock or the Voting Preferred Stock will be valid without the prior written consent of the Requisite Voting Preferred Holders.

     8. Notices. All notices will be in writing and will be delivered by registered or certified mail, return receipt requested, postage prepaid and will be deemed to have been given when so mailed (i) to the Company, at its principal executive offices and (ii) to the holder of the Voting Preferred Stock, at such holder's address as it appears in the stock records of the Company (unless otherwise indicated by any such holder).

                                                 /s/ DOUGLAS J. TULLIO
                                          --------------------------------------
                                          Douglas J. Tullio
                                          President

                                                   /s/ JOHN F. GLADE
                                          --------------------------------------
                                          John F. Glade
                                          Secretary

     We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this Certificate are true and correct
of our own knowledge. Executed at Santa Ana, California, on             , 1998.

                                                 /s/ DOUGLAS J. TULLIO
                                          --------------------------------------
                                          Douglas J. Tullio
                                          President

                                                   /s/ JOHN F. GLADE
                                          --------------------------------------
                                          John F. Glade
                                          Secretary

                                                                       EXHIBIT C

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

                                                                          , 1998

                    FORM OF WARRANT CERTIFICATE TO PURCHASE
                                COMMON STOCK OF

                               ALPHA MICROSYSTEMS

     This Warrant Certificate (the " Warrant Certificate") is to certify that ING Equity Partners II, L.P. or its registered assigns (the "Warrantholder") is entitled, at any time after the date hereof but prior to the Expiration Date, to purchase, at the Exercise Price (as hereinafter defined), shares of the Common Stock (as modified pursuant to Section 4.3, the "Initial Exercise Amount") of Alpha Microsystems, Inc. (the "Company"). Unless earlier exercised in full and subject to the conditions set forth herein, this warrant shall expire at 5:00
P.M., New York City time, on      , 2008 (the "Expiration Date"). Capitalized
terms used but not otherwise defined herein shall have the meanings given to them in the Securities Purchase Agreement between the Investor (as defined therein) and the Company dated as of August 7, 1998 (the "Purchase Agreement").

1. Exercise of Warrant.

     1.1 This Warrant Certificate is exercisable by the Warrantholder at the Exercise Price per share of Common Stock issuable hereunder, payable in cash, by certified or official bank check or by surrender of other Securities of the Company whose aggregate principal amount or stated liquidation value, together with any accrued but unpaid interest or principal due thereon, is equal to the Exercise Price. In lieu of payment of the Exercise Price as provided above, the Warrantholder may elect a cashless net exercise. In the case of such cashless net exercise, the Warrantholder shall surrender this Warrant Certificate for cancellation and receive in exchange therefor the full number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock specified, subject to adjustment in accordance with Section 5, less the number of shares of Common Stock with an aggregate Fair Market Value as of the Business Day on which the Warrantholder surrenders this Warrant to the Company (the "Exercise Date") equal to the aggregate Exercise Price that would have been payable upon such exercise absent election of the cashless net exercise alternative. Upon surrender of this Warrant Certificate with the attached Subscription Form duly completed and executed, together with any required payment of the Exercise Price for the shares of Common Stock being purchased, at the Company's principal executive offices presently located at 2722 South Fairview Street, Santa Ana, California 92704, the Warrantholder shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased.

     1.2 The purchase rights represented by this Warrant Certificate are exercisable at the option of the Warrantholder, in whole or in part (but not as to fractional shares of Common Stock), at any time and from time to time prior to the Expiration Date during the period in which this Warrant Certificate may be exercised as set forth above.

     1.3 In the case of the purchase of less than all the shares of Common Stock purchasable under this Warrant Certificate, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate as soon as practicable to the Warrantholder of like tenor for the balance of the shares of Common Stock purchasable hereunder.

2. Issuance of Stock Certificates.

     2.1 The issuance of certificates for shares of Common Stock upon the exercise of this Warrant Certificate shall be made as soon as practicable thereafter or in any event within thirty (30) days of such exercise without charge to the Warrantholder, including, without limitation, any tax that may be payable in respect thereof, and such certificates shall (subject to the provisions of this Section 2) be issued in the name of, or in such names as may be directed by, the Warrantholder; provided, however, that the Company shall not be required to pay any income tax to which the Warrantholder may be subject in connection with the issuance of this Warrant Certificate or of shares of Common Stock upon the exercise of this Warrant Certificate; provided, further, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Warrantholder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     2.2 All shares of Common Stock issued upon the exercise of this Warrant Certificate shall be validly issued, fully paid and nonassessable.

     2.3 Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of such shares on the date on which the Warrant Certificate was surrendered and payment of the Exercise Price and any applicable taxes was made, irrespective of the date of delivery of such certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open.

3. Restrictions on Transfer.

     3.1 Investment Representation and Transfer Restriction Legend. The Warrantholder, by acceptance of this Warrant Certificate, represents and warrants to the Company that it is acquiring this Warrant Certificate and the shares of Common Stock issued or issuable upon exercise hereof (the "Warrant Shares") for investment purposes only and not with a view towards the resale or other distribution thereof. Each certificate representing Warrant Shares, unless at the same time of exercise such Warrant Shares are registered under the Act, shall bear a legend in substantially the following form on the face thereof:

        THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER ANY STATE SECURITIES LAW, AND MAY NOT BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a distribution under a registration statement covering the securities represented thereby) shall also bear such legend unless, in the opinion of counsel to the Company, the securities represented thereby may be transferred as contemplated by such Warrantholder without violation of the registration requirements of the Act.

4. Exercise Price and Exercise Amount.

     4.1 Initial and Adjusted Exercise Price. The initial exercise price of this Warrant Certificate shall be $1.50 per share of Common Stock; provided, that in the event the Second Closing is consummated in full, the initial Exercise Price of Warrants issued in connection with the First Closing shall for all purposes be retroactively adjusted and shall be deemed to have been $2.50 per share of Common Stock on the Original Issue Date, and any adjustments to the Exercise Price or Exercise Amount pursuant to Section 5 hereof between the First Closing and the Second Closing shall be recalculated as if the initial Exercise Price as of the First Closing was $2.50 per share of Common Stock. In addition, the Exercise Price may be further modified from time to time pursuant to the provisions of Section 5 hereof.

     4.2 Exercise Price. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price depending upon the context.

     4.3 Exercise Amount. The term "Exercise Amount" shall mean the Initial Exercise Amount or the adjusted Exercise Amount determined pursuant to Section 5 depending upon the context; provided, however, that the Initial Exercise Amount shall be deemed to be the number of shares equal to the Initial Exercise Amount plus any Incremental Dilution Amount, each as indicated on or determined pursuant to the Warrant Schedule to the Purchase Agreement, in the event the indicated Closings reflected on the Warrant Schedule are consummated.

5. Adjustment of Exercise Amount and Number of Shares.

     5.1  For purposes of this Section 5, the following definitions shall apply:

          (a) "Option" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities, excluding the options described on Schedule 5.1 hereto.

          (b) "Original Issue Date" shall mean the date this Warrant was granted.

          (c) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock.

          (d) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 5.2 below, deemed to be issued) by the Company after the Original Issue Date, other than shares of Common Stock issued or issuable:

             (i) to employees or consultants of the Company pursuant to any plan adopted by the Board and, in the event the Board includes any Preferred Directors, agreed to by the Preferred Directors;

             (ii) for so long as the Investor is a Significant Holder, in connection with any dividend or distribution, where the approval of such transaction requires the affirmative consent of the Significant Holder, such approval has been granted and such transaction is consummated on terms consistent with such approval.

             (iii) in connection with the acquisition (by stock or asset purchase, merger or other form of business combination) of another company or business other than any such acquisition of or from any Person or Persons that are Affiliates of the Company immediately prior to such issuance;

             (iv) to a lender to the Company (other than any lender which is an Affiliate of the Company) in connection with a bona fide financing;

             (v) in connection with an underwritten public offering of shares of Common Stock registered pursuant to the Securities Act; or

             (vi) upon the sale of any Warrants as set forth in the Warrant Schedule or upon the issuance of Common Stock upon exercise of such Warrants.

     5.2 The Exercise Amount specified in Section 5 hereof shall be subject to adjustment from time to time as follows:

          (a) Issue of Securities Deemed Issue of Additional Shares of Common Stock. For purposes of this Section 5.2, if the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date; provided, that Additional Shares of Common Stock shall not be deemed to have been issued unless the consideration per share (determined pursuant to Section 5.2(c) hereof) of such Additional Shares of Common Stock would be less than the Fair Market Value of the Common Stock on the date of and immediately prior to such issue, or such record date, as the case may be; provided, further, that in any such case in which Additional Shares of Common Stock are deemed to be issued:

             (i) No further adjustment in the Exercise Amount shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

             (ii) If such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Amount computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease;

             (iii) No readjustment pursuant to clause (ii) above shall have the effect of adjusting the Exercise Amount to an amount which is less than
        (i) the Exercise Amount on the original adjustment date, or (ii) the Exercise Amount that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

             (iv) Notwithstanding clause (ii) above, upon the expiration or termination of any unexercised Option or cancellation of unconverted Convertible Securities, the Exercise Amount shall be readjusted as if such Option or Convertible Security had not been issued; and

             (v) In the event of any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any Option or Convertible Security, including, but not limited to, an increase resulting from the antidilution provisions thereof (other than an increase resulting from an adjustment pursuant to this Section 5.2), the Exercise Amount then in effect shall forthwith be readjusted to such Exercise Amount as would have obtained had the adjustment (if any) which was made upon the issuance of such Option or Convertible Security not exercised or converted prior to such increase been made upon the basis of such increased number of shares, but no further adjustment shall be made for the actual issuance of Common Stock upon the exercise or conversion of any such Option or Convertible Security.

          (b) Adjustment of Exercise Amount Upon Issuance of Additional Shares of Common Stock. In the event the Company shall at any time after the Original Issue Date issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.2(a), but excluding shares issued as a dividend or distribution as provided in Section 5.2(e) or upon a stock split or combination as provided in Section 5.2(d)), without consideration or for a consideration per share less than the Exercise Price on the date of and immediately prior to such issue (a "Dilutive Issuance"), then and in such event, the Initial Exercise Amount then in effect shall be increased by the Incremental Dilution Amount, determined as follows:

             (i) x = Fair Market Value

             (ii) y = The number of Additional Shares of Common Stock issued in the Dilutive Issuance

             (iii) z = The issue price of any Common Stock and/or the exercise, conversion or similar strike price, if any, of any Convertible Securities issued in the Dilutive Issuance.

             (iv) Effective Dilution Percentage = the number of Additional Shares of Common Stock deemed issued in the Dilutive Issuance divided by the sum of (A) the number of shares of Common Stock outstanding on an Adjusted Fully-Diluted Basis prior to the Dilutive Issuance plus (B) the number of Additional Shares of Common Stock deemed issued in the Dilutive Issuance. As used herein, "Adjusted Fully-Diluted Basis" means the number of Common Stock Equivalents outstanding on the relevant date of determination, giving effect to the full exercise of any Options and the full conversion of any Convertible Securities which have an exercise, conversion or similar strike price equal to or less than the Exercise Price as of the relevant date of determination.

             (v) Total Dilution Value = (x - z) multiplied by y

             (vi) Intended Percentage = the cumulative aggregate percentage of Common Stock (on an Adjusted Fully-Diluted Basis) the parties intended the Investor to own after the most recent Closing as set forth on the Warrant Schedule, subject to appropriate adjustment by the Company and the Investor in the event of non-dilutive issuances of Securities prior to such Closing.

             (vii) Investor Dilution Imposed = Intended Percentage multiplied by (1 - Effective Investor Dilution Percentage).

             (viii) Total Dilution Value Imposed on Investor = Investor Dilution Imposed multiplied by Total Dilution Value.

             (ix) Incremental Dilution Amount = Total Dilution Value Imposed on Investor divided by (Fair Market Value -- Investor Exercise Price).

          Examples of the calculation of this adjustment are attached as Annex A hereto.

          In addition, the applicable Exercise Amount shall not be so increased at such time if the amount of such increase would be an amount less than a whole share of Common Stock, but any such amount shall be carried forward and an increase with respect thereto made at the time of and together with any subsequent increase which, together with such amount and any other amount or amounts so carried forward, shall aggregate a whole share of Common Stock or more.

          (c) Determination of Consideration. For purposes of this Section 5.2, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

             (i) Cash and Property: Such consideration shall:

                (x) insofar as it consists of cash, be computed at the aggregate of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;

                (y) insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

                (z) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (x) and (y) above, as determined in good faith by the Board.

             (ii) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.2(a), relating to Options and Convertible Securities, shall be determined by dividing

                (x) the total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

                (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

          (d) Adjustment for Stock Splits and Combinations. If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Exercise Amount then in effect immediately before the subdivision shall be proportionately increased. If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Exercise Amount then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time, or from time to time, after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event the Exercise Amount then in effect shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, to an amount equal to the amount determined by multiplying the Exercise Amount then in effect by a fraction:

             (i) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; and

             (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date;

     provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Exercise Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Amount shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

          (f) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in Securities of the Company or any Subsidiary or Affiliate thereof other than shares of Common Stock, then and in each such event provision shall be made so that the Warrantholder shall receive upon exercise thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount and type of Securities that it would have received had its Warrant Certificate been exercised for shares of Common Stock on the date of such event and had it thereafter, during the period from the date of such event to and including the actual exercise date, retained such securities receivable by it as aforesaid during such period giving application to all adjustments called for during such period. In the event of a Spinoff Transaction, the Warrantholder shall be entitled to receive, without any requirement that this Warrant be exercised, Warrants (the "New Warrants") with terms substantially equivalent to the terms of this Warrant Certificate, to purchase the amount and type of Securities (the "Spinoff Securities") that it would have received in such Spinoff Transaction had this Warrant been exercised immediately prior to such Spinoff Transaction. The exercise price of the New Warrants (the "New Warrant Exercise Price") shall be equal to the Exercise Price in effect immediately prior to the Spinoff Transaction multiplied by the product of (A) the relative value per share of the business or assets subject to the Spinoff Transaction as compared to the total value per share of the Company at the time of the Spinoff Transaction (as mutually determined by the Company and Equity Partners) times (B) one (1) minus the percentage of such business or assets retained by the Company, if any. The Exercise Price shall thereafter be reduced by the amount of the New Warrant Exercise Price such that the sum of the New Warrant Exercise Price plus the Exercise Price shall not exceed the Exercise Price as in effect immediately prior to the Spinoff Transaction. In the event a Spinoff Transaction involves a third party whose contribution to the entity or business subject to the Spinoff Transaction is other than cash or other consideration to the Company, the Company and Equity Partners shall mutually determine the appropriate adjustment in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder.

          (g) Adjustment for Reclassification, Exchange, or Substitution. If the Common Stock issuable upon exercise of this Warrant Certificate shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares of stock dividend provided for above, or a reorganization, merger, consolidation, or sale of assets provided for below), then and in each such event the Warrantholder shall have the right thereafter to exercise this Warrant Certificate for the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which this Warrant Certificate was exercisable immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein.

          (h) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Company with or into another Person or the sale of all or substantially all of the assets of the Company to another Person, this Warrant Certificate shall thereafter be exercisable for the kind and amount of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Company deliverable upon exercise of this Warrant Certificate would have been entitled upon such consolidation, merger or sale; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in this Section 5 with respect to the rights and interest thereafter of the Warrantholder, to the end that the provisions set forth in this Section 5 (including provisions with respect to changes in and other adjustments of the Exercise Amount) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon exercise of this Warrant Certificate.

          (i) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Warrantholder against impairment.

          (j) Certificate as to Amendments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 5, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms thereof and furnish to each Warrantholder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Warrantholder, furnish or cause to be furnished to such holder a similar certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Amount then in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which then would be received upon exercise of this Warrant Certificate.

          (k) Notice of Record Date. In the event:

             (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in Common Stock or other securities of the Company;

             (ii) that the Company subdivides or combines its outstanding shares of Common Stock;

             (iii) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock or a stock dividend or stock distribution thereon), or of any consolidation or merger of the Company into or with another corporation, or of the sale of all or substantially all of the assets of the Company; or

             (iv) of the inventory or voluntary dissolution, liquidation or winding up of the Company;

        then the Company shall cause to be filed at its principal office or at the office of the transfer agent of the Common Stock, and shall cause to be mailed to the Warrantholders at their last addresses as shown on the records of the Company or such transfer agent, at least 15 days prior to the record date specified in (A) below or 30 days before the date specified in (B) below, a notice stating

                (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or

                (B) the date on which such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution or winding up.

     5.3 Regulatory Compliance. Notwithstanding the foregoing provisions of this Section 5, in the event any adjustment of the Exercise Amount pursuant to this Section 5 shall cause the Investor to be entitled to acquire, upon exercise of this Warrant Certificate, a number of shares of Common Stock which would exceed the 20% threshold established in The Nasdaq Stock Market Marketplace Rule 4460(i)(D) or any successor rule or regulation (the "20% NASD Limit"), the Exercise Amount shall be reduced to allow the Company to comply with the NASD 20% Limit until such time as the Company shall be in compliance with Rule 4460(i)(D), whether by obtaining requisite stockholder approval or otherwise.

6. Exchange and Replacement of Warrant Certificate.

     6.1 On surrender for exchange of this Warrant Certificate, or any Warrant Certificate or Warrant Certificates issued upon subdivision, exercise, or transfer in whole or in part of this Warrant Certificate, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new Warrant Certificate or Warrant Certificates of like tenor, in the name of such holder or as such holder (on payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant Certificate or Warrant Certificates so surrendered.

     6.2 In the event this or any subsequently issued Warrant Certificate is lost, stolen, mutilated or destroyed, the Company may, upon receipt or a proper affidavit (and surrender of any mutilated Warrant Certificate) and an indemnity agreement or security reasonably satisfactory in form and amount to the Company, in each instance protecting the Company, issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

7. Elimination of Fractional Interests.

     7.1 The Company shall not issue any fraction of a share in connection with the exercise of this Warrant Certificate, but in any case where the Warrantholder would, except for the provisions of this Section 7, be entitled under the terms of this Warrant Certificate to receive a fraction of a share upon the exercise of this Warrant Certificate, the Company shall, upon the exercise of the Warrant Certificate for the largest number of full shares then called for thereby and receipt of the Exercise Price thereof, pay a sum in cash equal to the Fair Market Value of such fraction of a share on the day preceding such exercise. The Warrantholder expressly waives its rights to receive any fraction of a share or a Warrant Certificate representing a fractional share upon exercise thereof.

     7.2 If the taking of any action would cause an adjustment in the Exercise Price so that the exercise of this Warrant Certificate while such Exercise Price is in effect would cause shares to be issued at a price below their then par value, the Company will take such action as may, in the opinion of its counsel, be necessary in order that it may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant Certificate.

8. Reservation and Listing of Shares.

     The Company will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock the number of whole shares of Common Stock sufficient to permit the exercise in full of this Warrant Certificate.

9. Rights of Warrantholder.

     9.1 The Company may deem and treat the person in whose name this Warrant Certificate is registered with it as the absolute owner for all purposes whatever (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company) and the Company shall not be affected by any notice to the contrary. The terms "Warrantholder" and "holder of the Warrant Certificate" and all other similar terms used herein shall mean only such person(s) in whose name(s) this Warrant Certificate if properly registered on the Company's books. However, notwithstanding the foregoing, no person, entity or group may become a Warrantholder other than the Warrantholder unless and until (a) the provisions of Section 3.1 hereof have been complied with, (b) the Company has received an assignment transferring all right, title and interest in and to this Warrant Certificate, and (c) such person, entity or group represents and warrants in writing that it will be the sole legal and beneficial owner thereof.

     9.2 Each Person who is a Warrantholder shall be entitled to be issued a share of Voting Preferred Stock from the Company at such time as such Person becomes a Warrantholder. Each Warrantholder agrees to surrender such share of Voting Preferred Stock to the Company at such time as he no longer is a Warrantholder; provided, that any such share may be transferred by a Warrantholder to any transferee of such Warrantholder.

10. Notices.

     Any notice or demand authorized by this Warrant Certificate to be given or made by the Warrantholder to or on the Company or to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if sent in writing by first-class mail, postage prepaid, addressed as follows:

          (a) If to the Warrantholder, to the address for such holder as shown on the books of the Company; or

        (b) If to the Company, to:

           Alpha Microsystems
           2722 South Fairview Street
           Santa Ana, California 92704
           Attention: President

or at such other address as the registered holder or the Company may hereafter have advised the other.

11. Successors.

     All the covenants, agreements, representations and warranties contained in this Warrant Certificate shall bind the parties hereto and their respective heirs, executors, administrators, distributees, successors and assigns.

12. Headings.

     The Section headings in this Warrant Certificate have been inserted for purposes of convenience only and shall have no substantive effect.

13. Law Governing.

     This Warrant Certificate is delivered in the State of New York and shall be construed and enforced in accordance with, and governed by, the laws of the State of New York (without giving effect to the choice of law principle of such state), regardless of the jurisdiction of creation or domicile of the Company or its successors or of the holder at any time hereof.

14. Remedies.

     The Company stipulates that the remedies at law of the holder of this Warrant Certificate in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant Certificate are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

     IN WITNESS WHEREOF, the Company has executed this Warrant Certificate by its duly authorized officer as of the day and year first above written.

                                          ALPHA MICROSYSTEMS

                                          By:
                                          Name:
                                          Title:

                                                                      EXHIBIT D


                            [SUTRO & CO. LETTERHEAD]


August 7, 1998

The Board of Directors
Alpha Microsystems
2722 Fairview Street
Santa Ana, CA  92704

Gentlemen:

You have requested our opinion (the "Opinion") as to the fairness, from a financial point of view, to the common shareholders of Alpha Microsystems (the "Company"), of the financial terms of the proposed investment by ING Equity Partners II, L.P. ("ING") of up to $20 million in the form of Redeemable Exchangeable Preferred Stock plus warrants (the "Investment"). As more fully described in the Company's proxy statement for its 1998 annual shareholder meeting (the "Proxy Statement"), ING has agreed to invest in up to $20 million face amount of cumulative redeemable and exchangeable preferred stock (the "Redeemable Preferred") of the Company. The definitive agreement provides for the purchase of Redeemable Preferred by ING in three tranches of $8 million, $7 million, and up to $5 million. The second and third tranches of $7 million and up to $5 million, respectively, are subject to, among other conditions, approval of the Company's shareholders. The terms and conditions of the warrants associated with the Investment are more fully described in the Proxy Statement.

In arriving at our Opinion, we have reviewed the financial terms of the Investment as well as publicly available business and financial information relating to the Company for the fiscal years ended February 28, 1997 and 1998 and the interim period ended May 30, 1998. We have also reviewed certain internal financial projections provided to us by the Company and have discussed with management of the Company such information, as well as the Company's business, operations, assets, financial condition and future prospects. For the purposes of our Opinion, we considered the terms and conditions of the first and second tranches, which are expected to close on August 31, 1998 and October 10, 1998. We did not consider the terms and conditions of any specific closing of the third tranche because the third tranche will only occur, if at all, at the option of the Company. In addition, we have compared certain financial and securities data of the Company with certain other companies we deemed appropriately comparable to the Company, reviewed the historical stock prices and trading volumes of the common stock of the Company and conducted such other financial studies, analyses and investigations as we deemed appropriate for purposes of this opinion.

In our review and analysis and in formulating our Opinion, we have assumed and relied upon the accuracy and completeness of all the financial and other information provided to us or publicly available, and we have not assumed any responsibility for independently verifying any such information. We have assumed, with your consent, that the financial projections provided to us by the Company were prepared in good faith and on bases reflecting the best currently available judgments and estimates of the management of the Company. We are not expressing any opinion as to the value of the Company's Common Stock following the Transaction or the price at which the Company's Common Stock will actually trade following the closing of the Investment. This Opinion does not constitute an appraisal of the stock or assets of the Company.

August 6, 1998
Page 2


We have relied as to all legal matters relating to the Company upon the advise of legal counsel to the Company. We have made no independent investigation of any legal matters affecting the Company. We have assumed the correctness of the legal advice given to the Board of Directors of the Company by its counsel and the satisfaction by the Company with all legal, regulatory and other obligations relating to the Investment. We have not been authorized to and have not solicited alternative offers for the Company, or investigated alternative transactions which may be available to the Company. For purposes of this Opinion, we have assumed that the final form of the Investment will not differ in any material respect from the revised securities purchase documents provided to us dated as of August 7, 1998.

Sutro & Co. Incorporated ("Sutro"), as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of securities, private placements and valuations. We have acted as financial advisor to the Board of Directors of the Company to render an Opinion to the Company and its Board of Directors as to the fairness, from a financial point of view, of the financial terms of the Investment described above, and we will receive a fee for rendering this Opinion. In the ordinary course of our business, we may actively trade the securities of the Company for our own account or the account of our customers and, according, may at any time hold a long or short position in such securities.

Our Opinion is necessarily based on economic, market, financial, and other conditions as they exist and can be evaluated as of the date of this letter and changes in such conditions would require a re-evaluation of this Opinion. We disclaim any obligation to update, revise or reaffirm this Opinion.

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. Our entire analysis must be considered as a whole and selecting portions of the analyses and the factors considered by us without considering all analyses and factors, could create an incomplete view of the evaluation process underlying our Opinion.

It is understood that this letter is solely for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be relied upon by any other person, used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. Our Opinion may not be published or otherwise used or referred to nor shall any public reference to Sutro be made, other than in connection with the filings required to be made by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 and in materials delivered to the stockholders, without Sutro's prior written approval, which approval shall not be unreasonably withheld.

Based upon and subject to the foregoing and such other factors as we deemed relevant, it is our opinion that the financial terms of the Investment are fair to the Company and its shareholders from a financial point of view.


Sincerely,


/s/ SUTRO & CO. INCORPORATED
----------------------------
    Sutro & Co. Incorporated

                                                                      EXHIBIT E

                               ALPHA MICROSYSTEMS
                        1998 STOCK OPTION AND AWARD PLAN

SECTION 1. GENERAL PURPOSE OF PLAN; DEFINITIONS.

           (a) This plan is intended to implement and govern the 1998 Stock Option and Award Plan (the "Plan") of Alpha Microsystems, a California corporation (the "Company"). The Plan was adopted by the Board of Directors of the Company (the "Board") as of August 11, 1998, subject to the approval of the Company's stockholders. The purpose of the Plan is (i) to enable the Company and its Subsidiaries to obtain and retain competent personnel who will contribute to the Company's success by their ability, ingenuity and industry and to provide incentives to the directors, officers and other key employees, and agents and consultants that are linked directly to increases in stockholder value and will therefore inure to the benefit of all stockholders of the Company, and (ii) to align Nonemployee Directors' personal interests more closely with those of stockholders of the company by providing Nonemployee Directors with stock options in lieu of cash compensation for service on the Board of Directors.

           (b) Definitions.

           For purposes of the Plan, the following terms shall be defined as set forth below:

               (1) "Administrator" means the Board, or if the Board does not administer the Plan, the Committee in accordance with Section 2.

               (2) "Act" means the Securities Exchange Act of 1934, as amended (the "Act.

               (3) "Board" means the Board of Directors of the Company.

               (4) "Code" means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

               (5) "Commission" means the Securities and Exchange Commission.

               (6) "Committee" means the committee appointed to administer the Plan by the Board consisting of not less than two members of the Board. If at any time the Board shall not administer the Plan, then the functions of the Board specified in the Plan shall be exercised by the Committee.

               (7) "Company" means Alpha Microsystems, a corporation organized under the laws of the State of California (or any successor corporation).

               (8) "Deferred Stock" means an award granted pursuant to Section 7 of the right to receive Stock at the end of a specified deferral period.

               (9) "Director" means a member of the Board.

               (10) "Disability" means permanent and total disability as determined within the meaning of Section 22(e)(3) of the Code.

               (11) "Effective Date" shall mean the date provided pursuant to
Section 15.

               (12) "Eligible Employee" means an employee of the Company or any Subsidiary eligible to participate in the Plan pursuant to Section 4.

               (13) "Employee" means any officer or other regular full-time employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary.

               (14) "Exchange Act" means the Securities Exchange Act of 1934, as amended. References to any provision of the Exchange Act include the rules and regulations thereunder and successor provisions and rules and regulations thereto.

               (15) "Fair Market Value" means, as of any given date, with respect to any award granted hereunder, (A) the closing sale price of the Stock on such date as reported in the Western Edition of the Wall Street Journal, or
(B) if the Stock is not publicly traded, the fair market value of the Stock as otherwise determined by the Administrator in the good faith exercise of its discretion.

               (16) "Incentive Stock Option" means any Stock Option intended to be designated as an "incentive stock option" within the meaning of Section 422 of the Code.

               (17) "Limited Stock Appreciation Right" means a Stock Appreciation Right that can be exercised only in the event of a "Change of Control" (as defined in Section 10 below).

               (18) "Nonemployee Director" means any member of the Board who is not an Employee of the Company or a Subsidiary.

               (19) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option, including any Stock Option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

               (20) "Participant" means any Eligible Employee of the Company or any Subsidiary or any director, consultant or advisor of the Company or any subsidiary selected by the Committee, pursuant to the Administrator's authority in Section 2, to receive grants of Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards, Performance Shares or any combination of the foregoing and any Nonemployee Director or who elects to participate in the Plan in accordance with the terms of the Plan.

               (21) "Performance Share" means an award of shares of Stock granted pursuant to Section 7 that is subject to restrictions based upon the attainment of specified performance objectives.

               (22) "Plan" means this 1998 Stock and Awards Plan.

               (23) "Restricted Period" means the period set by the Administrator as it pertains to Deferred Stock or Restricted Stock awards pursuant to Section 7.

               (24) "Restricted Stock" means an award granted pursuant to
Section 7 of shares of Stock subject to restrictions that will lapse with the passage of time.

               (25) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended or superseded from time to time, or any successor definition adopted by the Commission,

               (26) "Stock" means the common stock of the Company.

               (27) "Stock Appreciation Right" means the right pursuant to an award granted under Section 6 to receive an amount equal to the difference between (A) the Fair Market Value, as of the date such Stock Appreciation Right or portion thereof is surrendered, of the shares of Stock covered by such right or such portion thereof, and (B) the aggregate exercise price of such right or such portion thereof.

               (28) "Stock Option" means an option to purchase shares of Stock granted pursuant to Section 5.

               (29) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

               (30) "Termination of Board Service" means the time when a Director ceases to be a member of the Board for any reason, including, but not by way of limitation, a termination by resignation, expiration of term, removal (with or without cause), retirement or death.

SECTION 2.     ADMINISTRATION.

           (a) The Plan shall be administered by the Board or by a Committee appointed by the Board, which shall serve at the pleasure of the Board.

           (b) The Administrator shall have the power and authority to grant to Eligible Employees, directors, and consultants and advisors (who render bona fide services other than in connection with the offer and sale of securities in capital-raising transactions for the Company), of the Company or any Subsidiary, pursuant to the terms of the Plan: (A) Stock Options, (B) Stock Appreciation Rights or Limited Stock Appreciation Rights, (C) Restricted Stock, (D) Deferred Stock, (E) Performance Shares or (F) any combination of the foregoing.

           In particular, the Administrator shall have the authority:

               (1) except as set forth in paragraph (c) of this Section 2, to select those employees of the Company or any Subsidiary who shall be Eligible Employees;

               (2) to determine whether and to what extent Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or a combination of the foregoing, are to be granted to Eligible Employees or any director, consultant or adviser of the Company or any Subsidiary hereunder;

               (3) to determine the number of shares to be covered by each such award granted hereunder;

               (4) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder including, but not limited to, (x) the restricted period applicable to Restricted or Deferred Stock awards and the date or dates on which restrictions applicable to such Restricted or Deferred Stock shall lapse during such period, and (y) the performance goals and periods applicable to the award of Performance Shares; and

               (5) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing the Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, Performance Shares or any combination of the foregoing.

           (c) The Administrator shall have the authority, in its discretion, to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan; provided, however, in no event shall the Committee have the power to determine the amount, price, or timing of Stock Options to be issued under the Plan to Nonemployee Directors pursuant to Section 8 below, all such determinations being automatic pursuant to Plan provisions.

           (d) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company, any Subsidiaries and the Participants.

           (e) In the case where the Administrator is the Committee, a majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the members of the Committee, shall be deemed the acts of the Committee.

SECTION 3. STOCK SUBJECT TO PLAN.

           (a) The total number of shares of Stock reserved and available for issuance under the Plan shall be Two Million shares. Such shares may be authorized but unissued shares, or shares acquired in the market for the account of the Participant, or a combination thereof. At all times, the number of shares reserved and available for issuance hereunder as so determined from time to time shall be decreased by virtue of awards granted and outstanding or exercised hereunder.

           (b) To the extent that (i) a Stock Option or expires or is otherwise terminated without being exercised, or (ii) any shares of Stock subject to any Restricted Stock, Deferred Stock or Performance Share award granted hereunder are forfeited, such shares shall again be available for issuance in connection with future awards under the Plan. If any shares of Stock have been pledged as collateral for indebtedness incurred by a Participant in connection with the exercise of a Stock Option and such shares are returned to the Company in satisfaction of such indebtedness, such shares shall again be available for issuance in connection with future awards under the Plan.

           (c) In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, spin-off, combination, repurchase, exchange of shares or other securities of the Company, stock split or reverse split, stock dividend, liquidation, dissolution, or other similar corporate transaction or event affecting the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of each Participant's rights under the Plan, a substitution or adjustment shall be made in (i) the aggregate number of shares reserved for issuance under the Plan, and (ii) the kind, number and option price of shares in a manner that is proportionate to the change to the Stock and otherwise equitable subject to outstanding Stock Options granted under the Plan, provided that the number of shares subject to any award shall always be a whole number. With respect to Incentive Stock Options, such adjustment shall be made in accordance with Section 424 of the Code. An adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right or Limited Stock Appreciation Right associated with any Stock Option.

SECTION 4. ELIGIBILITY.

           (a) Officers and other key employees of the Company or any Subsidiaries who are responsible for or contribute to the management, growth and/or profitability of the business of the Company or its Subsidiaries and directors of the Company and any Subsidiary and consultants and advisers of the Company and its Subsidiaries (who render bona fide services other than in connection with the offer and sale of securities in capital-raising transactions for the Company) shall be eligible to be granted Non-Qualified Stock Options, Stock Appreciation Rights, Limited Stock Appreciation Rights, Restricted Stock awards, Deferred Stock awards and Performance Shares hereunder. Officers and other key employees of the Company and its Subsidiaries shall also be eligible to be granted Incentive Stock Options hereunder. The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among the Eligible Employees and consultants and advisers recommended by the senior management of the Company, and the Administrator shall determine, in its sole discretion, the number of shares covered by each award.

           (b) EACH DIRECTOR OF THE COMPANY WHO IS NOT AN EMPLOYEE OF THE COMPANY, WILL BE ELIGIBLE TO BE GRANTED (AND SHALL BE GRANTED) STOCK OPTIONS UNDER SECTION 8. A NONEMPLOYEE DIRECTOR'S ELIGIBILITY UNDER THE PLAN AUTOMATICALLY TERMINATES ON THE DATE OF TERMINATION OF BOARD SERVICE.

SECTION 5. STOCK OPTIONS.

           (a) Stock Options may be granted alone or in addition to other awards granted under the Plan. Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve, and the provisions of Stock Option awards need not be the same with respect to each optionee. Recipients of Stock Options shall enter into a stock option agreement with the Company, in such form as the Administrator shall determine consistent with the terms of the Plan, which agreement shall set forth, among other things, the exercise price of the option, the term of the option and provisions regarding exercisability of the option granted thereunder.

           The Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

           (b) The Administrator shall have the authority under this Section 5 to grant any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights or Limited Stock Appreciation Rights), provided, however, that Incentive Stock Options may not be granted to any individual who is not an employee of the Company or its Subsidiaries. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non-Qualified Stock Option. More than one option may be granted to the same optionee and be outstanding concurrently hereunder.

           (c) Stock Options granted under the Plan (other than Stock Options granted pursuant to Section 8 which shall be on the terms and conditions set forth in Section 8) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable:

               (i) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Administrator in its sole discretion at the time of grant but shall not, in the case of Incentive Stock Options, be less than 100% of the Fair Market Value of the Stock on such date, and shall not, in any event. The option price per share of Stock purchasable under a Non-Qualified Stock Option may be less than 100% of such Fair Market Value. If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the option price of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no less than 110% of the Fair Market Value of the Stock on the date such Incentive Stock Option is granted.

               (ii) Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date such Stock Option is granted; provided, however, that if an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary and an Incentive Stock Option is granted to such employee, the term of such Incentive Stock Option (to the extent required by the Code at the time of grant) shall be no more than five years from the date of grant.

               (iii) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that, except as provided herein or unless otherwise determined by the Administrator at or after grant, Stock Options shall be exercisable one year following the date of grant of the option. The Administrator may provide, in its discretion, that any Stock Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time in whole or in part based on such factors as the Administrator may determine, in its sole discretion. To the extent not exercised, installments shall accumulate and be exercisable in whole or in part at any time after becoming exercisable but not later than the date the Stock Option expires.

               (iv) Method of Exercise. Subject to Section 5(c)(iii), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by cancellation of any indebtedness owed by the Company to the optionee, (ii) by a promissory note executed by the optionee,
(iii) in the form of unrestricted Stock already owned by the optionee, or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock or Performance Shares subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised); provided, however, that in the case of an Incentive Stock Option, the right to make payment in the form of already owned shares may be authorized only at the time of grant, or (iv) by having shares withheld to pay the exercise price, or (v) by any combination of the foregoing. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock or Performance Shares, the shares received upon the exercise of such Stock Option (to the extent of the number of shares of Restricted Stock or Performance Shares surrendered upon exercise of such Stock Option) shall be restricted in accordance with the original terms of the Restricted Stock or Performance Share award in question, except that the Administrator may direct that such restrictions shall apply only to that number of shares equal to the number of shares surrendered upon the exercise of such option. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 11.

           (d) Voluntary Surrender. The Administrator may require the voluntary surrender of all or a portion of any Stock Option granted under the Plan as a condition precedent to a grant of a new Stock Option. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at the price, during such period and on such other terms and conditions as are specified by the Administrator at the time the new Stock Option is granted; provided, however, that should the Administrator so require, the number of shares subject to such new Stock Option shall not be greater than the number of shares subject to the surrendered Stock Option. Upon their surrender, Stock Options shall be canceled and the shares previously subject to such canceled Stock Options shall again be available for grants of Stock Options and other awards hereunder.

           (e) Loans. The Company may make loans available to Stock Option holders in connection with the exercise of outstanding options granted under the Plan, as the Administrator, in its discretion, may determine. Such loans shall
(i) be evidenced by promissory notes entered into by the Stock Option holders in favor of the Company, (ii) be subject to the terms and conditions set forth in this Section 5(e) and such other terms and conditions, not inconsistent with the Plan, as the Administrator shall determine, (iii) bear interest, if any, at such rate as the Administrator shall determine and (iv) be subject to Board approval. In no event may the principal amount of any such loan exceed the sum of (x) the exercise price of the shares of Stock covered by the option, or portion thereof, exercised by the holder, and (y) any federal, state, and local income tax attributable to such exercise. The initial term of the loan, the schedule of payments of principal and interest under the loan, the extent to which the loan is to be with or without recourse against the holder with respect to principal or interest and the conditions upon which the loan will become payable in the event of the holder's termination of employment shall be determined by the Administrator; provided, however, that the term of the loan, including extensions, shall not exceed seven years. Unless the Administrator determines otherwise, when a loan is made, shares of Stock having a Fair Market Value at least equal to the principal amount of the loan shall be pledged by the holder to the Company as security for payment of the unpaid balance of the loan, and such pledge shall be evidenced by a pledge agreement, the terms of which shall be determined by the Administrator, in its discretion; provided, however, that each loan shall comply with all applicable laws, regulations and rules of the Board of Governors of the Federal Reserve System and any other governmental agency having jurisdiction.

           (f) Limits on Transferability of Options.

               (i) Subject to Section 5(f)(ii), no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or, with respect to Non-Qualified Stock Options, pursuant to a "qualified domestic relations order," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Incentive Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee or, with respect to Non-Qualified Stock Options, in accordance with the terms of a qualified domestic relations order.

               (ii) The Administrator may, in its discretion, authorize all or a portion of the options (other than Incentive Stock Options) to be granted to an optionee to be on terms which permit transfer by such optionee to (A) the spouse, qualified domestic partner, children or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members, (C) a partnership or partnerships in which such Immediate Family Members are the only partners, or
(D) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, (y) the stock option agreement pursuant to which such options are granted must be approved by the Administrator, and must expressly provide for transferability in a manner consistent with this Section 5(f)(ii), and (z) subsequent transfers of transferred options shall be prohibited except those in accordance with Section 5(f)(i) or expressly approved by the Administrator. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except for purposes of Sections 5(g), (h) and (i) and 11(c) hereof, the terms "optionee," "Stock Option holder" and "Participant" shall be deemed to refer to the transferee. The events of termination of employment under Sections 5(g), (h) and (i) hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified under such sections unless the option agreement governing such options otherwise provides. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 11(c) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. "Qualified domestic partner" for the purpose of this Section 5(f)(ii) shall mean a domestic partner living in the same household as the optionee and registered with, certified by or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

           (g) Termination by Death. If an optionee's employment with the Company or any Subsidiary terminates by reason of death, the Stock Option may thereafter be immediately exercised, to the extent then exercisable (or on such accelerated basis as the Administrator shall determine at or after grant), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Administrator shall specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

           (h) Termination by Reason of Disability. If an optionee's employment with the Company or any Subsidiary terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised, to the extent it was exercisable at the time of such termination (or on such accelerated basis as the Administrator shall determine at the time of grant), for a period of one year (or such shorter period as the Administrator shall specify at grant) from the date of such termination of employment or until the expiration of the stated term of such

Stock Option, whichever period is shorter; provided, however, that, if the optionee dies within such one-year period (or such shorter period as the Administrator shall specify at grant) and prior to the expiration of the stated term of such Stock Option, any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of termination for a period of one year (or such shorter period as the Administrator shall specify at grant) from the time of death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of a termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the applicable exercise periods under Section 422 of the Code, such Stock Option shall thereafter be treated as a Non-Qualified Stock Option.

           (i) Other Termination. Except as otherwise determined by the Administrator, if an optionee's employment with the Company or any Subsidiary terminates for any reason other than death or Disability, the Stock Option may be exercised until the earlier to occur of (i) three months from the date of such termination, or (ii) the expiration of the stated term of such Stock Option ,or (iii) such shorter period as the Administrator may specify at grant.

           (j) Annual Limit on Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of shares of Stock with respect to which Incentive Stock Options granted to an Optionee under this Plan and all other option plans of the Company, a Parent Corporation or any Subsidiary become exercisable for the first time by the Optionee during any calendar year exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

SECTION 6. STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.

           (a) Grant and Exercise. Stock Appreciation Rights and Limited Stock Appreciation Rights may be granted either alone ("Free Standing Rights") or in conjunction with all or part of any Stock Option granted under the Plan ("Related Rights"). In the case of a Non-Qualified Stock Option, Related Rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, Related Rights may be granted only at the time of the grant of the Incentive Stock Option.

           A Related Right or applicable portion thereof granted in conjunction with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise provided by the Administrator at the time of grant, a Related Right granted with respect to less than the full number of shares covered by a related Stock Option shall only be reduced if and to the extent that the number of shares covered by the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

           A Related Right may be exercised by an optionee, in accordance with paragraph (b) of this Section 6, by surrendering the applicable portion of the related Stock Option. Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in paragraph
(b) of this Section 6. Stock Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

           (b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Administrator, including the following:

               (i) Stock Appreciation Rights that are Related Rights ("Related Stock Appreciation Rights") shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

               (ii) Upon the exercise of a Related Stock Appreciation Right, an optionee shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or in some combination of cash and shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the option price per share specified in the related Stock Option multiplied by the number of shares of Stock in respect of which the Related Stock Appreciation Right is being exercised, with the Administrator having the right to determine the form of payment.

               (iii) Related Stock Appreciation Rights shall be transferable or exercisable only when and to the extent that the underlying Stock Option would be transferable or exercisable under paragraph (f) of Section 5.

               (iv) Upon the exercise of a Related Stock Appreciation Right, the Stock Option or part thereof to which such Related Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 on the number of shares of Stock to be issued under the Plan.

               (v) A Related Stock Appreciation Right granted in connection with an Incentive Stock Option may be exercised only if and when the Fair Market Value of the Stock subject to the Incentive Stock Option exceeds the exercise price of such Stock Option.

               (vi) Stock Appreciation Rights that are Free Standing Rights ("Free Standing Stock Appreciation Rights") shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator at or after grant; provided, however, that no Free Standing Stock Appreciation Right shall be exercisable during the first six months of its term, except that this limitation shall not apply in the event of death or Disability of the recipient of the Free Standing Stock Appreciation Right prior to the expiration of such six-month period.

               (vii) The term of each Free Standing Stock Appreciation Right shall be fixed by the Administrator, but no Free Standing Stock Appreciation Right shall be exercisable more than ten years after the date such right is granted.

               (viii) Upon the exercise of a Free Standing Stock Appreciation Right, a recipient shall be entitled to receive up to, but not more than, an amount in cash or that number of shares of Stock (or any combination of cash or shares of Stock) equal in value to the excess of the Fair Market Value of one share of Stock as of the date of exercise over the price per share specified in the Free Standing Stock Appreciation Right (which price shall be no less than 100% of the Fair Market Value of the Stock on the date of grant) multiplied by the number of shares of Stock with respect to which the right is being exercised, with the Administrator having the right to determine the form of payment.

               (ix) Free Standing Stock Appreciation Rights shall be transferable or exercisable subject to the provisions governing the transferability and exercisability of Stock Options set forth in paragraph (f) of Section 5.

               (x) In the event of the termination of an employee who has been granted one or more Free Standing Stock Appreciation Rights, such rights shall be exercisable to the same extent that a Stock Option would have been exercisable in the event of the termination of the optionee.

               (xi) Limited Stock Appreciation Rights may only be exercised within the 30-day period following a "Change of Control" (as defined in Section 10 below), and, with respect to Limited Stock Appreciation Rights that are Related Rights ("Related Limited Stock Appreciation Rights"), only to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6; provided, however, that no Related Limited Stock Appreciation Right shall be exercisable during the first six months of its term, except that this additional limitation shall not apply in the event of death or Disability of the optionee prior to the expiration of such six-month period.

               (xii) Upon the exercise of a Limited Stock Appreciation Right, the recipient shall be entitled to receive an amount in cash equal in value to the excess of the "Change of Control Price" (as defined in Section 10) of one share of Stock as of the date of exercise over (A) the option price per share specified in the related Stock Option, or (B) in the case of a Limited Stock Appreciation Right which is a Free Standing Stock Appreciation Right, the price per share specified in the Free Standing Stock Appreciation Right, such excess to be multiplied by the number of shares in respect of which the Limited Stock Appreciation Right shall have been exercised.

               (xiii) For the purpose of the limitation set forth in Section 3 on the number of shares to be issued under the Plan, the grant or exercise of Free Standing Stock Appreciation Rights shall be deemed to constitute the grant or exercise, respectively, of Stock Options with respect to the number of shares of Stock with respect to which such Free Standing Stock Appreciation Rights were so granted or exercised.

SECTION 7. RESTRICTED STOCK, DEFERRED STOCK AND PERFORMANCE SHARES.

           (a) General. Restricted Stock, Deferred Stock and Performance Share awards may be issued either alone or in addition to other awards granted under the Plan. The Administrator shall determine the Eligible Employees to whom, and the time or times at which, grants of Restricted Stock, Deferred Stock or Performance Share awards shall be made; the number of shares to be awarded; the price, if any, to be paid by the recipient of Restricted Stock, Deferred Stock or Performance Share awards; the Restricted Period (as defined in Section 7(c)) applicable to Restricted Stock or Deferred Stock awards; the performance objectives applicable to Performance Share or Deferred Stock awards; the date or dates on which restrictions applicable to such Restricted Stock or Deferred Stock awards shall lapse during such Restricted Period; and all other conditions of the Restricted Stock, Deferred Stock and Performance Share awards. The Administrator may also condition the grant of Restricted Stock, Deferred Stock and Performance Share awards upon the exercise of Stock Options, or upon such other criteria as the Administrator may determine, in its sole discretion. The provisions of Restricted Stock, Deferred Stock and Performance Share awards need not be the same with respect to each recipient.

           (b) Awards and Certificates. The prospective recipient of a Restricted Stock, Deferred Stock or Performance Share award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award (a "Restricted Stock Award Agreement," "Deferred Stock Award Agreement," or "Performance Share Award Agreement," as appropriate) and delivered a fully executed copy thereof to the Company, within a period of sixty days (or such other period as the Administrator may specify) after the award date.

           Except as otherwise provided below in this Section 7(b), (i) each Participant who is awarded Restricted Stock or Performance Shares shall be issued a stock certificate in respect of such shares of Restricted Stock or Performance Shares; and (ii) such certificate shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

           "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alpha Microsystems 1998 Stock Option and Awards Plan and a Restricted Stock Award Agreement or Performance Share Award Agreement entered into between the registered owner and Alpha Microsystems. Copies of such Plan and Agreement are on file in the offices of Alpha Microsystems."

           The Company shall require that the stock certificates evidencing such shares be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award or Performance Share award, the Participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

           With respect to Deferred Stock awards, at the expiration of the Restricted Period, stock certificates in respect of such shares of Deferred Stock shall be delivered to the Participant, or his legal representative, in a number equal to the shares of Stock covered by the Deferred Stock award.

           (c) Restrictions and Conditions. The Restricted Stock, Deferred Stock and Performance Share awards granted pursuant to this Section 7 shall be subject to the following restrictions and conditions:

               (i) Subject to the provisions of the Plan and the Restricted Stock, Deferred Stock or Performance Share award agreement, during such period as may be set by the Administrator commencing on the grant date (the "Restricted Period"), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock, Performance Shares or Deferred Stock awarded under the Plan; provided, however, that the Administrator may, in its sole discretion, provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain performance related goals, the Participant's termination, death or Disability or the occurrence of a "Change of Control" as defined in Section 11.

               (ii) Except as provided in paragraph (c)(i) of this Section 7, the Participant shall have, with respect to the shares of Restricted Stock or Performance Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon during the Restricted Period. With respect to Deferred Stock awards, the Participant shall generally not have the rights of a stockholder of the Company, including the right to vote the shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to the number of shares covered by a Deferred Stock award shall be paid to the Participant. Certificates for shares of unrestricted Stock shall be delivered to the Participant promptly after, and only after, the Restricted Period shall expire without forfeiture in respect of such shares covered by the award of Restricted Stock, Performance Shares or Deferred Stock, except as the Administrator, in its sole discretion, shall otherwise determine.

               (iii) Subject to the provisions of the Restricted Stock, Deferred Stock or Performance Share award agreement and this Section 7, upon termination of employment for any reason during the Restricted Period, all shares subject to any restriction as of the date of such termination shall be forfeited by the Participant, and the Participant shall only receive the amount, if any, paid by the Participant for such Restricted Stock or Performance Shares, plus simple interest on such amount at the rate of 8% per year.

SECTION 8. NONEMPLOYEE DIRECTOR STOCK OPTIONS.

           Each Nonemployee Director shall, in his or her capacity as a Nonemployee Director, receive in lieu of in cash compensation for service on the Board of Directors, automatic grants of Stock Options as set forth in this
Section 8.

           (a) Stock Option Grant in Lieu of Other Compensation for Past Services. Effective upon the date this Plan is approved by the Shareholders, each person who was a Nonemployee Director for the period commencing December 1, 1997 through September 1, 1998, provided such Nonemployee Director agrees to accept such Non-Qualified Stock Option in lieu of any other compensation for service on the Board of Directors (excluding reimbursement of travel expense) for such period, shall automatically be granted on such date a Non-Qualified Stock Option to purchase a number of shares calculated as follows: (i) 9,465 (the number of shares such Director would otherwise have been entitled to receive for his services during such period) shall be multiplied by the Fair Market Value of a share on the grant date of the Option; (ii) the product of (i) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (iii) the product of (ii) shall be divided by the Fair Market Value of a share of Common Stock on August 11, the date the Directors approved this Plan ($2.72), which quotient shall be the number of shares for which the Option is granted. The exercise price per share under such Non-Qualified Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of such grant. Such Non-Qualified Stock Option shall be exercisable immediately and shall continue to be exercisable for ten (10) years after the date of grant.

           (b) Stock Options to be Granted in Lieu of Future Director Compensation.

               (i) Initial Grants. Each Nonemployee Director serving as of the date this Plan is approved by the Shareholders will be automatically granted on such date as compensation for his services as a Director a Non-Qualified Stock Option (the "Initial Grant") to purchase a number of shares calculated as follows: (i) $30,000, (the amount such Director would otherwise have been paid for his services during such period) shall be multiplied by 3, since the Option will be in lieu of compensation for three years service; (ii) the product of (i) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (iii) the product of (ii) shall be divided by the Fair Market Value of a share of Common Stock on the date of grant, which quotient shall be the number of shares for which the Option is granted. The exercise price per share under such Non-Qualified Stock Option shall be equal to the Fair Market Value of a share of Common Stock on the date of such grant. Such Non-Qualified Stock Option shall be exercisable one third immediately, and additional one third on each of the first and second anniversaries of the grant (provided the Director continues to serve as a Director), and shall continue to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in Paragraph (c) of this Section 8 should the Director cease to be a Director. New Nonemployee Directors shall receive Initial Grants upon their first election or appointment to the Board unless there are any changes in accounting requirements which would result in such grants having a material adverse impact on the Company's results of operations, in which case their Initial Grants shall be on the terms set forth in Subparagraph (ii) below for Subsequent Grants.

               (ii) Subsequent Grants. On the third anniversary of the date of a Nonemployee Director's Initial Grant (or on the first anniversary of the date of a Nonemployee Director's Initial Grant if the Initial Grant was on the terms set forth in this Subparagraph (ii)), and on each anniversary thereafter, such Nonemployee Director if then serving on the Board shall be granted automatically a Non-Qualified Stock Option to purchase a number of shares calculated as follows: (i) $30,000 (the amount such Director would otherwise have been paid for his services during such period) shall be multiplied by 3 (a multiplier chosen to reflect that the Director will have to purchase such shares); (ii) the product of (i) shall be divided by the Fair Market Value of a share of Common Stock on the date of grant, which quotient shall be the number of shares for which the Option is granted. The purchase price of each share under such Non-Qualified Stock Option shall equal the Fair Market Value of a share of Common Stock on the date of such grant. Such Option shall be exercisable immediately, and shall continue to be exercisable for ten (10) years after the date of grant, provided that the Director continues to serve as a Director of the Company, or as set forth in Paragraph (c) of this
Section 8 should such Director cease to be a Director.

           (c) Option Terms.

               (i) Method of Exercise. Each Non-Qualified Stock Option granted pursuant to this Section 8 may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price in cash or its equivalent as determined by the Administrator. As determined by the Administrator, in its sole discretion, payment in whole or in part may also be made (i) by cancellation of any indebtedness owed by the Company to the optionee,
        (ii) by a promissory note executed by the optionee, (iii) in the form of unrestricted Stock already owned by the optionee, (iv) by having shares withheld to pay the exercise price, or (v) by any combination of the foregoing. Any payment in the form of stock already owned by the optionee may be effected by use of an attestation form approved by the Administrator. An optionee shall generally have the rights to dividends and other rights of a stockholder with respect to shares subject to the option only after the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in paragraph (a) of Section 11.

               (ii) Cessation of Directorship. After a Nonemployee Director granted Non-Qualified Stock Options ceases to be a Director, his or her rights to exercise any unexercised Non-Qualified Stock Options shall be as follows:

                    (A) If a Nonemployee Director ceases to be a Director by
             reason of death, the portion of such Director's Non-Qualified Stock Option exercisable at the time of such Director's death may thereafter be immediately exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such shorter period as the Administrator shall specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

                    (B) If a Nonemployee Director ceases to be a Director by
             reason of Disability, that portion of the Non-Qualified Stock Option which was exercisable at the time such Director ceased to be a Director may thereafter be exercised for a period of one year (or such shorter period as the Administrator shall specify at grant) from the date of such cessation or until the expiration of the stated term of such Non-Qualified Stock Option, whichever period is shorter.

                    (C) If a Nonemployee Director ceases to be a Director for
             any reason other than death or Disability, that portion of the Non-Qualified Stock Option which was exercisable at the Time such Director ceased to be a Director may be exercised until the earlier to occur of (i) three months from the date of such cessation, or three years if the Non-Employee Director had served as a Director for ten years or more or had reached the age of 70 at the date he ceased to be a Director; or (ii) the expiration of the stated term of such Non-Qualified Stock Option.

               (iv) Limits on Transferability of Options. No Non-Qualified Stock Option granted hereunder shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution or pursuant to a "qualified domestic relations order," as such term is defined in ERISA, provided that to the extent the Company generally permits other optionees under the Plan to do so and more than three years have elapsed since the Non-Qualified Option was granted, all or a portion of the Non-Qualified Stock Options granted hereunder be transferred to (A) the spouse, qualified domestic partner, children or grandchildren of the optionee and any other persons related to the optionee as may be approved by the Administrator ("Immediate Family Members"), (B) a trust or trusts for the exclusive benefit of such Immediate Family Members,
        (C) a partnership or partnerships in which such Immediate Family Members are the only partners, or (D) any other persons or entities as may be approved by the Administrator, provided that (x) there may be no consideration for any transfer unless approved by the Administrator, and
        (y) subsequent transfers of transferred options shall be prohibited except those expressly approved by the Administrator. Following transfer, any such options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, except the terms "optionee," "Stock Option holder" and "Participant" shall be deemed to refer to the transferee. The events of cessation of directorship as set forth in this Section 8 hereof shall continue to be applied with respect to the original optionee, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified under this Section 8. Notwithstanding the transfer, the original optionee will continue to be subject to the provisions of Section 11(c) regarding payment of taxes, including the provisions entitling the Company to deduct such taxes from amounts otherwise due to such optionee. "Qualified domestic partner" for the purpose of this paragraph (iv) shall mean a domestic partner living in the same household as the optionee and registered with, certified by or otherwise acknowledged by the county or other applicable governmental body as a domestic partner or otherwise establishing such status in any manner satisfactory to the Administrator.

SECTION 9. AMENDMENT AND TERMINATION.

           (a) Except as set forth in paragraph (b) of this Section 9, the Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made that would impair the rights of a Participant under any award theretofore granted without such Participant's consent, or that without the approval of the stockholders (as described below) would:

               (i) except as provided in Section 3, increase the total number of shares of Stock reserved for the purpose of the Plan;

               (ii) change the employees or class of employees eligible to participate in the Plan; or

               (iii) extend the maximum option period under paragraph (c) of
Section 5 of the Plan.

           (b) With respect to the amount, price and timing of issuance of Stock hereunder to the persons eligible under Section 4(b), the provisions hereof shall not be amended more than once every six months other than to comport with changes in the Code, the Employee Retirement Income Security Act or the rules thereunder. The Board of Directors may, in its discretion, submit any proposed amendment to the Plan to the stockholders of the Company for approval and shall submit proposed amendments to the Plan to the stockholders of the Company for approval if such approval is required in order for the Plan to comply with Rule 16b-3 of the Exchange Act (or any successor rule).

           (c) The Administrator may amend the terms of any award theretofore granted, prospectively or retroactively, but, subject to Section 3, no such amendment shall impair the rights of any holder without his or her consent.

SECTION 10. UNFUNDED STATUS OF PLAN.

           The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any payments not yet made to a Participant or optionee by the Company, nothing contained herein shall give any such Participant or optionee any rights that are greater than those of a general creditor of the Company.

SECTION 11. CHANGE OF CONTROL.

           The following acceleration and valuation provisions shall apply in the event of a "Change of Control" as defined in paragraph (b) of this Section 11:

           (a) In the event of a "Change of Control," unless otherwise set forth in writing under any individual agreement,:

               (i) any Stock Appreciation Rights outstanding for at least six months and any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

               (ii) the restrictions applicable to any Restricted Stock, Deferred Stock and Performance Share awards under the Plan shall lapse, and such shares and awards shall be deemed fully vested;

               (iii) each Stock Option and Stock Appreciation Right outstanding hereunder shall terminate within a specified number of days after notice to the holder, and such holder shall receive, with respect to each share of Common Stock subject to such Stock Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such shares of Common Stock immediately prior to the occurrence of such Change in Control over the exercise price per share of such Stock Option or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of property (including the property, if any, payable in the transaction) or in a combination thereof.

           (b) For purposes of paragraph (a) of this Section 11, a "Change of Control" shall be deemed to have occurred if:

               (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock of the Company) is or becomes after the Effective Date the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (ii) during any period of two consecutive years (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii) or (iv) of this Section 11(b)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

               (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

               (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

           (c) For purposes of this Section 11, "Change of Control Price" means the higher of (i) the highest price per share paid or offered in any transaction related to a Change of Control of the Company or (ii) the highest price per share paid in any transaction reported on the exchange or national market system on which the Stock is listed, at any time during the preceding sixty-day period as determined by the Administrator.

SECTION 12. GENERAL PROVISIONS.

           (a) Investment Representation; Legend. The Administrator may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer.

           All certificates for shares of Stock delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Commission, any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Administrator may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions.

           (b) Nonexclusivity of Plan. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

           (c) Income Taxes. Each Participant shall, no later than the date as of which the value of an award first becomes includable in the gross income of the Participant for federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company (and, where applicable, its Subsidiaries) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.

           (d) No Liability. No member of the Board or the Administrator, nor any officer or employee of the Company acting on behalf of the Board or the Administrator, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Administrator and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

           (e) No Enlargement of Employee Rights. This Plan is purely voluntary on the part of the Company, and while the Company hopes to continue it indefinitely, the continuance of the Plan shall not be deemed to constitute a contract between the Company and any employee, or to be consideration for or a condition of the employment of any employee. Nothing contained in the Plan shall be deemed to give any employee the right to be retained in the employ of the Company or its Subsidiaries, or to interfere with the right of the Company or it Subsidiaries to discharge or retire any employee thereof at any time. No employee shall have any right to or interest in Stock Options, Stock Appreciation Rights or Limited Stock Appreciation Rights, Restricted Stock, Deferred Stock, or Performance Shares authorized hereunder prior to the grant of such a Stock Option or other award described herein to such employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.

           (f) Compliance with Governmental Regulations. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any shares hereunder prior to registration of the shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the National Association of Securities Dealers, Inc. The Company shall use its best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

           (g) No Right to Continue as a Director. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant who is a Nonemployee Director any right to continue to serve as a Nonemployee Director of the Company.

           (h) No Stockholder Rights Conferred. Nothing contained in the Plan or any agreement hereunder will confer upon any Participant (or any person or entity claiming rights by or through a Participant) any rights of a stockholder of the Company unless and until shares of Stock are in fact issued to such Participant (or person).

           (i) Governing Law. To the extent not preempted by Federal law, the Plan and any agreement pursuant to the Plan shall be construed in accordance with and governed by the internal laws of the State of California.

           (j) Notices. Any notice or other communication required or permitted to be given pursuant to the Plan or under any agreement hereunder must be in writing and may be given by registered or certified mail, and if given by registered or certified mail, shall be determined to have been given and received on the date three days after a registered or certified letter containing such notice, properly addressed with postage prepaid, is deposited in the United States mails; and if given other than by registered or certified mail, it shall be deemed to have been given when delivered to and received by the party to whom addressed. Notice shall be given to Participants at their most recent addresses shown in the Company's records. Notice to the Company shall be addressed to the Company at the address of the Company's principal executive offices, to the attention of the Secretary of the Company.

           (k) Titles and Headings. Titles and headings of sections and articles of this Plan are for convenience of reference only and shall not affect the construction of any provision of this Plan.

SECTION 13. INVALID PROVISION.

           (a) Severability. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid unenforceable provision was not contained herein.

           (b) Compliance with Rule 16b-3. It is the intent of the Company that this Plan and all transactions under this Plan comply in all respects with applicable provisions of Rule 16b-3 under the Exchange Act (or any successor rule). Accordingly, if any provision of this Plan, any agreement hereunder, or any transaction pursuant to the Plan does not comply with the requirements of Rule 16b-3 as then applicable to a Participant, such provisions will be construed or deemed amended to the extent necessary to conform to the applicable requirements with respect to such Participant. To the extent that any provision of the Plan, any agreement hereunder, or any action by the Board or the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Board or the Committee.

SECTION 14. SUCCESSORS AND ASSIGNS.

           This Plan shall be binding on the inure to the benefit of the Company and the employees to whom an Option is granted hereunder, and such employees' heirs, executors, administrators, legatees, personal representatives, assignees and transferees.

SECTION 15. EFFECTIVE DATE OF PLAN.

           The Plan will be effective if, and at such time as, the stockholders of the Company have approved it by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote on the subject matter at a duly held meeting of stockholders (the "Effective Date").

SECTION 16. TERM OF PLAN.

           No Stock Option, Stock Appreciation Right, Limited Stock Appreciation Right, Restricted Stock, Deferred Stock or Performance Share award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but awards theretofore granted may extend beyond that date.

SECTION 17. STOCKHOLDER APPROVAL.

           Stockholder approval of the Plan must be obtained not later than the final adjournment of the first annual meeting of stockholders of the Company held after the date the Board has adopted the Plan.



           I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of ALPHA MICROSYSTEMS on August 11, 1998.

           Executed on this 11th day of August, 1998.


                                            /s/ JOHN F. GLADE
                                     --------------------------------
                                                 Secretary

                                                   Preliminary Copy -- For the
                                                   information of the Securities
                                                   and Exchange Commission only.


                               ALPHA MICROSYSTEMS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
        OF ALPHA MICROSYSTEMS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS

               The undersigned shareholder(s) of Alpha Microsystems (the "Company") hereby appoints Clarke E. Reynolds, Douglas J. Tullio, or either of them, proxies, each with full power of substitution, for and in the name of the undersigned at the annual meeting of shareholders of the Company to be held on Thursday, October 15, 1998, at 2722 South Fairview Street, Santa Ana, California, at 9:00 a.m. and at any and all adjournments or postponements thereof (the "Annual Meeting"), to vote all shares of the capital stock of the Company held by the undersigned as if the undersigned were present and voting the shares.

               Such proxies are directed to vote as specified on the reverse side or, if no specification is made, FOR election of the directors named on the reverse side and in the Company's proxy statement (a copy of which the undersigned hereby acknowledges receiving), FOR approval of the issuance of certain warrants to purchase Common Stock which, upon exercise thereof, would represent twenty percent (20%) or more of the outstanding shares of Common Stock, together with the issuance of certain voting preferred stock granting the holder thereof voting rights equivalent to the voting rights of the shares issuable upon exercise of the warrants, which approval is necessary in order to meet the continued listing requirements for the Common Stock on Nasdaq, FOR approval of an amendment of the Articles of Incorporation to increase the authorized number of shares of Common Stock, FOR approval of the Company's 1998 Stock Option and Award Plan, FOR approval of the appointment by the Board of Directors of Ernst & Young as independent auditors of the Company and its subsidiaries for the fiscal year ending February 28, 1999, and to vote in accordance with their discretion on such other matters that may properly come before the meeting. Such authority includes the right, in the discretion of the proxies, and each of them, to cumulate votes for the election of directors and thereby to distribute, in such proportion as the proxies see fit, the votes represented by the proxy among the five nominees named on the reverse side or any substitute person or persons nominated by the Board of Directors for election to the Board. To vote in accordance with the Board of Directors' recommendations, merely sign on the reverse side; no boxes need to be checked.

        CONTINUED, AND TO BE VOTED, SIGNED AND DATED ON THE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposals 1, 2, 3, 4 and 5.

No. 1: Election of John F. Glade, Rockell N. Hankin, Richard E. Mahmarian,
       Clarke E. Reynolds and Douglas J. Tullio to serve until the next annual meeting.

FOR ALL nominees (with exceptions noted)  [ ]     WITHHOLD authority for all nominees  [ ]

(To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below)

--------------------------------------------------------------------------------

No. 2: Approval of the issuance of certain warrants to purchase Common Stock which, upon exercise thereof, would represent twenty percent (20%) or more of the outstanding shares of Common Stock of the Company, together with the issuance of certain voting preferred stock granting the holder thereof voting rights equivalent to the voting rights of the shares issuable upon exercise of the warrants, which approval is necessary in order to meet the continued listing requirements for the Common Stock on Nasdaq.

                         FOR           AGAINST       ABSTAIN

                         [ ]             [ ]           [ ]

No. 3: Approval of an amendment of the Articles of Incorporation to increase the authorized number of shares of Common Stock.

                         FOR           AGAINST       ABSTAIN

                         [ ]             [ ]           [ ]

No. 4: Approval of the 1998 Stock Option and Award Plan.

                         FOR           AGAINST       ABSTAIN

                         [ ]             [ ]           [ ]

No. 5: Approval of the appointment by the Board of Directors of Ernst & Young as independent auditors of the Company and its subsidiaries for the year ending February 28, 1999.

                         FOR           AGAINST       ABSTAIN

                         [ ]             [ ]           [ ]


                                        DATED:  ___________________, 1998



                                        ---------------------------------------
                                            SIGNATURE(S) OF SHAREHOLDER(S)

                                        Please sign exactly as your name(s)
                                        appears on this Proxy. If signing as
                                        executor, administrator, trustee,
                                        guardian, attorney or for a corporation, please give full title as such. For joint accounts or co-fiduciaries, all joint owners or co-fiduciaries should sign.

PLEASE MARK, SIGN, DATE AND RETURN
PLEASE MARK YOUR CHOICE LIKE THIS [X] IN BLUE OR BLACK INK